Filed Pursuant to  Rule 424(B)(5)
                                                     Registration No. 333-100818


           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 23, 2002

                                  $203,749,000
                                (Approximate)(1)

               Mortgage Pass-Through Certificates, Series 2003-NC1

                              GSAMP TRUST 2003-NC1
                                     Issuer

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                            LITTON LOAN SERVICING LP
                                    Servicer


--------------------------------------------------------------------------------
Consider carefully the Risk Factors beginning on page S-11 in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in GSAMP Trust 2003-NC1 and will not represent interests in or obligations of GS Mortgage Securities Corp., the underwriters, the servicer, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Trust will issue the following securities:

                                     ANNUAL
                APPROXIMATE        CERTIFICATE
               INITIAL CLASS        INTEREST
   CLASS    PRINCIPAL BALANCE(1)      RATE               TYPE
   -----    --------------------   ------------       -----------
   A-1        $ 90,637,000         Variable (2)         Senior
   A-2A       $ 64,437,000         Variable (3)         Senior
   A-2B       $ 25,546,000         Variable (4)         Senior
   M-1        $ 12,335,000         Variable (5)       Subordinate
   M-2        $ 10,794,000         Variable (6)       Subordinate

(1) Subject to variance of +/- 5%.


GSAMP Trust 2003-NC1 will issue five classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial certificate balance, certificate rate, and special characteristics of each class.

Goldman, Sachs & Co. and Banc One Capital Markets, Inc., the underwriters, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates will be approximately 100.00% of the certificate balance of the offered certificates before deducting expenses. The underwriters' commission will be the difference between the price they pay to GS Mortgage Securities Corp. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             GOLDMAN, SACHS & CO.   BANC ONE CAPITAL MARKETS, INC.

          The date of this prospectus supplement is February 20, 2003.

----------
(2) The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.410% (0.820% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group I Loan Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-2A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.220% (0.440% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(4) The Class A-2B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.550% (1.100% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(5) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.870% (1.305% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(6) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.850% (2.775% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

         IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page S-86 in this prospectus supplement and under the caption "Index" beginning on page 124 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                TABLE OF CONTENTS


SUMMARY INFORMATION........................................................  S-6
RISK FACTORS............................................................... S-11
TRANSACTION OVERVIEW....................................................... S-25
     Parties............................................................... S-25
     The Transaction....................................................... S-25
THE MORTGAGE LOAN POOL..................................................... S-25
     General............................................................... S-25
     Prepayment Premiums................................................... S-27
     Adjustable-Rate Mortgage Loans........................................ S-27
     The Indices........................................................... S-28
     Underwriting Guidelines............................................... S-28
     The Group I Mortgage Loans............................................ S-34
     The Group II Mortgage Loans........................................... S-35
     Credit Scores......................................................... S-36
THE SERVICER............................................................... S-36
     General............................................................... S-36
     Delinquency and Foreclosure Experience................................ S-37
THE TRUSTEE................................................................ S-39
DESCRIPTION OF THE CERTIFICATES............................................ S-39
     Book-Entry Registration............................................... S-39
     Definitive Certificates............................................... S-42
     Assignment of the Mortgage Loans...................................... S-43
     Delivery of Mortgage Loan Documents................................... S-43
     Representations and Warranties Relating to the Mortgage Loans ........ S-45
     Payments on the Mortgage Loans........................................ S-49
     Distributions......................................................... S-50
     Priority of Distributions Among Certificates ......................... S-51
     Distributions of Interest and Principal............................... S-51
     Allocation of Principal Payments to Class A Certificates ............. S-55
     Calculation of One-Month LIBOR........................................ S-55
     Excess Reserve Fund Account........................................... S-55
     The Interest Rate Cap Agreement....................................... S-56
     Overcollateralization Provisions...................................... S-56
     Reports to Certificateholders......................................... S-57
     Amendment............................................................. S-57
THE POOLING AND SERVICING AGREEMENT........................................ S-58
     Servicing Standard.................................................... S-58
     Servicing and Trustee Fees and Other Compensation and Payment of
       Expenses ........................................................... S-58
     P&I Advances and Servicer Advances.................................... S-58
     Pledge of Servicing Rights............................................ S-59
     Prepayment Interest Shortfalls........................................ S-59
     Servicer Reports...................................................... S-59
     Collection and Other Servicing Procedures............................. S-60
     Hazard Insurance...................................................... S-61
     Realization Upon Defaulted Mortgage Loans............................. S-62
     Optional Repurchase of Delinquent Mortgage Loans ..................... S-62
     Removal and Resignation of the Servicer............................... S-62
     Termination; Optional Clean-up Call................................... S-63
     Certain Matters Regarding the Depositor, the Servicer and the Trustee  S-64
PREPAYMENT AND YIELD CONSIDERATIONS........................................ S-65
     Structuring Assumptions............................................... S-65
     General............................................................... S-68
     Defaults in Delinquent Payments....................................... S-68
     Prepayment Considerations and Risks................................... S-68
     Overcollateralization Provisions...................................... S-70
     Class M-1 and Class M-2 Certificates.................................. S-70
     Weighted Average Lives of the LIBOR Certificates ..................... S-71
     Decrement Tables...................................................... S-71
     Prepayment Scenarios.................................................. S-72
     Group I Loan Cap, Group II Loan Cap, WAC Cap and Effective Caps ...... S-76
     Last Scheduled Distribution Date...................................... S-79
FEDERAL INCOME TAX CONSEQUENCES............................................ S-79
     General............................................................... S-79
     Taxation of Regular Interests......................................... S-79
     Status of the LIBOR Certificates...................................... S-80
     The Basis Risk Contract Component..................................... S-80
     Tax Return Disclosure Requirements.................................... S-81
     Other Matters......................................................... S-81
STATE TAXES................................................................ S-81
ERISA CONSIDERATIONS....................................................... S-81
LEGAL INVESTMENT........................................................... S-83
METHOD OF DISTRIBUTION..................................................... S-83
LEGAL MATTERS.............................................................. S-84
RATINGS.................................................................... S-85
GLOSSARY OF TERMS.......................................................... S-86
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS ......  I-1
ANNEX II - INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE ........ II-1
SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION: MORTGAGE LOANS IN
   THE AGGREGATE ..........................................................  A-1
SCHEDULE B - MORTGAGE LOAN STATISTICAL INFORMATION: THE AGGREGATE GROUP I
   MORTGAGE LOANS .........................................................  B-1

SCHEDULE C - MORTGAGE LOAN STATISTICAL INFORMATION: THE AGGREGATE GROUP II
   MORTGAGE LOANS .........................................................  C-1
SCHEDULE D - MORTGAGE LOAN STATISTICAL INFORMATION: THE MORTGAGE LOANS
   IN THE AGGREGATE-CREDIT SCORES .........................................  D-1
SCHEDULE E - MORTGAGE LOAN STATISTICAL INFORMATION: GROUP I-CREDIT
   SCORES .................................................................  E-1
SCHEDULE F - MORTGAGE LOAN STATISTICAL INFORMATION: GROUP II-CREDIT
   SCORES .................................................................  F-1
SCHEDULE G - STRUCTURAL AND COLLATERAL TERM SHEET .........................  G-1

                               SUMMARY INFORMATION

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THE OFFERED CERTIFICATES

     The GSAMP Trust 2003-NC1 will issue the Mortgage Pass-Through Certificates, Series 2003-NC1. Five classes of the certificates, the Class A-1 certificates, the Class A-2A certificates, the Class A-2B certificates, the Class M-1 certificates and the Class M-2 certificates are being offered to you by this prospectus supplement. Such offered certificates, together with the Class M-3, Class B-1 and Class B-2 certificates, are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2A and Class A-2B certificates generally represent interests in the group II mortgage loans. The Class M-1 and Class M-2 certificates represent interests in all the mortgage loans in the trust.

THE OTHER CERTIFICATES

     The trust will also issue six or more other classes of certificates, the Class M-3, Class B-1, Class B-2, the Class N and Class X certificates and one or more classes of Class R certificates, that will not be offered under this prospectus supplement.

     The Class M-3 certificates will have an initial certificate principal balance of approximately $771,000. The Class M-3 certificates initially evidence an interest in approximately 0.35% of the unpaid principal balance of the mortgage loans in the trust. The Class M-3 certificates represent interests in all the mortgage loans in the trust.

     The Class B-1 certificates will have an initial certificate principal balance of approximately $9,141,000. The Class B-1 certificates initially evidence an interest in approximately 4.15% of the unpaid principal balance of the mortgage loans in the trust. The Class B-1 certificates represent interests in all the mortgage loans in the trust.

     The Class B-2 certificates will have an initial certificate principal balance of approximately $2,753,000. The Class B-2 certificates initially evidence an interest in approximately 1.25% of the unpaid principal balance of the mortgage loans in the trust. The Class B-2 certificates represent interests in all the mortgage loans in the trust.

     The Class N and Class X certificates initially evidence an interest of approximately 1.75% of the unpaid principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.. The Class N and Class X certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The Class R certificates are not expected to receive any distributions.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about February 27, 2003.

CUT-OFF DATE

     February 1, 2003.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 20th day of each month, or, if the 20th day is not a business day, on the next business day, beginning in March 2003, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).

PAYMENTS OF INTEREST

     The pass-through rates for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     o    an initial overcollateralization amount of 1.75%,

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

INTEREST RATE CAP AGREEMENT

     The offered certificates, other than the Class A-1 certificates, will have the benefit of an interest rate cap agreement provided by Goldman Sachs Capital Markets LP, as the cap provider. The short-term unsecured debt obligations of the guarantor of the cap provider, The Goldman Sachs Group, Inc., are rated P-1 by Moody's, A-1 by S&P and F1+ by Fitch. The long-term unsecured debt obligations of the guarantor of the cap provider are rated Aa3 by Moody's, A+ by S&P and AA- by Fitch. The cap provider is an affiliate of the depositor and one of the underwriters, Goldman, Sachs & Co. All obligations of the depositor under the interest rate cap agreement will be paid on or prior to the closing date.

     The interest rate cap agreement will have an initial notional amount of $81,754,710. In connection with each distribution date, the cap provider will be obligated to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds 7.00%, up to a maximum of 300 basis points, and
(b) the amount set forth on the interest rate cap notional amount amortization schedule attached to the interest rate cap agreement, as applicable to that date, based on an "actual/360" accrual. The interest rate cap notional amount amortization schedule is attached as annex II.

     Amounts, if any, payable under the interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the offered certificates, other than the Class A-1 certificates, if the pass-through rates on those certificates are limited for any of the first 84 distribution dates due to the caps on their pass-through rates described in this prospectus supplement.

     The cap provider's obligations under the interest rate cap agreement will terminate following the distribution date in February 2010.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily fixed- and adjustable-rate sub-prime mortgage loans secured by first or second mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from NC Capital Corporation, which in turn acquired them from its affiliate New Century Mortgage Corporation. NC Capital Corporation will make certain representations and warranties relating to the mortgage loans.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $220,269,319. Approximately 62.88% of the mortgage loans are adjustable-rate and approximately 37.12% are fixed-rate.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 352 months and have the following approximate characteristics as of the cut-off date:

SELECTED MORTGAGE LOAN POOL DATA(1)

                                                    GROUP I                         GROUP II
                                         -----------------------------    -----------------------------
                                         ADJUSTABLE RATE    FIXED RATE    ADJUSTABLE RATE    FIXED RATE       AGGREGATE
                                         ---------------   -----------    ---------------   -----------     ------------
Scheduled Principal Balance:               $93,964,365     $16,569,162      $44,550,244     $65,185,548     $220,269,319
Number of Mortgage Loans:                          551             100              110             438            1,199
Average Scheduled Principal Balance:          $170,534        $165,692         $405,002        $148,825         $183,711
Weighted Average Gross Coupon:                  7.206%          7.383%           6.987%          7.483%           7.257%
Weighted Average Net Coupon(2):                 6.694%          6.871%           6.475%          6.971%           6.745%
Weighted Average Original FICO Score:              621             621              628             625              623
Weighted Average Original LTV Ratio:            82.13%          72.81%           83.10%          75.72%           79.73%
Weighted Average Original Total Pool
  LTV Ratio(3):                                 82.52%          74.86%           83.10%          75.75%           80.06%
Weighted Average Stated Remaining Term
  (months):                                        358             353              356             340              352
Weighted Average Seasoning (months):                 1               1                1               1                1
Weighted Average Months to Roll(4):                 23             N/A               24             N/A               23
Weighted Average Gross Margin(4):                6.35%             N/A            6.26%             N/A            6.32%
Weighted Average Initial Rate Cap(4):            1.52%             N/A            1.58%             N/A            1.54%
Weighted Average Periodic Rate Cap(4):           1.52%             N/A            1.58%             N/A            1.54%
Weighted Average Gross Maximum
  Lifetime Rate(4):                             14.21%             N/A           13.98%             N/A           14.13%

(1) All percentages calculated in this table are based on stated principal balances unless otherwise noted.

(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less servicing and trustee fee rates.

(3) The Original Total Pool LTV Ratio reflects the value of the first lien and companion second lien mortgage loans at origination.

(4) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two subpools, designated as "group I mortgage loans" and "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "THE MORTGAGE LOAN POOL" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2A and Class A-2B certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates represent interests in all the mortgage loans in the trust.

     Generally, after an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will either adjust monthly on each adjustment date to equal the sum of one-month LIBOR and the gross margin for that mortgage loan or adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

     All second lien mortgage loans have their companion first lien mortgage loans included in the mortgage loan pool.

     For additional information regarding the mortgage loans, see "THE MORTGAGE LOAN POOL" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

     Litton Loan Servicing LP will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     The majority holders in the aggregate of the Class X certificates may, at their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. In addition, the servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Either purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, the LIBOR certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

     o portions of the trust will be treated as two or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

     o the LIBOR certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

     We expect this interest in certain basis risk interest carryover payments to have at closing a DE MINIMIS value.

LEGAL INVESTMENT

     The Class A-1, Class A-2A and Class A-2B and Class M-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, commonly known as "SMMEA," so long as those certificates are rated in one of the two highest rating categories by Moody's, S&P and Fitch (each as defined below) or another nationally recognized statistical rating organization. The Class M-2 certificates will not constitute "mortgage related securities" under SMMEA. We make no representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in the LIBOR certificates. See "RISK FACTORS--LACK OF LIQUIDITY" in this prospectus supplement and "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the certificates must be assigned ratings not lower than the following by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings:

CLASS                     MOODY'S        S&P      FITCH
-----                     -------        ---      -----
A-1.....................      Aaa        AAA       AAA
A-2A....................      Aaa        AAA       AAA
A-2B....................      AAA        AAA       AAA
M-1.....................      Aa2        AA+       AA
M-2.....................       A2         A+       A+

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

     THE LIBOR CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF LIBOR CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE LIBOR CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.


LESS STRINGENT UNDERWRITING      The mortgage loans were made, in part, to
STANDARDS AND THE RESULTANT      borrowers who, for one reason or another, are
POTENTIAL FOR DELINQUENCIES ON   not able, or do not wish, to obtain financing
THE MORTGAGE LOANS COULD         from traditional sources. These mortgage loans
LEAD TO LOSSES ON YOUR           may be considered to be of a riskier nature
SECURITIES                       than mortgage loans made by traditional
                                 sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

                                 The underwriting standards used in the
                                 origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE  Different geographic regions of the United
MORTGAGE LOANS IN PARTICULAR     States from time to time will experience weaker
JURISDICTIONS MAY RESULT IN      regional economic conditions and housing
GREATER LOSSES IF THOSE          markets, and, consequently, may experience
JURISDICTIONS EXPERIENCE         higher rates of loss and delinquency on
ECONOMIC DOWNTURNS               mortgage loans generally. Any concentration of
                                 the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                                 In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

                                   GROUP I MORTGAGE LOANS

                                     California   Illinois
                                        51.78%      6.51%

                                   GROUP II MORTGAGE LOANS

                                     California   New York    Florida     Texas
                                        47.33%      8.41%      6.51%      6.03%

                                 Because of the relative geographic
                                 concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY       Mortgagors may prepay their mortgage loans in
PREPAYMENTS, DEFAULTS AND        whole or in part at any time. We cannot predict
LOSSES                           the rate at which mortgagors will repay their
                                 mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

                                 If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                 If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                                 The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                 Approximately 85.49% of the group I mortgage loans and approximately 81.10% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                 NC Capital Corporation, the responsible party, or, in limited circumstances, GS Mortgage Securities Corp., may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

                                 The majority Class X certificateholders may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date. In addition, the servicer may purchase the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                                 IF THE RATE OF DEFAULT AND THE AMOUNT OF LOSSES ON THE MORTGAGE LOANS IS HIGHER THAN YOU EXPECT, THEN YOUR YIELD MAY BE LOWER THAN YOU EXPECT.

                                 As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                                 The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

                                 The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M-1 and Class M-2 certificates do not receive (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in March 2006. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M-1 and Class M-2 certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M-1 and Class M-2 certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M-1 and Class M-2 certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

                                 THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF THE RATE OF DEFAULT OR THE AMOUNT OF LOSSES ARE HIGHER THAN EXPECTED.

                                 If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                 NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE
                                 LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
                                 THE LIBOR CERTIFICATES.

                                 Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 4 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                 THE CREDIT ENHANCEMENT FEATURES MAY BE
                                 INADEQUATE TO PROVIDE PROTECTION FOR THE LIBOR CERTIFICATES.

                                 The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1 and Class M-2 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                 If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE        The weighted average of the interest rates on
MORTGAGE LOANS MAY BE            the mortgage loans is expected to be higher
INSUFFICIENT TO CREATE OR        than the pass-through rates on the
MAINTAIN THE LIBOR REQUIRED      certificates. The mortgage loans are expected
LEVEL OF OVERCOLLATERALIZATION   to generate more interest than is needed to pay
                                 interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

                                 Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                                 Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                 If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

                                 The adjustable-rate mortgage loans have
                                 interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:

                                 o the group I mortgage loans have a weighted average month-to-roll of approximately 23 months from the cut-off date; and

                                 o    the group II mortgage loans have a
                                      weighted average month-to-roll of
                                      approximately 24 months from the cut-off date.

                                 As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                 Investors in the offered certificates, and particularly the Class M-1 and Class M-2 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND     The LIBOR certificates accrue interest at
OTHER FACTORS ON THE             pass-through rates based on the one-month LIBOR
PASS-THROUGH RATES OF THE        index plus specified margins, but are subject
LIBOR CERTIFICATES               to certain limitations. Those limitations on
                                 the pass-through rates for the LIBOR
                                 certificates are, in part, based on the
                                 weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

                                 A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

                                 The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on either a one-month LIBOR index or a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous Risk Factor, most of the of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those LIBOR certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                 The six-month LIBOR index may change at
                                 different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                 The pass-through rates for the LIBOR
                                 certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

                                 If the pass-through rates on the LIBOR
                                 certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the offered certificates, other than the Class A-1 certificates, may also be covered by amounts payable under the interest rate cap agreement, to the extent that with respect to any of the first 84 distribution dates one-month LIBOR as of the reset date under the interest rate cap agreement exceeds 7.00% but does not exceed 10.00%.

                                 Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

PREPAYMENTS ON THE MORTGAGE      When a voluntary principal prepayment in full
LOANS COULD LEAD TO SHORTFALLS   is made by the mortgagor on a mortgage loan
IN THE DISTRIBUTION OF           (excluding any payments made upon liquidation
INTEREST ON YOUR CERTIFICATES    of any mortgage loan), the mortgagor is charged
                                 interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on the mortgage loan, but only to the extent of a portion of the monthly servicing fee representing 0.25% per annum for that calendar month.

                                 If the servicer fails to make such
                                 distributions or the shortfall exceeds the portion of the monthly servicing fee representing 0.25% per annum for that calendar month, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

ADDITIONAL RISKS ASSOCIATED      The weighted average lives of, and the yields
WITH THE CLASS M-1 AND CLASS     to maturity on, the Class M-1 and Class M-2
M-2 CERTIFICATES                 certificates will be progressively more
                                 sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.
                                 Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-2, Class B-1, Class M-3, Class
                                 M-2 certificates and the Class M-1
                                 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                 Once a realized loss is allocated to a
                                 certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement. Any such funds will be allocated to the Class N or Class X certificates to the extent provided in the pooling and servicing agreement.

                                 Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the Class M-1 and Class M-2 certificates will not be entitled to any principal distributions until at least March 2006 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M-1 and Class M-2 certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M-1 and Class M-2 certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                 In addition, the multiple class structure of the Class M-1 and Class M-2 certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class N or Class X certificates or a class of LIBOR certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M-1 and Class M-2 certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION  Substantial delays could be encountered in
PROCEEDS; LIQUIDATION PROCEEDS   connection with the liquidation of delinquent
MAY BE LESS THAN THE LOAN        mortgage loans. Further, reimbursement of
BALANCE                          advances made on a mortgage loan, liquidation
                                 expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS        Mortgage loans with higher total pool
INCREASE RISK OF LOSS            loan-to-value ratios may present a greater risk
                                 of loss than mortgage loans with total pool loan-to-value ratios of 80% or below.
                                 Approximately 51.45% and 44.25% of the group I mortgage loans and the group II mortgage loans, respectively, had total pool loan-to-value ratios at origination in excess of 80%.

                                 Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

VIOLATION OF VARIOUS FEDERAL     There has been an increased focus by state and
AND STATE LAWS MAY RESULT IN     federal banking regulatory agencies, state
LOSSES ON THE MORTGAGE LOANS     attorneys general offices, the Federal Trade
                                 Commission, the U.S. Department of Justice, the
                                 U.S. Department of Housing and Urban
                                 Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                 Applicable state laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                 The mortgage loans are also subject to federal laws, including:

                                 o    the Federal Truth in Lending Act and
                                      Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the mortgagor's
                                      credit experience.

                                 Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                 NC Capital Corporation will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations. In addition, NC Capital Corporation will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, NC Capital Corporation will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

NC CAPITAL CORPORATION MAY NOT   Capital Corporation will make various
BE ABLE TO NC REPURCHASE         representations and warranties related to the
DEFECTIVE MORTGAGE LOANS         mortgage loans. Those representations are
                                 summarized in "DESCRIPTION OF THE
                                 CERTIFICATES--REPRESENTATIONS AND WARRANTIES
                                 RELATING TO THE MORTGAGE LOANS" in this
                                 prospectus supplement.

                                 If NC Capital Corporation fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then NC Capital Corporation would be required to repurchase or substitute for the defective mortgage loan. It is possible that NC Capital Corporation may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of NC Capital Corporation to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE INTEREST RATE CAP AGREEMENT  The assets of the trust include an interest
IS SUBJECT  TO COUNTERPARTY      rate cap agreement which will require the cap
RISK.                            provider to make certain payments for the
                                 benefit of the holders of the offered
                                 certificates, other than the Class A-1
                                 certificates. To the extent that payments on the offered certificates, other than the Class
                                 A-1 certificates, depend in part on payments to be received by the trustee under the interest rate cap agreement, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the guarantor of the cap provider.

RECENT DEVELOPMENTS MAY          On September 11, 2001, the United States was
INCREASE THE RISK OF LOSS        subjected to multiple terrorist attacks,
ON THE MORTGAGE LOANS            resulting in the loss of many lives and massive
                                 property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

                                 As a result of the terrorist attacks, President Bush has authorized the placement of approximately 150,252 military reservists and members of the National Guard on active duty status as of February 12, 2003. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. Among the potential impacts of this legislation are a reduction in interest payments made on the mortgage loans and a delay in any applicable foreclosure proceedings, both of which would limit the funds available to pay certificateholders. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. See "LEGAL ASPECTS OF THE MORTGAGE LOANS--SOLDIERS' AND SAILORS' CIVIL RELIEF ACT" in the prospectus and "--RECENT DEVELOPMENTS--CALIFORNIA LEGISLATION" below.

RECENT DEVELOPMENTS--CALIFORNIA  June 2002, the California Military and Veterans
LEGISLATION In                   Code was amended to provide protection
                                 equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to
                                 California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

                                 The amendment could result in shortfalls in interest and could affect the ability of the servicer to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor or the servicer has undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Soldiers' and Sailors' Civil Relief Act of 1940.

THE CERTIFICATES ARE             The certificates will not represent an interest
OBLIGATIONS OF THE TRUST ONLY    in or obligation of the depositor, the
                                 servicer, the cap provider, NC Capital
                                 Corporation, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate cap agreement for the benefit of the offered certificates other than the Class
                                 A-1 certificates) will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicer, the cap provider, NC Capital
                                 Corporation, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

LACK OF LIQUIDITY                The underwriters intend to make a secondary
                                 market in the LIBOR certificates, but they will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.
                                 Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The M-2 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, commonly referred to as SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities may not be able to invest in the M-2 certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the LIBOR certificates.

REDUCTION OR WITHDRAWAL OF       Each rating agency rating the LIBOR
RATINGS                          certificates may change or withdraw its initial
                                 ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE LIBOR         The LIBOR certificates are not suitable
CERTIFICATES AS INVESTMENTS      investments for any investor that requires a
                                 regular or predictable schedule of monthly payments or payment on any specific date. The
                                 LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONFLICTS OF INTEREST BETWEEN    The servicer or an affiliate of the servicer
THE SERVICER AND THE TRUST       will initially own all or a portion of the
                                 Class M-3, Class B-1, Class B-2, Class N, Class
                                 X and the Class R certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. Although the servicing standard in the pooling and servicing agreement will obligate the servicer to service the mortgage loans without regard to the ownership or non-ownership of any certificates by the servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all certificateholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the pooling and servicing agreement to resolve or minimize potential conflicts of interest of this sort.

                              TRANSACTION OVERVIEW


PARTIES

     THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

     THE RESPONSIBLE PARTY. NC Capital Corporation, a California corporation. The principal executive office of the responsible party is located at 18400 Von Karman, Suite 1000, Irvine, California 92612, and its telephone number is (949) 440-7030. See "THE MORTGAGE LOAN POOL--UNDERWRITING GUIDELINES" in this prospectus supplement.

     THE SERVICER. Litton Loan Servicing LP, a Delaware limited partnership. The principal executive office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081, and its telephone number is (713) 960-9676. For a description of the servicer, see "THE SERVICER" in this prospectus supplement.

     THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is
(714) 247-6000. For a description of the trustee, see "THE TRUSTEE" in this prospectus supplement.

     THE CAP PROVIDER. Goldman Sachs Capital Markets LP., a Delaware limited partnership. The principal executive office of the cap provider is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 357-7836.

     THE RATING AGENCIES. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings will issue ratings with respect to the certificates.

THE TRANSACTION

     ISSUANCE OF THE CERTIFICATES. GSAMP Trust 2003-NC1 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of February 1, 2003, by and among the depositor, the responsible party, the servicer and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is February 1, 2003. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage pool loan may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

GENERAL

     The trust will primarily consist of approximately 1,199 conventional, sub-prime, adjustable- and fixed-rate, fully amortizing first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $220,269,319. The mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company, an affiliate of the depositor, from NC Capital Corporation. NC Capital Corporation previously acquired the mortgage loans from its affiliate, New Century Mortgage Corporation, who originated or acquired them.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--UNDERWRITING GUIDELINES" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 538 (or 37.12%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 661 (or 62.88%) are adjustable-rate mortgage loans, as described in more detail under "--ADJUSTABLE-RATE MORTGAGE LOANS" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, townhouses, individual condominium units, manufactured housing or individual units in planned unit developments. All second lien mortgage loans have their companion first lien mortgage loans included in the mortgage loan pool.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 47.86% of the mortgage loans have loan-to-value ratios (or total pool loan-to-value ratios, in the case of mortgage loans secured by second liens in the mortgage pool) in excess of 80%. The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the Underwriting Guidelines) at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "TOTAL POOL LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the first lien mortgage loan at the date of determination and (ii) the principal balance at the date of determination of any companion mortgage loan in the mortgage pool that is junior or equal in priority to the first lien mortgage loan and secured by the same mortgaged property to (b) the appraised value of the mortgaged property at the time the mortgage loan is originated.

     The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the cut-off date(1):

Scheduled Principal Balance:                                        $220,269,319
Number of Mortgage Loans:                                                  1,199
Average Scheduled Principal Balance:                                    $183,711
Weighted Average Gross Coupon:                                            7.257%
Weighted Average Net Coupon(2):                                           6.745%
Weighted Average Original FICO Score:                                        623
Weighted Average Original LTV Ratio:                                      79.73%
Weighted Average Original Total Pool LTV Ratio(3):                        80.06%
Weighted Average Stated Remaining Term (months):                             352
Weighted Average Seasoning (months):                                           1
Weighted Average Months to Roll(4):                                           23
Weighted Average Gross Margin(4):                                          6.32%
Weighted Average Initial Rate Cap(4):                                      1.54%
Weighted Average Periodic Rate Cap(4):                                     1.54%
Weighted Average Gross Maximum Lifetime Rate(4):                          14.13%

----------
(1) All percentages calculated in this table are based on Stated Principal Balances unless otherwise noted.

(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less servicing and trustee fee rates.

(3) The Original Total Pool LTV Ratio reflects the value of the first lien and companion second lien mortgage loans at origination.

(4) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.


     The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

PREPAYMENT PREMIUMS

     Approximately 85.49% of the group I mortgage loans and approximately 81.10% of the group II mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of 3 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class N and Class X certificates and will not be available for payment to the LIBOR certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     Approximately 97.36% of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under "--THE INDICES"), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). Approximately 2.64% of the adjustable-rate mortgage loans provide for a monthly adjustment of the related mortgage rate based on the One-Month LIBOR Index (as described below under "--THE INDICES"), and for corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date. The mortgage loans with a One-Month LIBOR Loan Index are interest-only loans for a period of approximately 10 years following origination. The first adjustment for approximately 93.09% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE-RATE MORTGAGE Loans"; in the case of approximately 4.27% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE-RATE MORTGAGE LOANS"); and in the case of approximately 2.64% of the adjustable-rate mortgage loans, approximately ten years following origination. On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"); provided, that, for approximately 97.36% of cases, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.50% as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps range from 1.00% to 3.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this prospectus supplement. See "--THE INDICES" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDICES

     With respect to approximately 2.64% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for one-month United States dollar deposits in the London market, calculated as provided in the related mortgage note ("ONE-MONTH LIBOR") and as most recently available either as of
(1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. With respect to approximately 97.36% of the adjustable-rate mortgage loans, the Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note ("SIX-MONTH LIBOR") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING GUIDELINES

     GENERAL. The information set forth in the following paragraphs has been provided by NC Capital Corporation, and none of the depositor, the underwriters, the cap provider, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     New Century Mortgage Corporation transferred the mortgage loans to its affiliate, NC Capital Corporation, which, in turn, sold the mortgage loans to an affiliate of the depositor. New Century

Mortgage Corporation is a wholly-owned subsidiary of New Century Financial Corporation, a publicly traded company. New Century Mortgage Corporation is a consumer finance and mortgage banking company that originates, purchases, sells and services first lien and second lien mortgage loans and other consumer loans. New Century Mortgage Corporation emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans or subprime loans. New Century Mortgage Corporation commenced lending operations on February 26, 1996. It is headquartered in Irvine, California.

     As of December 31, 2002, New Century Mortgage Corporation's wholesale division operated through 19 wholesale offices, operating in 16 states. The wholesale division originated $12.1 billion in loans during the twelve months ended December 31, 2002. As of December 31, 2002, New Century Mortgage Corporation's retail branch operations division operated through 68 sales offices, located in 26 states. The central retail division operated through a centralized office located in Irvine, California. The Anyloan Company, which began its retail lending activities in November of 2001, originates loans through referrals from major lending institutions. Retail originations totaled $2.1 billion in loans during the twelve months ended December 31, 2002. As of December 31, 2002, New Century Mortgage Corporation had approximately 2,500 employees.

     UNDERWRITING STANDARDS. The mortgage loans originated or acquired by New Century Mortgage Corporation, referred to in this section as the originator, were done so in accordance with the underwriting guidelines established by it (collectively, the "UNDERWRITING GUIDELINES"). The following is a general summary of the Underwriting Guidelines believed by the Depositor to have been generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the New Century Mortgage Corporation.

     The Underwriting Guidelines are primarily intended to assess the borrower's ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator's underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

     In general, the mortgage loans will have been originated in accordance with the Underwriting Guidelines. On a case-by-case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originator will represent these exceptions.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Underwriting Guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal and repeats the review process.

     The mortgage loans were originated consistent with and generally conform to the Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the Underwriting Guidelines that generally is equal to the interest rate on that loan. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 90% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower's credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property.

     The Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for the originator's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

     In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

     The Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "A+" RISK. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced. Open non-medical collection accounts or charge-off accounts, not affecting title, with balances under $500 may remain open.

     "A-" RISK. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 590 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. Open collection accounts or open charge-offs not affecting title with balances of less than $1,000 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 80% (or 70% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

     "B" RISK. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 570 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. In most cases, open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy within the past 18 months or notice of default filings within the last two years by the applicant may have occurred. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to four-family residential property (65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     "C" RISK. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. Unlimited 30-day and 60-day late payments and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied or two-unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to-four family residential property (60% for a mortgage loan on a non-owner-occupied property and 65% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     "C-" RISK. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property (45% for a mortgage loan on a non-owner-occupied property and 50% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

     MORTGAGE CREDIT ONLY ("MO") A+ RISK. Under the MO "A+" risk category, the applicant is allowed a maximum of two 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No bankruptcy may have occurred within the past two years and no notice of default filings may have occurred ever. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A+" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A+" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan. The maximum debt service-to-income ratio is generally 50% unless the loan-to-value ratio is reduced. The maximum loan amount is $300,000.

     MORTGAGE CREDIT ONLY ("MO") A- RISK. The MO "A-" risk category allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A-" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A-" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 55%. The maximum loan amount is $250,000.

     HOME SAVER PROGRAM. The originator originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a three- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan. The maximum loan amount is $300,000.

     CREDIT SCORE PROGRAM. Under the "Credit Score Program" for full documentation loans, the credit risk grade is determined by the primary borrower's credit score. Loans with a minimum score of 630 and one 30-day late mortgage payment can have a maximum loan-to-value ratio of 90%. Loans with a minimum score of 600 can have a maximum loan-to-value ratio of 85%. Loans with a minimum score of 580 can have a maximum loan-to-value ratio of 80%. Loans with a minimum score of 560 can have a maximum loan-to-value ratio of 75%. Loans with a minimum score of 540 can have a maximum loan-to-value ratio of 70%. The maximum loan-to-value ratio is reduced by 5% for condominiums, full documentation program non-owner occupied properties or stated income documentation loans. Loans for non-owner occupied stated income, 3-4 unit properties, manufactured housing, unique properties or properties located in rural or remote areas are not allowed. No borrower, regardless of credit score, could have had a foreclosure or bankruptcy within the last 2 years. All other derogatory credit is factored into the credit score and is not evaluated individually. The maximum debt service-to-income ratio for loans with loan-to-value ratios greater than or equal to 85% is 50%. The maximum debt service-to-income ratio for loans with loan-to-value ratios less than 85% but greater than 70% is 55%. The maximum debt service-to-income ratio for loans with loan-to-value ratios less than or equal 70% is 59%. The maximum loan amount for this program is $500,000.

     EXCEPTIONS. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date(1):

                                               GROUP I MORTGAGE LOANS IN       GROUP I ARM       GROUP I FIXED RATE
                                                     THE AGGREGATE           MORTGAGE LOANS        MORTGAGE LOANS
                                               -------------------------     --------------      ------------------
Scheduled Principal Balance:                          $110,533,528            $93,964,365           $16,569,162
Number of Mortgage Loans:                                      651                    551                   100
Average Scheduled Principal Balance:                      $169,790               $170,534              $165,692
Weighted Average Gross Coupon:                              7.232%                 7.206%                7.383%
Weighted Average Net Coupon(2):                             6.720%                 6.694%                6.871%
Weighted Average Original FICO Score:                          621                    621                   621
Weighted Average Original LTV Ratio:                        80.73%                 82.13%                72.81%
Weighted Average Original Total Pool LTV Ratio(3):          81.37%                 82.52%                74.86%
Weighted Average Stated Remaining Term (months):               357                    358                   353
Weighted Average Seasoning (months):                             1                      1                     1
Weighted Average Months to Roll(4):                             23                     23                   N/A
Weighted Average Gross Margin(4):                            6.35%                  6.35%                   N/A
Weighted Average Initial Rate Cap(4):                        1.52%                  1.52%                   N/A
Weighted Average Periodic Rate Cap(4):                       1.52%                  1.52%                   N/A
Weighted Average Gross Maximum Lifetime
Rate(4):                                                    14.21%                 14.21%                   N/A

----------
(1) All percentages calculated in this table are based on Stated Principal Balances unless otherwise noted.

(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less servicing and trustee fee rates.

(3) The Original Total Pool LTV Ratio reflects the value of the first lien and companion second lien mortgage loans at origination.

(4) Represents the weighted average of the adjustable rate mortgage loans in the group I loans.

     The Stated Principal Balances of the group I mortgage loans range from approximately $26,940 to approximately $494,625. The group I mortgage loans had an average Stated Principal Balance of approximately $169,790.

     The weighted average total pool loan-to-value ratio at origination of the group I mortgage loans is approximately 81.37% and approximately 51.45% of the group I mortgage loans have total pool loan-to-value ratios at origination exceeding 80.00%.

     Approximately 99.62% of the group I mortgage loans are secured by first liens and approximately 0.38% of the group I mortgage loans are secured by second liens.

     No more than approximately 0.76% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the Group I mortgage loans is 30 days or more delinquent.

     The responsible party will represent with respect to the mortgage loans that:

     o    none of the mortgage loans were originated prior to October 1, 2002;

     o none of the mortgage loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law;

     o none of the mortgage loans has a prepayment penalty period in excess of three years;

     o none of the mortgage loans is secured by property located in the state of Georgia; and

     o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

     See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     The tables on Schedule B set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date(1):

                                                GROUP II MORTGAGE                          GROUP II
                                                  LOANS IN THE        GROUP II ARM        FIXED RATE
                                                    AGGREGATE        MORTGAGE LOANS     MORTGAGE LOANS
                                                -----------------    --------------     --------------
Scheduled Principal Balance:                     $109,735,791         $44,550,244         $65,185,548
Number of Mortgage Loans:                                 548                 110                 438
Average Scheduled Principal Balance:                 $200,248            $405,002            $148,825
Weighted Average Gross Coupon:                         7.282%              6.987%              7.483%
Weighted Average Net Coupon(2):                        6.770%              6.475%              6.971%
Weighted Average Original FICO Score:                     626                 628                 625
Weighted Average Original LTV Ratio:                   78.71%              83.10%              75.72%
Weighted Average Original Total Pool LTV Ratio(3):     78.73%              83.10%              75.75%
Weighted Average Stated Remaining Term (months):          347                 356                 340
Weighted Average Seasoning (months):                        1                   1                   1
Weighted Average Months to Roll(4):                        24                  24                 N/A
Weighted Average Gross Margin(4):                       6.26%               6.26%                 N/A
Weighted Average Initial Rate Cap(4):                   1.58%               1.58%                 N/A
Weighted Average Periodic Rate Cap(4):                  1.58%               1.58%                 N/A
Weighted Average Gross Maximum Lifetime                13.98%              13.98%                 N/A

----------
(1) All percentages calculated in this table are based on Stated Principal Balances unless otherwise noted.

(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less servicing and trustee fee rates.

(3) The Original Total Pool LTV Ratio reflects the value of the first lien and companion second lien mortgage loans at origination.

(4) Represents the weighted average of the adjustable rate mortgage loans in the group II mortgage loans.

     The Stated Principal Balances of the group II mortgage loans range from approximately $25,466 to approximately $750,000. The group II mortgage loans had an average Stated Principal Balance of approximately $200,248.

     The weighted average total pool loan-to-value ratio at origination of the group II mortgage loans is approximately 78.73% and approximately 44.25% of the group II mortgage loans have total pool loan-to-value ratios at origination exceeding 80.00%.

     Approximately 99.98% of the group II mortgage loans are secured by first liens and approximately 0.02% of the group II mortgage loans are secured by second liens.

     No more than approximately 1.32% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     None of the group II mortgage loans is 30 days or more delinquent.

     The responsible party will represent with respect to the mortgage loans that:

     o    none of the mortgage loans were originated prior to October 1, 2002;

     o none of the mortgage loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law;

     o none of the mortgage loans has a prepayment penalty period in excess of three years; and

     o none of the mortgage loans is secured by property located in the state of Georgia; and

     o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

     See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     The tables on Schedule C set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, I.E., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The tables on Schedules E and F set forth information as to the Credit Scores of the related mortgagors, for each loan group, obtained by the originator in connection with the origination of each mortgage loan.


                                  THE SERVICER

GENERAL

     The information contained in this prospectus supplement with regard to Litton Loan Servicing LP, the servicer, has been provided by the servicer. None of the depositor, the underwriters, the trustee, or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement.

     Litton Loan Servicing LP, a Delaware limited partnership and a wholly-owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, a/k/a C-BASS, will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. The servicer was formed in December 1996. As of September 30, 2002, the servicer employed approximately 554 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $9.8 billion as of September 30, 2002. The servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. The servicer is servicing in excess of 50 securitizations for C-BASS and various third parties.

     Fitch assigned the servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the servicer's proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

     In January 2001, Fitch assigned the servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer's loan administration processes including its loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the servicer's focus on early collection and loss mitigation.

     In March 2001, Moody's assigned the servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer. The rating is based on the servicer's ability as a servicer and the stability of its servicing operations.

     In April 2001, S&P raised the servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth the delinquency and foreclosure experience of the mortgage loans the servicer serviced as of the dates indicated. The servicer`s portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related mortgagor to make required payments. It should be noted that the servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the servicer.

                                    DECEMBER                                DECEMBER
                                    31, 2002        % BY                    31, 2002        % BY
                        NO. OF     PRINCIPAL      PRINCIPAL     NO. OF     PRINCIPAL      PRINCIPAL
                        LOANS      BALANCE(2)      BALANCE      LOANS      BALANCE(2)      BALANCE
                        ------  --------------    ---------     ------  --------------    ---------
Current Loans           80,838  $6,690,592,530     64.66%       72,453  $5,117,899,302      62.30%
Period of
   Delinquency(3)
   30-59 Days           12,780   1,040,126,117      10.05       12,261     918,166,282      11.18
   60-89 Days            4,881     410,962,733       3.97        5,266     379,058,310       4.61
   90 Days or more       4,407     299,691,214       2.90        5,229     318,992,310       3.88
                        ------  --------------     ------       ------  --------------      -----
TOTAL DELINQUENCY       22,068  $1,750,780,064     16.92%       22,756  $1,616,216,902      19.67%
                        ======  ==============     =====        ======  ==============      =====

Foreclosure/
   bankruptcies(4)      18,294  $1,550,037,579     14.98%       13,865  $1,178,073,970      14.34
Real Estate Owned        4,503     356,417,746      3.44         4,117     302,723,096       3.69
                        ------  --------------     ------       ------  --------------      -----
TOTAL PORTFOLIO        122,927  $9,790,822,807    100.00%      113,191  $8,214,913,270     100.00%
                       =======  ==============    ======       =======  ==============     ======


              DECEMBER
              31, 2002        % BY
  NO. OF     PRINCIPAL      PRINCIPAL
  LOANS      BALANCE(2)      BALANCE
  ------   --------------   ---------
  49,371   $3,500,827,158     58.83%


   9,285      653,499,039     10.98
   3,545      248,529,128      4.18
  10,498      664,340,263     11.16
  ------   --------------    ------
  23,328   $1,566,368,430     26.32%
  ======   ==============    ======


   9,686     $743,491,868     12.49%
   2,135      139,634,200      2.35
  ------   --------------    ------
  84,520   $5,950,321,656    100.00%
  ======   ==============    ======

----------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

     It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage loan pool will correspond to the delinquency experience of the servicer's mortgage loan portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the servicer's mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. The servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans. There can be no assurance that the mortgage loans comprising the mortgage loan pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.

                                  THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "THE POOLING AND SERVICING AGREEMENT" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in eleven or more classes, the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class N and Class X certificates and one or more classes of Class R certificates. Only the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The Offered Certificates, together with the Class M-3, Class B-1 and Class B-2 certificates, will be referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o the interest rate cap agreement (for the benefit of the Offered Certificates other than the Class A-1 certificates).

     The Class A-1, Class A-2A and Class A-2B certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. The Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates will be issued and available only in book-entry form, in denominations of $250,000 initial principal or notional balance and integral multiples of $1 in excess of $250,000, except that one certificate of each class may be issued in a different amount.

     Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class N and Class X certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent an interest in the group I mortgage loans and the Class A-2A and Class A-2B certificates generally represent an interest in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates represent an interest in all of the mortgage loans in the trust fund.

BOOK-ENTRY REGISTRATION

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY CERTIFICATES." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in many currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearsteam or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to a mortgage loan purchase and warranties agreement, NC Capital Corporation sold the mortgage loans, without recourse, to Goldman Sachs Mortgage Company, an affiliate of the depositor, and Goldman Sachs Mortgage Company will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that Goldman Sachs Mortgage Company will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan prior to the cut-off date and principal prepayments in full and curtailments (I.E., partial prepayments), received on each such mortgage loan prior to the cut-off date and
(y) interest due and accrued on each mortgage loan prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

  In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

     (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except for 1.25% of the mortgage loans for which there is a lost note affidavit and a copy of the note);

     (b) the original of any guaranty executed in connection with the mortgage note;

     (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

     (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

     (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

     (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

     (g) an original title insurance policy or attorney's opinion of title and abstract of title; and

     (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify NC Capital Corporation, the servicer and the depositor in writing. NC Capital Corporation is required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the depositor's notice of such defect, NC Capital Corporation has not caused the defect to be remedied, NC Capital Corporation is required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or
(b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligation of NC Capital Corporation to cure such breach or to substitute or purchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates and the trustee.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

  Pursuant to the pooling and servicing agreement, NC Capital Corporation, the responsible party, will make certain representations and warranties, with respect to each mortgage loan transferred by it, as of the closing date (or such other date as may be expressly set forth below), including, but not limited to:

          (1) As of January 30, 2003, no payment required under the mortgage loan is 30 days or more delinquent nor has any payment under the mortgage loan been 30 days or more delinquent at any time since the origination of the mortgage loan;

          (2) There are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

          (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

          (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any valid right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

          (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac;

          (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the mortgage loan have been complied with, the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

          (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

          (8) The mortgage is a valid, subsisting, enforceable and perfected first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;

               (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

               (iv) with respect to second lien mortgage loans, the lien of the first mortgage on the same mortgaged property;

          (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the mortgage loan;

          (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to mortgage loans and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien with respect to first lien mortgage loans, or second priority lien with respect to second lien mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i),
     (ii) , (iii) or (iv) of representation 8 above;

          (11) As of January 30, 2003, other than payments due but not yet 30 or more days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration and neither NC Capital Corporation nor any of its affiliates or any of their respective predecessors have waived any default, violation or event which would permit acceleration;

          (12) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: NC Capital Corporation meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of NC Capital Corporation in accordance with standards established by NC Capital

     Corporation, using application forms and related credit documents approved by NC Capital Corporation, (ii) NC Capital Corporation approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until NC Capital Corporation agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by NC Capital Corporation, and (iv) such mortgage loan was actually funded by NC Capital Corporation and was purchased by NC Capital Corporation at closing or soon thereafter;

          (13) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

          (14) As of the closing date the mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

          (16) As of January 30, 2003, and to the best of NC Capital Corporation's knowledge as of the closing date, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

          (17) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

          (18) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, acceptable to the responsible party, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

          (19) None of the mortgage loans were originated prior to October 1, 2002;

          (20) None of the mortgage loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law;

          (21) None of the mortgage loans has a prepayment penalty period in excess of three years;

          (22) None of the mortgage loans is secured by property located in the state of Georgia;

          (23) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

          (24) The origination, servicing and collection practices used by the responsible party and its affiliates and any prior servicer with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, has reported the mortgagor credit files to each of the three credit repositories monthly in a timely manner and have been in all respects legal and proper and prudent in the mortgage origination and servicing business.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, a certificateholder, the servicer, the depositor, agent or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

     o    promptly cure such breach in all material respects,

     o remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or of a breach of the representations and warranties listed as number
(19), (20), (21), (22), or (23) in the preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the responsible party is obligated to indemnify the depositor, the servicer, the trust and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the trustee and the depositor.

     Pursuant to the pooling and servicing agreement, the depositor will make the following representations and warranties to the trustee with respect to each mortgage loan transferred by it, as of the closing date:

          (1) No payment required under the mortgage loan is 30 or more days delinquent; and

          (2) Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the depositor nor any of its affiliates have waived any default, breach, violation or event which would permit acceleration.

     In the event of a material breach of any of the foregoing representations and warranties of the depositor, the depositor will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of the responsible party. The obligations of the depositor to cure such breach or to substitute or purchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates and the trustee.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date.

     The servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement,

     but excluding the following:

          (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (c) for such Servicer Remittance Date, the aggregate servicing fee;

          (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

          (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees; (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

          (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

          (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 20th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in March 2003, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

  As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (1) to interest on each class of certificates;

          (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

          (3) to unpaid interest in the order and subject to the priorities described below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL"; and

          (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class N and Class X certificates, in each case subject to certain limitations set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL."

                     DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  For any Distribution Date, the "PASS-THROUGH RATE" for each class of LIBOR Certificates will be as set forth below:

          (a) for the Class A-1 certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group I mortgage loans multiplied by 30 divided by the actual number of days in the related Interest Accrual Period (referred to as the "GROUP I LOAN CAP") and (3) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the mortgage loans multiplied by 30 divided by the actual number of days in such Interest Accrual Period (referred to as the "WAC CAP");

          (b) for the Class A-2A certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans multiplied by 30 divided by the actual number of days in the related Interest Accrual Period (referred to as the "GROUP II LOAN CAP"), and (3) the WAC Cap;

          (c) for the Class A-2B certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Group II Loan Cap, and (3) the WAC Cap; and

          (d) for the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, and (2) the WAC Cap.

     The "FIXED MARGIN" for each class of LIBOR Certificates is as follows:
Class A-1, 0.410%; Class A-2A, 0.220%; Class A-2B, 0.550%; Class M-1, 0.870%;
Class M-2, 1.850%; Class M-3, 1.700%; Class B-1, 1.700%; and Class B-2, 1.700%.
On the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to purchase all of the mortgage loans as described under "THE POOLING AND SERVICING AGREEMENT--TERMINATION; OPTIONAL CLEAN-UP CALL" and each Distribution Date thereafter, the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, 0.820%; Class A-2A, 0.440%; Class A-2B, 1.100%; Class M-1, 1.305%; Class M-2, 2.775%; Class M-3, 2.550%; Class B-1, 2.550%; and
Class B-2, 2.550%.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

         On each Distribution Date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

          (i) to the holders of each class of LIBOR Certificates in the following order of priority:

               (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates; and
                    (2) from Interest Remittance Amounts related to the group II mortgage loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-2A and Class A2B certificates) to the Class A-2A and Class A-2B certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-2 certificates; provided, that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

               (b) to the Class M-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (d) to the Class M-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (e) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date; and

               (f) to the Class B-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

          (ii) (A) on each Distribution Date (a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

               (a) to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below until their respective Class Certificate Balances are reduced to zero;

               (b) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

               (B) on each Distribution Date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR

     Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

               (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances are reduced to zero;

               (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

               (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificates in clause (ii)(B)(b) above and
                    (y) the Class M-2 Principal Distribution Amount to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

               (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above and to the Class M-2 certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount to the Class M-3 certificates, until their Class Certificate Balance has been reduced to zero;

               (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause (ii)(B)(d) above, and (y) the Class B-1 Principal Distribution Amount to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero; and

               (f) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above, to the Class M-3 certificates in clause (ii)(B)(d) above, and to the Class B-1 certificates in clause (ii)(B)(e) above and
                    (y) the Class B-2 Principal Distribution Amount to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero; and

          (iii) any amount remaining after the distributions in clauses (i) and
     (ii) above is required to be distributed in the following order of priority with respect to the certificates:

               (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

               (b) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

               (c) to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

               (d) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

               (e) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

               (f) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

               (g) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A-1, Class A-2A and Class A-2B certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

               (h) from any Interest Rate Cap Payments on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, (1) on a pro rata basis, based on their respective remaining Basis Risk Carry Forward Amounts, to the Class A-2A and A-2B certificates up to their respective unpaid remaining Basis Risk Carry Forward Amounts, then (2) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and then (3) to the extent remaining, to the Class N and Class X certificates;

               (i) to the Class N and Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

               (j) to the holders of the Class R certificates, any remaining amount.

     On each Distribution Date, the trustee is required to distribute to the holders of the Class N and Class X certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class B-1 or Class B-2 certificates will be reduced, in inverse order of seniority (beginning with the Class B-2 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their class principal balances will be permanently reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

     On any Distribution Date, any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or other similar state statute and any prepayment interest shortfalls not covered by compensating interest payments from the servicer will be allocated as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. THE HOLDERS OF THE LIBOR CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class A-1 certificates, on the one hand, and the Class A-2 certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Class A-2 certificates, as applicable. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero. Any principal distributions allocated to the Class A-2 certificates are required to be distributed first to the Class A-2A certificates until their Class Certificate Balance has been reduced to zero, and then to the Class A-2B certificates until their Class Certificate Balance has been reduced to zero. However, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates have been reduced to zero, any principal distributions allocated to the Class A-2 certificates are required to be allocated pro rata to the Class A-2A and Class A-2B certificates, based on their respective Class Certificate Balances. Payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, and payments to the Class A-2A and Class A-2B certificates will be made first from payments relating to the group II mortgage loans.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any Distribution Date will be the Basis Risk Carry Forward Amount for that date; provided, however, that, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class N and Class X certificates.

     If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the lesser of
(1) the Group I Loan Cap or Group II Loan Cap, as applicable, and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap, or the WAC Cap, as applicable) is the "BASIS RISK CARRY FORWARD AMOUNT" on those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class N and Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

THE INTEREST RATE CAP AGREEMENT

     The Offered Certificates, other than the Class A-1 certificates, will have the benefit of the interest rate cap agreement (the "CAP AGREEMENT"), with an initial notional amount of $81,754,710 provided by the cap provider. The short-term unsecured debt obligations of the guarantor of the cap provider, The Goldman Sachs Group, Inc., are rated P-1 by Moody's, A-1 by S&P, and F1+ by Fitch Ratings. The long-term unsecured debt obligations of the guarantor of the cap provider are rated Aa3 by Moody's, A+ by S&P and AA- by Fitch. All obligations of the depositor under the Cap Agreement will be paid on or prior to the closing date. On each Distribution Date, the cap provider will be obligated to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds 7.00%, up to a maximum of 300 basis points, and (b) the amount set forth on the interest rate cap notional amount amortization schedule attached to the Cap Agreement, as applicable to that date, based on an "actual/360" accrual. The interest rate cap notional amount amortization schedule is attached as Annex
II. Amounts, if any, payable under the Cap Agreement with respect to any Distribution Date will be used to cover shortfalls in payments of interest on the Offered Certificates, other than the Class A-1 certificates, if the pass-through rates on those certificates are limited for any of the first 84 Distribution Dates due to the caps on their pass-through rates. The cap provider's obligations under the Cap Agreement will terminate following the Distribution Date in February 2010.

OVERCOLLATERALIZATION PROVISIONS

     The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the LIBOR Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any Distribution Date will be paid to the holders of the Class N and Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "GLOSSARY OF TERMS" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "TRIGGER EVENT" (as defined under "GLOSSARY OF TERMS" in this prospectus supplement) is in effect.

     In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will be distributed to the holders of the Class N and Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (I.E., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that Distribution Date will instead be distributed to the holders of the Class N and Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the trustee will make available to the depositor and each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee by written agreement, without notice to, or consent of, the holder of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, or to add to the duties of the depositor, servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.


                       THE POOLING AND SERVICING AGREEMENT

SERVICING STANDARD

     Litton Loan Servicing LP will act as the servicer of the mortgage loans. See "THE SERVICER" in this prospectus supplement. The servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. The servicer is also entitled to withdraw from the collection account any net interest or other income earned on deposits in the collection account. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.012% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

     P&I ADVANCES. The servicer is required to make P&I Advances on each Servicer Remittance Date, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON THE MORTGAGE LOANS" in this prospectus supplement.

     SERVICING ADVANCES. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a similar mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

     RECOVERY OF ADVANCES. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from mortgage loan payments that are not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from any amounts in the collection account.

     The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

PLEDGE OF SERVICING RIGHTS

     The pooling and servicing agreement may permit the servicer to obtain financing by means of a pledge and assignment of its servicing rights under the pooling and servicing agreement to one or more lenders. If as a result of a default by the servicer under this financing arrangement, the lenders acquire these servicing rights and appoint a successor servicer under the pooling and servicing agreement, any such successor servicer must meet the requirements for successor servicers under the pooling and servicing agreement (including rating agencies and receipt of confirmation from each rating agency that such change in servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the certificates).

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during any calendar month, the servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty day's interest on the related mortgage loans, but only to the extent of the portion of the servicing fee representing 0.25% per annum for that calendar month.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, the servicer will be required to deliver to the trustee, and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

     The servicer is required to deliver to the depositor, the trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2004 an officer's certificate stating that:

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     On or prior to March 15th of each year, starting in 2004, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

     The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "LEGAL ASPECTS OF THE MORTGAGE LOANS--DUE-ON-SALE CLAUSES" in the accompanying prospectus.

HAZARD INSURANCE

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the current principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net liquidation proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited in the distribution account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

     The depositor and the servicer have the option, but are not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. During the first 10 days after a mortgage loan becomes 90 days or more delinquent, the depositor will have the exclusive option to purchase the delinquent mortgage loan. The purchase price is 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.

REMOVAL AND RESIGNATION OF THE SERVICER

  The trustee may, and the trustee is required to, at the direction of the majority of voting rights in the certificates, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clause (a), (b), (c), (d), (e), (f), (g) or (h) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

          (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

          (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates evidencing percentage interests of at least 25% and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

          (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

          (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

          (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date; or

          (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates evidencing not less than 25% of the voting rights in the certificates.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor, and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of the servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or the majority holders of the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" above.

     The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer generally will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The majority Class X certificateholders in the aggregate may, at their option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated

Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. In addition, the servicer may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. At any time the servicer and the majority Class X certificateholders have the right to purchase the mortgage loans, the first person to provide notice to exercise the right will have the right to purchase the mortgage loans. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the LIBOR Certificates on such Distribution Date.

     The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicer, the trustee and any director, officer, employee or agent of the depositor, the servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans and any loss, liability or expense incurred by reason of the depositor's, servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.


                       PREPAYMENT AND YIELD CONSIDERATIONS

STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the Prepayment Assumption assumes rates of approximately 10.00% per annum of the then outstanding principal balance of the mortgage loans in March 2003 and an additional approximately 1.364% per annum in each month thereafter until February 2004. Beginning in February 2004 and in each month thereafter, 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 25% per annum each month. The Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

     o    the closing date for the certificates occurs on February 27, 2003;

     o distributions on the certificates are made on the 20th day of each month, commencing in March 2003, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under "Prepayment Scenarios" below;

     o    prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional cleanup call is assumed);

     o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at 1.3400%, (c) One-Month LIBOR remains constant at 1.3400%, and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    the Expense Fee Rate is 0.512%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth or described in this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                                                              CUT-OFF
                              REMAINING   REMAINING                                            DATE
                            AMORTIZATION   TERM TO                                FIRST        GROSS
               PRINCIPAL        TERM      MATURITY   LOAN AGE                     RESET       MORTGAGE     GROSS       FREQUENCY
 GROUP        BALANCE ($)     (MONTHS)    (MONTHS)   (MONTHS)       INDEX        (MONTHS)      RATE (%)   MARGIN (%)   (MONTHS)
-------    ---------------  ------------  ---------  --------   -------------    --------     ---------   ----------   ---------
Group 1    $  1,315,400.00      180         299          1      1 Month LIBOR        0         4.76228     3.37038         1
Group 1    $ 12,597,699.41      359         359          1      6 Month LIBOR       23         7.39979     6.36007         6
Group 1    $  6,719,585.61      359         359          1      6 Month LIBOR       23         7.18181     6.39419         6
Group 1    $ 69,644,863.07      359         359          1      6 Month LIBOR       23         7.21883     6.39240         6
Group 1    $    480,212.15      359         359          1      6 Month LIBOR       23         6.47044     6.35000         6
Group 1    $    594,159.65      359         359          1      6 Month LIBOR       35         7.95327     6.55390         6
Group 1    $    198,609.72      359         359          1      6 Month LIBOR       35         7.75000     6.35000         6
Group 1    $    223,621.74      359         359          1      6 Month LIBOR       35         8.46141     6.53026         6
Group 1    $  2,190,213.87      359         359          1      6 Month LIBOR       35         6.98886     6.36508         6
Group 1    $  1,530,820.83      333         333          1                                     8.01514
Group 1    $  1,553,723.26      342         342          1                                     7.78365
Group 1    $ 13,484,618.37      357         357          1                                     7.26557
Group 2    $  2,339,780.00      180         299          1      1 Month LIBOR        0         5.22925     3.75378         1
Group 2    $  6,428,566.41      359         359          1      6 Month LIBOR       23         7.03420     6.33722         6
Group 2    $  2,609,911.30      359         359          1      6 Month LIBOR       23         7.27950     6.35000         6
Group 2    $ 30,042,530.64      359         359          1      6 Month LIBOR       23         7.11352     6.41749         6
Group 2    $    422,634.63      359         359          1      6 Month LIBOR       23         6.75000     6.35000         6
Group 2    $    477,500.94      359         359          1      6 Month LIBOR       35         5.75000     6.35000         6
Group 2    $    552,496.54      358         358          2      6 Month LIBOR       34         6.50000     6.35000         6
Group 2    $    467,615.62      359         359          1      6 Month LIBOR       35         6.99000     6.35000         6
Group 2    $  1,209,207.66      359         359          1      6 Month LIBOR       35         7.15843     6.52690         6
Group 2    $ 11,490,788.80      318         318          1                                     7.89389
Group 2    $ 10,089,314.41      347         347          1                                     7.33293
Group 2    $  3,292,316.29      356         356          1                                     7.45961
Group 2    $ 40,313,128.13      344         344          1                                     7.40521


                                                 REMAINING
                           GROSS                 INTEREST
                          LIFETIME                 ONLY
              PERIODIC    MAXIMUM    FLOOR RATE   PERIOD
 GROUP         CAP (%)     RATE (%)     (%)      (MONTHS)
-------       --------    ---------  ----------  ---------
Group 1       3.00000     12.0000     4.76228      119
Group 1       1.48949     14.3788     7.39979
Group 1       1.50000     14.1818     7.18181
Group 1       1.50000     14.2188     7.21883
Group 1       1.50000     13.4704     6.47044
Group 1       1.50000     14.9533     7.95327
Group 1       1.50000     14.7500     7.75000
Group 1       1.50000     15.4614     8.46141
Group 1       1.50000     13.9889     6.98886
Group 1
Group 1
Group 1
Group 2       3.00000     12.0000     5.22925      119
Group 2       1.50000     14.0342     7.03420
Group 2       1.50000     14.2795     7.27950
Group 2       1.50000     14.1135     7.11352
Group 2       1.50000     13.7500     6.75000
Group 2       1.50000     12.7500     5.75000
Group 2       1.50000     13.5000     6.50000
Group 2       1.50000     13.9900     6.99000
Group 2       1.50000     14.1584     7.15843
Group 2
Group 2
Group 2
Group 2

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable Distribution Date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the LIBOR Certificates, and particularly the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates will not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "THE MORTGAGE LOAN POOL" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the preceding Distribution Date (or, in the case of the first Distribution Date, from the closing date) through the day preceding the applicable Distribution Date. The Pass-Through Rate for each Class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the LIBOR Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. Unless and until the Overcollateralized Amount equals the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Specified Overcollateralized Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

CLASS M-1 AND CLASS M-2 CERTIFICATES

     The Class M-1 and Class M-2 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1 and Class M-2 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1 and Class M-2 certificates, in reverse order of their relative payment priorities (with Class M-2 certificates having a lower priority than the Class M-1 certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a Class M-1 or Class M-2 certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of the Class M-1 or Class M-2 certificates, less interest will accrue on that class of than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M-1 and Class M-2 certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M-1, Class M-2, Class M-3, Class B-1 or Class B-2 certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Class M-1 and Class M-2 certificates may bear a disproportionate percentage of the realized losses on the mortgage loans after Class Certificate Balances of the classes of certificates with lower payment priorities have been reduced to zero.

     For all purposes, the Class B-2 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

     The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--PREPAYMENT CONSIDERATIONS AND RISKS" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

     In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of LIBOR Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

PREPAYMENT SCENARIOS

                                       SCENARIO I    SCENARIO II     SCENARIO III    SCENARIO IV     SCENARIO V
                                       ----------    -----------     ------------    -----------     ----------
Fixed-rate mortgage loans (% of
   Prepayment Assumption)............      0%            75%             100%            125%           150%
Adjustable-rate mortgage loans (%
   of Prepayment Assumption).........      0%            75%             100%            125%           150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                  CLASS A-1                                CLASS A-2A
                                             PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
                                    --------------------------------------   --------------------------------------
DISTRIBUTION DATE                     I      II      III      IV       V       I      II      III      IV       V
                                    -----   -----   -----    -----   -----   -----   -----   -----    -----   -----
Initial Percentage..............     100     100     100      100     100     100     100     100      100     100
February 2004...................      99      75      67       59      51      98      71      61       52      43
February 2005...................      98      54      42       31      20      96      42      26       11       0
February 2006...................      96      38      24       12       3      94      19       0        0       0
February 2007...................      95      29      20       12       3      92       7       0        0       0
February 2008...................      93      23      14        8       3      90       0       0        0       0
February 2009...................      92      18      10        5       1      88       0       0        0       0
February 2010...................      90      14       7        3       *      85       0       0        0       0
February 2011...................      88      11       5        1       0      82       0       0        0       0
February 2012...................      86       8       3        *       0      79       0       0        0       0
February 2013...................      84       6       2        0       0      76       0       0        0       0
February 2014...................      82       5       1        0       0      72       0       0        0       0
February 2015...................      79       3       *        0       0      68       0       0        0       0
February 2016...................      76       2       *        0       0      64       0       0        0       0
February 2017...................      73       2       0        0       0      59       0       0        0       0
February 2018...................      70       1       0        0       0      55       0       0        0       0
February 2019...................      67       1       0        0       0      49       0       0        0       0
February 2020...................      63       *       0        0       0      43       0       0        0       0
February 2021...................      59       *       0        0       0      37       0       0        0       0
February 2022...................      54       0       0        0       0      30       0       0        0       0
February 2023...................      50       0       0        0       0      23       0       0        0       0
February 2024...................      44       0       0        0       0      15       0       0        0       0
February 2025...................      40       0       0        0       0       9       0       0        0       0
February 2026...................      36       0       0        0       0       3       0       0        0       0
February 2027...................      32       0       0        0       0       0       0       0        0       0
February 2028...................      27       0       0        0       0       0       0       0        0       0
February 2029...................      23       0       0        0       0       0       0       0        0       0
February 2030...................      18       0       0        0       0       0       0       0        0       0
February 2031...................      12       0       0        0       0       0       0       0        0       0
February 2032...................       6       0       0        0       0       0       0       0        0       0
February 2033...................       0       0       0        0       0       0       0       0        0       0
Weighted Average Life to
   Maturity (years)(2)..........    18.85   3.39     2.45    1.80    1.30    14.63   1.88     1.39    1.11    0.93
Weighted Average Life to Call
   (years)(2)(3)................    18.75   3.21     2.32    1.72    1.25    14.63   1.88     1.39    1.11    0.93

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                  CLASS A-2B                               CLASS M-1
                                             PREPAYMENT SCENARIO                      PREPAYMENT SCENARIO
                                    --------------------------------------   -------------------------------------
DISTRIBUTION DATE                     I      II      III      IV       V       I      II      III     IV       V
                                    -----   -----   -----   -----    -----   -----   -----   -----   -----   -----
Initial Percentage..............     100     100     100     100      100     100     100     100     100     100
February 2004...................     100     100     100     100      100     100     100     100     100     100
February 2005...................     100     100     100     100       95     100     100     100     100     100
February 2006...................     100     100     100      60       26     100     100     100     100     100
February 2007...................     100     100      86      60       26     100      80      57      51     100
February 2008...................     100      93      64      43       26     100      63      41      26      30
February 2009...................     100      74      47      30       21     100      50      30      17       9
February 2010...................     100      59      35      22       15     100      39      21      11       6
February 2011...................     100      47      27      16        9     100      31      15       7       2
February 2012...................     100      38      20      12        4     100      24      11       5       0
February 2013...................     100      30      16       9        1     100      19       8       1       0
February 2014...................     100      24      12       5        0     100      15       6       0       0
February 2015...................     100      20      10       2        0     100      11       4       0       0
February 2016...................     100      16       8       0        0     100       9       *       0       0
February 2017...................     100      13       5       0        0     100       7       0       0       0
February 2018...................     100      11       2       0        0     100       5       0       0       0
February 2019...................     100       9       *       0        0     100       4       0       0       0
February 2020...................     100       7       0       0        0     100       1       0       0       0
February 2021...................     100       6       0       0        0     100       0       0       0       0
February 2022...................     100       3       0       0        0     100       0       0       0       0
February 2023...................     100       1       0       0        0     100       0       0       0       0
February 2024...................     100       0       0       0        0     100       0       0       0       0
February 2025...................     100       0       0       0        0      95       0       0       0       0
February 2026...................     100       0       0       0        0      85       0       0       0       0
February 2027...................      91       0       0       0        0      74       0       0       0       0
February 2028...................      74       0       0       0        0      62       0       0       0       0
February 2029...................      57       0       0       0        0      50       0       0       0       0
February 2030...................      39       0       0       0        0      37       0       0       0       0
February 2031...................      21       0       0       0        0      23       0       0       0       0
February 2032...................       5       0       0       0        0      10       0       0       0       0
February 2033...................       0       0       0       0        0       0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2)....................  26.40    9.05    6.85     5.16    3.75    25.90    7.08    5.44    4.79    4.91
Weighted Average Life to
   Call (years)(2)(3)............  26.31    7.74    5.76     4.25    3.00    25.74    6.43    4.93    4.39    4.45

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                  CLASS M-2
                                             PREPAYMENT SCENARIO
                                    --------------------------------------
DISTRIBUTION DATE                     I      II      III      IV       V
                                    -----   -----   -----   -----    -----
Initial Percentage...............    100     100     100     100      100
February 2004....................    100     100     100     100      100
February 2005....................    100     100     100     100      100
February 2006....................    100     100     100     100      100
February 2007....................    100      80      57      39       29
February 2008....................    100      63      41      26       16
February 2009....................    100      50      30      17        9
February 2010....................    100      39      21      11        4
February 2011....................    100      31      15       7        0
February 2012....................    100      24      11       2        0
February 2013....................    100      19       8       0        0
February 2014....................    100      15       4       0        0
February 2015....................    100      11       *       0        0
February 2016....................    100       9       0       0        0
February 2017....................    100       7       0       0        0
February 2018....................    100       3       0       0        0
February 2019....................    100       *       0       0        0
February 2020....................    100       0       0       0        0
February 2021....................    100       0       0       0        0
February 2022....................    100       0       0       0        0
February 2023....................    100       0       0       0        0
February 2024....................    100       0       0       0        0
February 2025....................     95       0       0       0        0
February 2026....................     85       0       0       0        0
February 2027....................     74       0       0       0        0
February 2028....................     62       0       0       0        0
February 2029....................     50       0       0       0        0
February 2030....................     37       0       0       0        0
February 2031....................     23       0       0       0        0
February 2032....................     10       0       0       0        0
February 2033....................      0       0       0       0        0
Weighted Average Life to Maturity
   (years)(2)....................  25.89    7.01    5.34     4.53    4.23
Weighted Average Life to Call
   (years)(2)(3).................  25.74    6.43    4.88     4.18    3.95

----------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

GROUP I LOAN CAP, GROUP II LOAN CAP, WAC CAP AND EFFECTIVE CAPS

     The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

     o distributions on the certificates are made on the 20th day of each month, commencing in March 2003, unless such day is not a business day. In the event the 20th day is not a business day, the distributions are made on the following business day;

     o    One-Month LIBOR and Six-Month LIBOR remain constant at 20.00%;

     o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (i.e., Scenario III); and

     o the "Effective Cap" columns takes into account the availability of payments under the Cap Agreement in favor of the Offered Certificates other than the Class A-1 certificates.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

                                                                                  GROUP II LOAN
                         GROUP I LOAN        GROUP II LOAN           WAC          EFFECTIVE CAP      EFFECTIVE
 DISTRIBUTION DATE         CAP (%)              CAP (%)            CAP (%)             (%)          WAC CAP (%)
 -----------------       ------------        -------------         -------        -------------     -----------
      3/03                  6.7559               6.8336             6.7946             8.3981          7.5741
      4/03                  6.3674               6.4673             6.4174             8.6487          7.5086
      5/03                  7.0415               7.1538             7.0979             9.4994          8.2758
      6/03                  6.5875               6.6929             6.6406             8.9746          7.7905
      7/03                  6.5876               6.6934             6.6411             8.9143          7.7640
      8/03                  6.8074               6.9170             6.8630             9.3008          8.0718
      9/03                  6.1887               6.2886             6.2395             8.4657          7.3465
      10/03                 7.2940               7.4121             7.3542             9.9052          8.6248
      11/03                 6.5883               6.6951             6.6428             9.0302          7.8354
      12/03                 6.3825               6.4862             6.4356             8.6818          7.5588
      1/04                  7.0429               7.1575             7.1016             9.6669          8.3872
      2/04                  6.5886               6.6959             6.6437             9.0478          7.8498
      3/04                  6.5887               6.6961             6.6438             8.8990          7.7744
      4/04                  7.0432               7.1581             7.1022             9.6784          8.3966
      5/04                  6.8085               6.9197             6.8656             9.2803          8.0790
      6/04                  6.3830               6.4874             6.4367             8.7771          7.6144
      7/04                  7.0434               7.1587             7.1028             9.6068          8.3629
      8/04                  6.5891               6.6970             6.6447             9.0665          7.8652
      9/04                  6.5892               6.6972             6.6449             9.0696          7.8678
      10/04                 6.8089               6.9206             6.8665             9.2959          8.0919
      11/04                 6.1900               6.2916             6.2425             8.5257          7.3958
      12/04                 7.2955               7.4154             7.3574             9.9666          8.6754
      1/05                  6.5895               6.6979             6.6456             9.0820          7.8781
      2/05                  7.2622               6.7340             6.9890             8.9763          8.1491
      3/05                  8.8754               8.2296             8.5411            10.7078          9.8241
      4/05                  7.9873               7.4058             7.6861             9.8780          8.9668
      5/05                  7.9867               7.4050             7.6852             9.8002          8.9269
      6/05                  7.7285               7.1654             7.4364             9.5633          8.6804
      7/05                  7.9856               7.4035             7.6834             9.8040          8.9296
      8/05                  8.3275               7.1664             7.7243             9.4240          8.8971
      9/05                  9.4750               8.1531             8.7878            10.7249         10.1247
      10/05                 9.1580               7.8797             8.4931            10.2881          9.7458
      11/05                 8.5845               7.3857             7.9605             9.7213          9.1762
      12/05                 9.4714               8.1480             8.7822            10.6448         10.0825
      1/06                  8.8592               7.6272             8.2171            10.0432          9.4762
      2/06                  9.7189               7.8567             8.7478            10.1998          9.9697
      3/06                 11.5168               9.3089            10.3647            11.8196         11.6748
      4/06                 10.0291               8.1054             9.0247            10.5289         10.2900
      5/06                  9.7140               7.8498             8.7401            10.1241          9.9282
      6/06                 10.7171               8.6593             9.6415            11.2551         10.9983
      7/06                 10.3581               8.3748             9.3208            10.8054         10.5921
      8/06                 10.8433               8.3135             9.5193            10.6705         10.7529
      9/06                 11.5639               8.8645            10.1504            11.3811         11.4682
      10/06                11.5616               8.8614            10.1468            11.2990         11.4240
      11/06                11.1865               8.5725             9.8161            11.0123         11.0952
      12/06                11.5571               8.8550            10.1398            11.2972         11.4208
      1/07                 10.5044               8.0530             9.2178            10.3493         10.4230
      2/07                 12.8002               9.5074            11.0711            12.1228         12.4445
      3/07                 13.2546               9.8430            11.4621            12.2919         12.7488
      4/07                 11.9694               8.8870            10.3489            11.3381         11.6375
      5/07                 11.9668               8.8835            10.3450            11.2576         11.5938
      6/07                 12.3631               9.1760            10.6858            11.7133         12.0211
      7/07                 12.3605               9.1788            10.6851            11.6364         11.9792
      8/07                 11.9992               8.9033            10.3681            11.3631         11.6641
      9/07                 11.9967               8.8998            10.3642            11.3617         11.6620
      10/07                11.6193               8.6183            10.0365            10.9284         11.2549
      11/07                12.8185               9.5061            11.0706            12.1424         12.4618
      12/07                12.3886               9.1857            10.6975            11.6540         12.0008
      1/08                 11.2600               8.3512             9.7234            10.6720         10.9493
      2/08                 12.8388               9.5164            11.0827            12.1595         12.4797
      3/08                 12.8360               9.5127            11.0786            11.9874         12.3872
      4/08                 11.6301               8.6175            10.0362            11.0169         11.3057
      5/08                 12.8305               9.5053            11.0702            12.0697         12.4278
      6/08                 12.0002               8.8886            10.3521            11.3697         11.6662
      7/08                 11.9976               8.8852            10.3482            11.2882         11.6217
      8/08                 12.3949               9.1778            10.6892            11.7459         12.0508
      9/08                 11.2657               8.3403             9.7138            10.6769         10.9533

                                                                                  GROUP II LOAN
                         GROUP I LOAN        GROUP II LOAN           WAC          EFFECTIVE CAP      EFFECTIVE
 DISTRIBUTION DATE         CAP (%)              CAP (%)            CAP (%)             (%)          WAC CAP (%)
 -----------------       ------------        -------------         -------        -------------     -----------
      10/08                13.2745               9.8259            11.4441            12.4931         12.8598
      11/08                11.9873               8.8716            10.3328            11.3631         11.6558
      12/08                11.6103               8.5911            10.0062            10.9288         11.2482
      1/09                 12.8086               9.4763            11.0372            12.1440         12.4553
      2/09                 11.9797               8.8616            10.3213            11.3592         11.6497
      3/09                 13.2604               9.8073            11.4229            12.3070         12.7530
      4/09                 11.9745               8.8549            10.3137            11.3566         11.6456
      5/09                 12.3710               9.1467            10.6535            11.6504         11.9872
      6/09                 11.2440               8.3120             9.6815            10.6659         10.9359
      7/09                 13.2490               9.7927            11.4061            12.4796         12.8388
      8/09                 11.9643               8.8417            10.2985            11.3515         11.6374
      9/09                 11.5880               8.5623             9.9730            10.9956         11.2718
      10/09                12.7840               9.4445            11.0007            12.0450         12.3894
      11/09                11.9567               8.8320            10.2872            11.3478         11.6313
      12/09                11.9541               8.8287            10.2835            11.2653         11.5859
      1/10                 12.3499               9.1197            10.6224            11.7235         12.0149
      2/10                 11.2248               8.2876             9.6532            10.6565         10.9208
      3/10                 13.2264               9.7640            11.3729             9.7640         11.3729
      4/10                 12.7676               9.4239            10.9768             9.4239         10.9768
      5/10                 12.3394               9.1065            10.6071             9.1065         10.6071
      6/10                 11.5658               8.5343             9.9406             8.5343          9.9406
      7/10                 12.7595               9.4138            10.9650             9.4138         10.9650
      8/10                 11.9338               8.8033            10.2539             8.8033         10.2539
      9/10                 11.9312               8.8002            10.2502             8.8002         10.2502
      10/10                12.3263               9.0903            10.5881             9.0903         10.5881
      11/10                11.2034               8.2610             9.6221             8.2610          9.6221
      12/10                13.2012               9.7328            11.3364             9.7328         11.3364
      1/11                 11.9211               8.7878            10.2357             8.7878         10.2357
      2/11                 11.1963               8.2523             9.6119             8.2523          9.6119
      3/11                 13.6814              10.0827            11.7438            10.0827         11.7438
      4/11                 12.3107               9.0713            10.5657             9.0713         10.5657
      5/11                 12.3081               9.0681            10.5620             9.0681         10.5620
      6/11                 11.9085               8.7726            10.2177             8.7726         10.2177
      7/11                 12.3029               9.0619            10.5546             9.0619         10.5546
      8/11                 11.1821               8.2353             9.5918             8.2353          9.5918
      9/11                 12.7218               9.3680            10.9110             9.3680         10.9110
      10/11                12.2951               9.0527            10.5437             9.0527         10.5437
      11/11                11.5242               8.4840             9.8813             8.4840          9.8813
      12/11                12.7137               9.3585            10.8997             9.3585         10.8997
      1/12                 11.8910               8.7518            10.1930             8.7518         10.1930
      2/12                 11.5170               8.4755             9.8711             8.4755          9.8711
      3/12                 13.1595               9.6830            11.2774             9.6830         11.2774
      4/12                 11.8835               8.7431            10.1826             8.7431         10.1826
      5/12                 11.8810               8.7402            10.1791             8.7402         10.1791
      6/12                 12.2745               9.0286            10.5149             9.0286         10.5149
      7/12                 12.2719               9.0256            10.5114             9.0256         10.5114
      8/12                 11.8736               8.7316            10.1689             8.7316         10.1689
      9/12                 11.8711               8.7288            10.1655             8.7288         10.1655
      10/12                11.4978               8.4533             9.8445             8.4533          9.8445
      11/12                12.6846               9.3248            10.8593             9.3248         10.8593
      12/12                12.2592               9.0111            10.4938             9.0111         10.4938
      1/13                 11.1424               8.1893             9.5367             8.1893          9.5367
      2/13                 12.6767               9.3159            10.8485             9.3159         10.8485

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date is the Distribution Date in February 2033.

     The last scheduled Distribution Date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--PREPAYMENT CONSIDERATIONS AND RISKS" and "--WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA CONSIDERATIONS" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise one or more REMICs (the "TRUST REMICS") organized in a tiered REMIC structure. Each Class of LIBOR Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest in a Trust REMIC. The Class R certificates will, in the aggregate, represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of the LIBOR Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

     Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components--the

REMIC regular interest (the "REGULAR INTEREST") component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the regular interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined DE MINIMIS amount).See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the regular interest component will be treated as described in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES--GAIN OR LOSS ON DISPOSITION".

     Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

     The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3)(B) of the Code. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract is expected to have a DE MINIMIS value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate Basis Risk Contract. Under one method - the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate Basis Risk Contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

TAX RETURN DISCLOSURE AND LISTING REQUIREMENTS

     Temporary and proposed regulations directed at tax shelter activity require taxpayers to disclose information on IRS form 8886 if they participate in a "reportable transaction." A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the LIBOR certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. The IRS has indicated that certain types of transactions will be exempted from these requirements; however, no list of exempted transactions has yet been issued. The IRS has also announced that participants may elect to comply either with the regulations that were effective January 1, 2003 or final regulations to be issued in the near future. In addition, if this transaction closes after the forthcoming regulations are issued and is not exempted, the depositor and certain other persons may be required to maintain a list of participants in this transaction, which may include investors, and may be required to disclose the list to the IRS upon request. You should consult your own tax advisor concerning any possible disclosure obligation with respect to your investment, and you should be aware that we intend to comply with the disclosure and listing requirements that we determine apply to us with respect to this transaction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--BACKUP WITHHOLDING" and "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582 (1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the LIBOR Certificates are the following:

          (1) The acquisition of the LIBOR Certificates by a Plan is on terms (including the price for the LIBOR Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The LIBOR Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "RATING AGENCY");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the LIBOR Certificates represents not more than reasonable compensation for underwriting the LIBOR Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the LIBOR Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

          (5) The Plan investing in the LIBOR Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of LIBOR Certificates in connection with the initial issuance, at least fifty (50) percent of each class of LIBOR Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in LIBOR Certificates does not exceed twenty-five (25) percent of each class of LIBOR Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, the cap provider, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the LIBOR Certificates sold by the underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase LIBOR Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of LIBOR Certificates. Assets of a Plan or individual retirement account should not be invested in the LIBOR Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2A, Class A-2B and Class M-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody's, S&P, Fitch or another nationally recognized statistical rating organization. The Class M-2 certificates will not constitute "mortgage related securities."

     Except as to the status of the Class A-1, Class A-2A, Class A-2B and Class M-1 certificates as "mortgage related securities," no representations are made as to the proper characterization of the LIBOR Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the LIBOR Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the LIBOR Certificates) may adversely affect the liquidity of the LIBOR Certificates.

     Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the LIBOR Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase, all of the Offered Certificates in the respective principal amounts set forth below:

                       PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                       AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
   UNDERWRITER         CLASS A-1      CLASS A-2A     CLASS A-2B     CLASS M-1      CLASS M-2
----------------      -----------    -----------    -----------    -----------    -----------
Goldman, Sachs &
Co..............      $89,637,000    $64,437,000    $25,546,000    $12,335,000    $10,794,000

Banc One Capital
Markets, Inc....        1,000,000         --             --             --             --

  Total.........      $90,637,000    $64,437,000    $25,546,000    $12,335,000    $10,794,000
                      ===========    ===========    ===========    ===========    ===========

     An underwriting agreement between the depositor and the underwriters governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be $1,900,000 will be approximately 100.00% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to take and pay for all of the Offered Certificates, if any are taken. The underwriters will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriters will constitute underwriting discounts and commissions.

     The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the Offered Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     In connection with the offering, the underwriters may purchase and sell Offered Certificates in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Offered Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Offered Certificates while the offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Offered Certificates sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Offered Certificates. As a result, the price of the Offered Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The depositor has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under Securities Act of 1933.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Moody's Investors Service, Inc. ("MOODY'S"), Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch Ratings ("FITCH"):

             CLASS                     MOODY'S     S&P      FITCH
             ---------------------     -------    -----     -----
             A-1                         Aaa       AAA       AAA
             A-2A.................       Aaa       AAA       AAA
             A-2B.................       Aaa       AAA       AAA
             M-1..................       Aa2       AA+       AA
             M-2..................        A2       A+        A+

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, and Fitch Ratings, One State Street Plaza, New York, New York 10007.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Moody's, S&P or Fitch are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

     The following terms have the meanings given below when used in this prospectus supplement.

     "ARM" means an adjustable-rate mortgage loan.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or any similar state statutes, as described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee, if any, payable with respect to that Distribution Date:(i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior Distribution Dates, and the trustee fee for that Distribution Date together with any related P&I Advance, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) payments from the servicer to the trustee in respect of prepayment interest shortfalls for that Distribution Date and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans with respect to that Distribution Date. The holders of the Class N and Class X certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

     "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "BASIS RISK CONTRACTS" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR INTERESTS" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "CAP AGREEMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES --THE INTEREST RATE CAP AGREEMENT" in this prospectus supplement.

     "CLASS A" means the Class A-1, Class A-2A and Class A-2B collectively.

     "CLASS A CERTIFICATE GROUP" means either the Class A-1 certificates or the Class A-2 certificates, as applicable.

         "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

          (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

          (2) with respect to the Class A-2 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of
(x) 64.00% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS A-2 CERTIFICATES" means the Class A-2A certificates and the Class A-2B certificates, collectively.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 94.00% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that Distribution Date) and (F) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 96.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of that class as payments of principal, and

     o in the case of any class of Class M-1, Class M-2, Class M-3, Class B-1 or Class B-2 certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M-1, Class M-2, Class M-3, Class B-1 or Class B-2 certificates.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 75.20% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 85.00% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 85.70% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

     "CODE" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means, all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CREDIT SCORES" has the meaning set forth in "THE MORTGAGE LOAN POOL--CREDIT SCORES" in this prospectus supplement.

     "DETERMINATION DATE" means, for each Distribution Date, the 12th of that month or, if that day is not a business day, the immediately preceding business day.

     "DISTRIBUTION DATE" means the 20th of each month or, if that day is not a business day, the immediately succeeding business day.

     "DOL" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

      "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

     "ERISA" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.512%. See "THE POOLING AND SERVICING AGREEMENT--SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

     "GROSS MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "GROUP I LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "GROUP II LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "INDEX" shall mean either One-Month LIBOR Index or the Six-Month LIBOR
Index.

     "INITIAL CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

     "INTEREST RATE CAP PAYMENT" means, beginning on the first Distribution Date and continuing through the immediately succeeding 83 Distribution Dates thereafter, the amount, if any, equal to the product of (a) the amount by which One-Month LIBOR as of the reset date under the Cap Agreement exceeds 7.00%, up to a maximum of 300 basis points, and (b) the product of the interest rate notional amount amortization schedule attached as Annex II to this prospectus supplement for that date, based on an "actual/360" basis.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

     "LIBOR CERTIFICATES" means the Class M-3 certificates, the Class B-1 certificates, the Class B-2 certificates and the Offered Certificates.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

     "MAXIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "ONE-MONTH LIBOR INDEX" has the meaning set forth in "THE MORTGAGE POOL--THE INDICES" in this prospectus supplement.

     "OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OVERCOLLATERALIZATION FLOOR" means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "THE MORTGAGE LOAN POOL--PREPAYMENT PREMIUMS" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:(i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal, (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date and (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related Distribution Date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last day of the month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).

     "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 36.00% in this prospectus supplement.

     "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

     "SIX-MONTH LIBOR" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDICES" in this prospectus supplement.

     "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.75% of the Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in March 2006 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class B-1 or Class B-2 certificates.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a total pool loan-to-value ratio no higher than that of the mortgage loan in breach, (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any Distribution Date equals the excess, if any, of (x) the interest collected on the mortgage loans received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the fourth paragraph of "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     A "TRIGGER EVENT," with respect to any Distribution Date, exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 45.00% of the Senior Specified Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

 DISTRIBUTION DATE OCCURRING IN                                LOSS PERCENTAGE
---------------------------------       -----------------------------------------------------------------
March 2006 through February 2007        2.5000% for the first month, plus an additional 1/12th of
                                        1.2500% for each month thereafter (e.g., approximately 2.6042% in
                                        April 2006)

 DISTRIBUTION DATE OCCURRING IN                                LOSS PERCENTAGE
---------------------------------       -----------------------------------------------------------------
March 2007 through February 2008        3.7500% for the first month, plus an additional 1/12th of
                                        0.7500% for each month thereafter (e.g., approximately 3.8125% in
                                        April 2007)

March 2008 through February 2009        4.5000% for the first month, plus an additional 1/12th of
                                        1.2500% for each month thereafter (e.g., approximately 4.6042% in
                                        April 2008)

March 2009 and thereafter               5.7500%

     "TRUST REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

     "UNDERWRITING GUIDELINES" has the meaning set forth in "THE MORTGAGE LOAN POOL--UNDERWRITING GUIDELINES" in this prospectus supplement.

     "UNPAID INTEREST AMOUNTS" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "WAC CAP" has the meaning set forth in "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                    ANNEX II

             INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE


                                                   INTEREST RATE CAP
              DISTRIBUTION DATE                   NOTIONAL AMOUNT ($)
              -----------------                   -------------------
                    3/03                              81,754,710
                    4/03                              80,971,645
                    5/03                              80,093,634
                    6/03                              79,122,374
                    7/03                              78,059,906
                    8/03                              76,908,620
                    9/03                              75,671,239
                    10/03                             74,350,818
                    11/03                             72,950,735
                    12/03                             71,474,674
                    1/04                              69,926,614
                    2/04                              68,310,813
                    3/04                              66,631,792
                    4/04                              64,993,616
                    5/04                              63,395,299
                    6/04                              61,835,877
                    7/04                              60,314,412
                    8/04                              58,829,986
                    9/04                              57,381,704
                    10/04                             55,968,694
                    11/04                             54,590,101
                    12/04                             53,245,095
                    1/05                              51,932,863
                    2/05                              50,652,613
                    3/05                              49,403,572
                    4/05                              48,184,984
                    5/05                              46,996,113
                    6/05                              45,836,241
                    7/05                              44,704,665
                    8/05                              43,600,700
                    9/05                              42,523,679
                    10/05                             41,472,949
                    11/05                             40,447,874
                    12/05                             39,447,833
                    1/06                              38,472,219
                    2/06                              37,520,440
                    3/06                              36,591,920
                    4/06                              35,686,094
                    5/06                              34,802,413
                    6/06                              33,940,341
                    7/06                              33,099,353
                    8/06                              32,278,938
                    9/06                              31,478,597
                    10/06                             30,697,844
                    11/06                             29,936,204
                    12/06                             29,193,213
                    1/07                              28,468,418
                    2/07                              27,761,378

                                                   INTEREST RATE CAP
              DISTRIBUTION DATE                   NOTIONAL AMOUNT ($)
              -----------------                   -------------------
                    3/07                              27,071,662
                    4/07                              26,398,849
                    5/07                              25,742,530
                    6/07                              25,102,303
                    7/07                              24,477,778
                    8/07                              23,868,574
                    9/07                              23,274,318
                    10/07                             22,694,646
                    11/07                             22,129,206
                    12/07                             21,577,650
                    1/08                              21,039,641
                    2/08                              20,514,851
                    3/08                              20,002,956
                    4/08                              19,503,644
                    5/08                              19,016,609
                    6/08                              18,541,551
                    7/08                              18,078,180
                    8/08                              17,626,211
                    9/08                              17,185,366
                    10/08                             16,755,374
                    11/08                             16,335,972
                    12/08                             15,926,900
                    1/09                              15,527,908
                    2/09                              15,138,750
                    3/09                              14,759,186
                    4/09                              14,388,982
                    5/09                              14,027,911
                    6/09                              13,675,748
                    7/09                              13,332,278
                    8/09                              12,997,287
                    9/09                              12,670,570
                    10/09                             12,351,923
                    11/09                             12,041,151
                    12/09                             11,738,060
                    1/10                              11,442,464
                    2/10                              11,154,178
             3/10 and thereafter                           0

               SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION:
                         MORTGAGE LOANS IN THE AGGREGATE

                       THE MORTGAGE LOANS (ALL COLLATERAL)

Scheduled Principal Balance:                                        $220,269,319
Number of Mortgage Loans:                                                  1,199
Average Scheduled Principal Balance:                                    $183,711
Weighted Average Gross Coupon:                                            7.257%
Weighted Average Net Coupon:                                              6.745%
Weighted Average Original FICO Score:                                        623
Weighted Average Original LTV Ratio:                                      79.73%
Weighted Average Original Total Pool LTV Ratio:                           80.06%
Weighted Average Stated Remaining Term (months):                             352
Weighted Average Seasoning (months):                                           1
Weighted Average Months to Roll:                                              23
Weighted Average Gross Margin:                                             6.32%
Weighted Average Initial Rate Cap:                                         1.54%
Weighted Average Periodic Rate Cap:                                        1.54%
Weighted Average Gross Maximum Lifetime Rate:                             14.13%


                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRINCIPAL BALANCE    OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------------   --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
$25,001 - $50,000         63      $2,577,926        1.17%      8.783%       600       $40,919     72.92%     87.32%     85.03%
$50,001 - $75,000        112       7,133,002        3.24       8.091        598        63,688     77.26      79.34      92.95
$75,001 - $100,000       131      11,565,294        5.25       7.890        609        88,285     77.18      60.52      90.14
$100,001 - $125,000      130      14,602,709        6.63       7.430        615       112,329     77.80      73.50      90.48
$125,001 - $150,000      143      19,650,496        8.92       7.354        617       137,416     78.37      63.76      93.07
$150,001 - $200,000      198      34,730,184       15.77       7.312        624       175,405     79.34      59.67      93.17
$200,001 - $250,000      135      30,334,318       13.77       7.142        623       224,699     81.64      61.89      91.57
$250,001 - $300,000       98      26,896,455       12.21       7.090        627       274,454     80.88      42.19      95.89
$300,001 - $350,000      156      56,303,944       25.56       7.016        632       360,923     81.83      51.37      95.54
$450,001 & Above          33      16,474,992        7.48       7.137        627       499,242     79.56      53.11      97.16
                       -----    ------------      ------       -----        ---      --------     -----      -----      -----
   TOTAL               1,199    $220,269,319      100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============      ======       =====        ===      ========     =====      =====      =====

                         MORTGAGE LOANS IN THE AGGREGATE


                          DISTRIBUTION BY CURRENT RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 CURRENT RATE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------------   --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below            55     $13,420,179         6.09%     5.644%        670      $244,003     78.34%     71.83%    100.00%
6.00- 6.49%              59      13,101,226         5.95      6.300         642       222,055     81.26      77.45      95.98
6.50- 6.99%             332      70,456,585        31.99      6.765         635       212,219     78.21      59.62      92.41
7.00- 7.49%             201      40,150,294        18.23      7.224         629       199,753     81.67      55.34      96.89
7.50- 7.99%             347      59,307,226        26.92      7.740         615       170,914     82.17      47.76      90.56
8.00- 8.49%              49       7,365,959         3.34      8.210         574       150,326     79.49      58.08      96.75
8.50- 8.99%              65       8,018,787         3.64      8.737         562       123,366     77.82      51.33      94.04
9.00- 9.49%              24       2,340,206         1.06      9.237         570        97,509     77.75      66.42     100.00
9.50- 9.99%              31       3,382,241         1.54      9.678         550       109,105     76.05      62.43      90.51
10.00% & Above           36       2,726,617         1.24     10.854         542        75,739     75.63      84.20      98.72
                      -----    ------------       ------     ------        ----      --------     -----      -----     ------
   TOTAL              1,199    $220,269,319       100.00%     7.257%        623      $183,711     80.06%     57.52%     93.74%
                      =====    ============       ======      =====         ===      ========     =====      =====     ======



                                               DISTRIBUTION BY LIEN

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LIEN                 OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
First                   1,188    $219,818,620       99.80%      7.249%       623     $185,033     80.01%     57.43%     93.72%
Second                     11         450,699        0.20      10.895        632       40,973    100.00     100.00     100.00
                        -----    ------------      ------      ------        ---     --------    ------     ------     ------
   TOTAL                1,199    $220,269,319      100.00%      7.257%       623     $183,711     80.06%     57.52%     93.74%
                        =====    ============      ======      ======        ===     ========    ======     ======     ======



                                          DISTRIBUTION BY TOTAL POOL LTV

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 TOTAL POOL LTV       OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
 40.00% & Below           16      $2,029,225        0.92%      7.378%        623     $126,827     29.36%      22.29%    94.09%
 40.01 - 50.00%           22       3,181,150        1.44       7.267         618      144,598     44.61       28.17     86.59
 50.01 - 60.00%           57       8,839,689        4.01       7.162         615      155,082     55.60       45.95     91.10
 60.01 - 70.00%          145      22,356,493       10.15       7.461         608      154,183     66.78       51.74     94.05
 70.01 - 80.00%          429      78,433,636       35.61       7.177         620      182,829     77.68       56.37     90.28
 80.01 - 85.00%          199      37,858,281       17.19       7.246         615      190,243     84.56       56.53     92.13
 85.01 - 90.00%          248      52,347,891       23.77       7.275         636      211,080     89.77       58.19     99.45
 90.01 - 95.00%           61      12,968,328        5.89       7.349         649      212,596     94.80       87.78     98.17
 95.01 - 100.00%          22       2,254,625        1.02       7.488         632      102,483    100.00      100.00    100.00
                       -----    ------------      ------       -----         ---     --------    ------      ------    ------
    TOTAL              1,199    $220,269,319      100.00%      7.257%        623     $183,711     80.06%      57.52%    93.74%
                       =====    ============      ======       =====         ===     ========    ======      ======    ======



                                           DISTRIBUTION BY DOCUMENTATION

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 DOCUMENTATION        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Full                     751     $126,693,912       57.52%     7.204%        615     $168,700     81.59%    100.00%     95.15%
Stated                   377       80,558,410       36.57      7.363         635      213,683     78.07       0.00      93.17
Limited                   71       13,016,997        5.91      7.114         629      183,338     77.41       0.00      83.49
                       -----     ------------      ------      -----         ---     --------     -----     ------      -----
   TOTAL               1,199     $220,269,319      100.00%     7.257%        623     $183,711     80.06%     57.52%     93.74%
                       =====     ============      ======      =====         ===     ========     =====     ======      =====

                         MORTGAGE LOANS IN THE AGGREGATE


                          DISTRIBUTION BY LOAN PURPOSE

                                                 PCT. OF
                                   AGGREGATE    MORT. POOL
                       NUMBER      PRINCIPAL      AGG BY      WEIGHTED               AVERAGE     WEIGHTED     PCT.       PCT.
                    OF MORTGAGE     BALANCE      PRINCIPAL      AVG.      WEIGHTED  PRINCIPAL  ORIG. TOTAL    FULL      OWNER
 LOAN PURPOSE           LOANS     OUTSTANDING     BALANCE     COUPON     AVG. FICO   BALANCE     POOL LTV   DOC LOAN  OCCUPIED
----------------      --------    -----------   ----------   --------    ---------  ---------   ----------  --------  --------
Cashout Refi              791    $144,758,521       65.72%     7.303%       615     $183,007      78.50%     56.28%     93.86%
Purchase                  224      42,890,722       19.47      7.103        649      191,476      85.13      59.28      91.94
Rate/Term Refi            184      32,620,076       14.81      7.255        627      177,283      80.30      60.71      95.55
                        -----    ------------     -------      -----        ---     --------      -----      -----      -----
   TOTAL                1,199    $220,269,319     100.00%      7.257%       623     $183,711      80.06%     57.52%     93.74%
                        =====    ============     ======       =====        ===     ========      =====      =====      =====



                                         DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF
                        NUMBER                    POOL BY     WEIGHTED                 AVG.      WEIGHTED     PCT.       PCT.
                      OF LOANS   PRINCIPAL       PRINCIPAL      AVG.      WEIGHTED  PRINCIPAL   AVG. TOTAL    FULL      OWNER
 LOAN PURPOSE           LOANS     BALANCE         BALANCE     COUPON     AVG. FICO   BALANCE     POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------  ---------   ----------  --------  --------
Owner                  1,110    $206,473,682        93.74%     7.253%       621      $186,012     80.30%     58.39%    100.00%
Non-Owner                 87      13,428,400         6.10      7.310        653       154,349     76.35      45.75       0.00
Second Home                2         367,236         0.17      7.673        679       183,618     78.30       0.00       0.00
                       -----    ------------      -------      -----        ---      --------     -----      -----     ------
   TOTAL               1,199    $220,269,319      100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============      ======       =====        ===      ========     =====      =====     ======



                                           DISTRIBUTION BY PROPERTY TYPE


                                   AGGREGATE       PCT. OF
                       NUMBER       PRINCIPAL      POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 PROPERTY TYPE      OF MORTGAGE      BALANCE      PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PROPERTY TYPE         LOANS      OUTSTANDING      BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------    ------------   ----------   --------    ---------   ---------  ----------  --------  --------
Single Family            928      $167,484,289      76.04%      7.277%       619      $180,479     79.98%     58.53%     95.59%
PUD                      112        22,645,243      10.28       7.193        621       202,190     81.19      55.85      98.52
2-4 Family                82        17,999,307       8.17       7.191        656       219,504     78.40      49.08      73.19
Condo                     67        11,259,556       5.11       7.172        634       168,053     81.93      57.58      88.88
Man. Housing              10           880,925       0.40       7.558        610        88,093     74.57      80.16     100.00
                       -----      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL               1,199      $220,269,319     100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====      ============     ======       =====        ===      ========     =====      =====     ======

                        MORTGAGE LOANS IN THE AGGREGATE


                              DISTRIBUTION BY STATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  STATE               OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
California-South         282     $62,457,385        28.36%     7.093%       626      $221,480     79.26%     56.71%     91.80%
California-North         178      46,716,428        21.21      7.133        624       262,452     80.12      53.76      92.47
Florida                  100      12,432,753         5.64      7.527        612       124,328     80.75      45.78      88.32
New York                  42      11,732,487         5.33      7.126        636       279,345     78.85      44.64      98.98
Texas                     96       9,172,315         4.16      8.280        611        95,545     76.36      65.94      95.73
Illinois                  46       8,931,720         4.05      7.200        642       194,168     83.41      54.73      94.69
Massachusetts             31       6,842,429         3.11      7.059        615       220,724     78.81      58.10     100.00
Colorado                  37       6,500,905         2.95      7.074        624       175,700     83.89      59.58      98.48
Michigan                  42       5,120,446         2.32      7.855        614       121,915     81.83      66.51      98.77
New Jersey                24       4,983,356         2.26      7.350        638       207,640     77.02      56.93      95.29
Washington                26       3,999,151         1.82      7.088        620       153,813     85.56      71.65      89.88
All Others               295      41,379,945        18.79      7.378        618       140,271     80.63      66.07      95.36
                       -----    ------------       ------      -----        ---      --------     -----      -----     ------
   TOTAL               1,199    $220,269,319       100.00%     7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============       ======      =====        ===      ========     =====      =====     ======



                                             DISTRIBUTION BY ZIP CODES

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 ZIP CODES            OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
94591                      6      $1,615,068        0.73%      6.622%        614     $269,178     73.82%    100.00%     53.79%
95132                      4       1,448,304        0.66       6.521         622      362,076     76.65      25.32     100.00
92503                      6       1,420,457        0.64       7.579         597      236,743     83.62      51.14     100.00
20876                      3       1,105,621        0.50       7.215         596      368,540     89.60     100.00     100.00
95020                      3       1,062,879        0.48       7.017         607      354,293     80.14      68.03     100.00
92647                      3       1,058,081        0.48       6.659         649      352,694     83.37     100.00     100.00
91709                      4       1,026,474        0.47       7.128         627      256,619     82.71      44.15     100.00
94510                      3         990,096        0.45       6.463         669      330,032     82.76      69.73     100.00
94544                      3         972,134        0.44       7.249         630      324,045     83.93      23.38     100.00
91320                      3         951,241        0.43       7.149         648      317,080     79.46      43.91     100.00
All Others             1,161     208,618,962       94.71       7.274         623      179,689     79.99      57.19      93.74
                       -----    ------------       -----       -----         ---     --------     -----     ------     ------
    TOTAL              1,199    $220,269,319      100.00%      7.257%        623     $183,711     80.06%     57.52%     93.74%
                       =====    ============      ======       =====         ===     ========     =====     ======     ======



                                   DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                  PCT. OF
REMAINING             NUMBER OF                   POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
MONTHS TO             MORTGAGE     PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
MATURITY               LOANS        BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
------------          --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
0-180                     57      $5,512,307        2.50%      7.817%       624       $96,707     73.03%     56.91%     97.82%
181-240                   26       2,339,470        1.06       8.591        595        89,980     78.66      64.73     100.00
241-360                1,116     212,417,541       96.44       7.228        624       190,338     80.25      57.45      93.56
                       -----    ------------      ------       -----        ---      --------     -----      -----     ------
  TOTAL                1,199    $220,269,319      100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============      ======       =====        ===      ========     =====      =====     ======

                         MORTGAGE LOANS IN THE AGGREGATE


                          DISTRIBUTION BY PRODUCT TYPE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRODUCT TYPE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
2/28 ARMS                622    $128,946,003       58.54%      7.198%       620       $207,309     82.93%    56.07%     95.00%
Fixed Rate               538      81,754,710       37.12       7.463        624        151,960     75.57     59.40      91.26
3/27 ARMS                 28       5,913,426        2.68       7.056        627        211,194     78.67     72.76      96.65
1 Mo. LIBOR IO            11       3,655,180        1.66       5.061        717        332,289     81.36     41.71     100.00
                       -----    ------------      ------       -----        ---       --------     -----     -----     ------
   TOTAL               1,199    $220,269,319      100.00%      7.257%       623       $183,711     80.06%    57.52%     93.74%
                       =====    ============      ======       =====        ===       ========     =====     =====     ======



                                           DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
1.00%                      1        $264,793        0.12%      7.250%        646     $264,793      88.33%    100.00%   100.00%
1.50%                    649     134,594,636       61.10       7.191         620      207,388      82.73      56.72     95.06
3.00%                     11       3,655,180        1.66       5.061         717      332,289      81.36      41.71    100.00
N/A                      538      81,754,710       37.12       7.463         624      151,960      75.57      59.40     91.26
                       -----    ------------      ------       -----         ---     --------      -----     ------    ------
   TOTAL               1,199    $220,269,319      100.00%      7.257%        623     $183,711      80.06%     57.52%    93.74%
                       =====    ============      ======       =====         ===     ========      =====     ======    ======



                                       DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 MONTHS TO             NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 RATE RESET           OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------         --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
0-12                      11       $3,655,180        1.66%     5.061%        717      $332,289    81.36%     41.71%    100.00%
13-24                    622      128,946,003       58.54      7.198         620       207,309    82.93      56.07      95.00
25-36                     28        5,913,426        2.68      7.056         627       211,194    78.67      72.76      96.65
N/A                      538       81,754,710       37.12      7.463         624       151,960    75.57      59.40      91.26
                       -----     ------------      ------      -----         ---      --------    -----      -----     ------
   TOTAL               1,199     $220,269,319      100.00%     7.257%        623      $183,711    80.06%     57.52%     93.74%
                       =====     ============      ======      =====         ===      ========    =====      =====     ======



                                    DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 GROSS MAXIMUM         NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LIFETIME RATE        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
12.00-12.49%              11      $3,655,180        1.66%      5.061%       717      $332,289     81.36%     41.71%    100.00%
12.50-12.99%              44       9,764,999        4.43       5.862        653       221,932     77.21      83.10     100.00
13.00-13.49%              60      13,366,019        6.07       6.319        642       222,767     81.40      77.89      96.06
13.50-13.99%             179      41,431,101       18.81       6.760        627       231,459     82.30      59.81      94.11
14.00-14.49%             116      24,812,182       11.26       7.217        627       213,898     85.98      56.71      97.58
14.50-14.99%             176      34,501,718       15.66       7.741        615       196,032     84.79      39.79      91.55
15.00-15.49%              13       2,271,815        1.03       8.267        542       174,755     79.60      37.84     100.00
15.50-15.99%              19       3,430,326        1.56       8.794        547       180,543     81.05      32.51      98.00
16.00-16.99%              23       3,370,377        1.53       9.552        548       146,538     75.98      56.56      98.14
17.00-17.99%              12       1,292,743        0.59      10.571        528       107,729     70.22      90.15     100.00
18.00-18.99%               8         618,150        0.28      11.527        520        77,269     68.81      73.43      94.34
N/A                      538      81,754,710       37.12       7.463        624       151,960     75.57      59.40      91.26
                       -----    ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL               1,199    $220,269,319      100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============      ======       =====        ===      ========     =====      =====     ======

                        MORTGAGE LOANS IN THE AGGREGATE


                             DISTRIBUTION BY MARGIN

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  MARGIN              OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below             19      $6,222,489         2.82%     5.799%       684      $327,499     79.34%     43.33%    100.00%
6.00- 6.49%              557     116,995,120        53.11      7.020        629       210,045     83.53      56.61      94.37
6.50- 6.99%               43       9,255,263         4.20      7.896        568       215,239     80.96      64.26     100.00
7.00% & Above             42       6,041,738         2.74      9.587        534       143,851     72.88      53.81      98.96
N/A                      538      81,754,710        37.12      7.463        624       151,960     75.57      59.40      91.26
                       -----    ------------       ------      -----        ---      --------     -----      -----     ------
   TOTAL               1,199    $220,269,319       100.00%     7.257%       623      $183,711     80.06%     57.52%     93.74%
                       =====    ============       ======      =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP I MORTGAGE LOANS


               SCHEDULE B - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP I MORTGAGE LOANS

                           THE GROUP I MORTGAGE LOANS

Scheduled Principal Balance:                                        $110,533,528
 Number of Mortgage Loans:                                                   651
 Average Scheduled Principal Balance:                                   $169,790
 Weighted Average Gross Coupon:                                           7.232%
 Weighted Average Net Coupon:                                             6.720%
 Weighted Average Original FICO Score:                                       621
 Weighted Average Original LTV Ratio:                                     80.73%
 Weighted Average Original Total Pool LTV Ratio:                          81.37%
 Weighted Average Stated Remaining Term (months):                            357
 Weighted Average Seasoning (months):                                          1
 Weighted Average Months to Roll:                                             23
 Weighted Average Gross Margin:                                            6.35%
 Weighted Average Initial Rate Cap:                                        1.52%
 Weighted Average Periodic Rate Cap:                                       1.52%
 Weighted Average Gross Maximum Lifetime Rate:                            14.21%




                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRINCIPAL BALANCE    OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------------   --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
$25,001 - $50,000         21        $807,698         0.73%     9.631%       589       $38,462     81.94%     76.08%     85.16%
$50,001 - $75,000         49       3,180,335         2.88      8.125        586        64,905     80.00      81.65      86.23
$75,001 - $100,000        66       5,892,937         5.33      7.931        600        89,287     77.43      50.97      92.32
$100,001 - $125,000       80       8,930,020         8.08      7.312        612       111,625     79.29      74.84      91.16
$125,001 - $150,000       91      12,521,310        11.33      7.180        616       137,597     79.71      67.34      92.49
$150,001 - $200,000      127      22,341,586        20.21      7.256        621       175,918     81.27      63.19      93.84
$200,001 - $250,000       99      22,392,047        20.26      7.086        622       226,182     82.88      62.89      90.69
$250,001 - $300,000       80      21,965,423        19.87      7.048        629       274,568     82.52      40.75      96.32
$300,001 & Above          38      12,502,173        11.31      7.059        633       329,005     82.11      48.17      93.29
                         ---    ------------       ------      -----        ---       -------     -----      -----      -----
   TOTAL                 651    $110,533,528       100.00%     7.232%       621      $169,790     81.37%     58.35%     92.90%
                         ===    ============       ======      =====        ===      ========     =====      =====      =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS


                          DISTRIBUTION BY CURRENT RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 CURRENT RATE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-----------------     --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below            42       $8,009,554        7.25%      5.671%       672      $190,704     79.30%     82.45%    100.00%
6.00- 6.49%              47        8,327,197        7.53       6.319        645       177,174     81.52      73.65      93.67
6.50- 6.99%             168       31,158,793       28.19       6.783        622       185,469     79.76      64.24      90.20
7.00- 7.49%             135       24,763,472       22.40       7.226        630       183,433     82.59      54.39      96.02
7.50- 7.99%             175       29,249,963       26.46       7.705        612       167,143     83.61      43.52      89.35
8.00- 8.49%              12        1,729,809        1.56       8.272        552       144,151     76.34      18.36     100.00
8.50- 8.99%              16        2,167,041        1.96       8.816        553       135,440     83.59      51.47      96.83
9.00- 9.49%               8        1,125,262        1.02       9.312        575       140,658     81.67      54.05     100.00
9.50- 9.99%              13        1,360,744        1.23       9.621        539       104,673     73.30      95.39      95.39
10.00% & Above           35        2,641,692        2.39      10.881        542        75,477     75.33      83.70      98.68
                        ---     ------------      ------      ------        ---      --------     -----      -----     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======      ======        ===      ========     =====      =====     ======



                                               DISTRIBUTION BY LIEN


                                   AGGREGATE      PCT. OF
                      NUMBER       PRINCIPAL      POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                    OF MORTGAGE     BALANCE      AGG. PRIN.     AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  LIEN                LOANS      OUTSTANDING        BAL.       COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------      -----------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
 First                  641      $110,108,295       99.62%      7.218%       621      $171,776     81.30%     58.19%     92.87%
 Second                  10           425,233        0.38      10.949        631        42,523    100.00     100.00     100.00
                        ---      ------------      ------      ------        ---      --------    ------     ------     ------
   TOTAL                651      $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===      ============      ======      ======        ===      ========    ======     ======     ======

                      THE AGGREGATE GROUP I MORTGAGE LOANS


                         DISTRIBUTION BY TOTAL POOL LTV

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 TOTAL POOL LTV       OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
 40.00% & Below           6         $645,241        0.58%      7.026%       615      $107,540     32.33%     43.66%    100.00%
 40.01 - 50.00%           8        1,027,813        0.93       7.366        591       128,477     44.14      34.22      87.36
 50.01 - 60.00%          23        3,767,898        3.41       7.299        610       163,822     55.25      52.67      90.98
 60.01 - 70.00%          68       10,200,976        9.23       7.549        606       150,014     66.94      50.37      93.23
 70.01 - 80.00%         221       38,016,646       34.39       7.094        620       172,021     78.10      56.95      89.27
 80.01 - 85.00%         115       19,217,836       17.39       7.255        603       167,112     84.51      56.75      89.18
 85.01 - 90.00%         148       27,234,395       24.64       7.231        633       184,016     89.70      55.27      98.94
 90.01 - 95.00%          41        8,193,564        7.41       7.339        646       199,843     94.89      84.29      97.10
 95.01 - 100.00%         21        2,229,159        2.02       7.459        631       106,150    100.00     100.00     100.00
                        ---     ------------      ------       -----        ---      --------    ------     ------     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========    ======     ======     ======



                                           DISTRIBUTION BY DOCUMENTATION

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 DOCUMENTATION        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Full                    405      $64,501,377       58.35%      7.155%       614      $159,263     82.53%    100.00%     94.79%
Stated                  212       39,716,852       35.93       7.370        632       187,344     79.52       0.00      91.23
Limited                  34        6,315,298        5.71       7.161        617       185,744     81.11       0.00      84.02
                        ---     ------------      ------       -----        ---      --------     -----     ------      -----
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====     ======      =====



                                           DISTRIBUTION BY LOAN PURPOSE

                                                  PCT. OF
                                  AGGREGATE       POOL BY                                        WEIGHTED
                       NUMBER     PRINCIPAL      MORT. AGG.   WEIGHTED                  AVG.       ORIG.      PCT.       PCT.
                    OF MORTGAGE    BALANCE          PRIN.       AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 lOAN PURPOSE          LOANS     OUTSTANDING        BAL.      COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Cashout Refi            408      $71,963,322       65.11%      7.247%       615      $176,381     79.91%     56.44%     93.55%
Purchase                148       22,815,105       20.64       7.170        643       154,156     86.23      65.07      91.56
Rate/Term Refi           95       15,755,101       14.25       7.256        615       165,843     80.97      57.36      91.87
                        ---     ------------      ------       -----        ---      --------     -----      -----      -----
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====      =====      =====



                                         DISTRIBUTION BY OCCUPANCY STATUS


                                               PCT. OF MORT.
                      NUMBER                      POOL BY     WEIGHTED                 AVG.   WEIGHTED ORIG.   PCT.      PCT.
  OCCUPANCY        OF MORTGAGE  PRINCIPAL       AGG. PRIN.     AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL      FULL     OWNER
   STATUS             LOANS      BALANCE           BAL.       COUPON     AVG. FICO   BALANCE    POOL LTV    DOC LOAN   OCCUPIED
----------------     --------  ------------    ----------    --------    ---------  ---------  ----------   --------   --------
Owner Occupied          600    $102,685,121       92.90%      7.235%       618      $171,142      81.59%      59.54%   100.00%
Non Owner                49       7,481,170        6.77       7.178        651       152,677      78.50       44.88      0.00
Second Home               2         367,236        0.33       7.673        679       183,618      78.30        0.00      0.00
                        ---    ------------      ------       -----        ---      --------      -----       -----    ------
   TOTAL                651    $110,533,528      100.00%      7.232%       621      $169,790      81.37%      58.35     92.90%
                        ===    ============      ======       =====        ===      ========      =====       =====    ======

                      THE AGGREGATE GROUP I MORTGAGE LOANS


                          DISTRIBUTION BY PROPERTY TYPE


                                 AGGREGATE   PCT. OF MORT.
                                 PRINCIPAL      POOL BY     WEIGHTED                  AVG.    WEIGHTED ORIG.   PCT.       PCT.
                     NUMBER       BALANCE      PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL   AVG. TOTAL      FULL      OWNER
 PROPERTY TYPE      OF LOANS    OUTSTANDING     BALANCE     COUPON     AVG. FICO    BALANCE     POOL LTV     DOC LOAN  OCCUPIED
----------------    --------   ------------   ----------   --------    ---------   ---------   ----------    --------  --------
Single Family         499       $82,834,388      74.94%      7.248%       616      $166,001      81.21%       60.24%     94.87%
2-4 Family             47        10,632,845       9.62       7.117        647       226,231      80.65        52.55      75.39
PUD                    50         8,504,959       7.69       7.201        621       170,099      82.38        52.92      96.65
Condo                  51         8,156,785       7.38       7.240        633       159,937      83.18        51.48      91.49
Man. Housing            4           404,551       0.37       7.542        589       101,138      73.76        77.78     100.00
                      ---      ------------     ------       -----        ---      --------      -----        -----     ------
   TOTAL              651      $110,533,528     100.00%      7.232%       621      $169,790      81.37%       58.35%     92.90%
                      ===      ============     ======       =====        ===      ========      =====        =====     ======



                                               DISTRIBUTION BY STATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
    STATE             OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
California-South        185      $37,065,218       33.53%      7.150%       623      $200,353     79.38%     51.89%     91.53%
California-North         98       20,169,789       18.25       7.115        620       205,814     80.13      60.59      89.34
Illinois                 37        7,199,921        6.51       7.166        646       194,592     84.98      54.78      94.10
Florida                  44        5,286,096        4.78       7.607        601       120,139     81.63      50.79      86.39
Massachusetts            19        4,225,484        3.82       6.873        614       222,394     81.02      72.84     100.00
Colorado                 25        3,950,889        3.57       7.126        619       158,036     84.29      73.47      97.51
Michigan                 25        3,009,167        2.72       8.155        599       120,367     81.02      49.81      97.92
Texas                    24        2,553,731        2.31       8.548        617       106,405     79.97      66.11      98.63
New York                 10        2,502,260        2.26       6.814        645       250,226     83.72      45.35     100.00
Washington               17        2,376,227        2.15       6.851        638       139,778     88.11      82.29      94.70
Minnesota                13        2,215,873        2.00       6.924        613       170,452     87.83      60.52     100.00
All Others              154       19,978,873       18.07       7.351        613       129,733     82.85      64.16      94.53
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======



                                             DISTRIBUTION BY ZIP CODES

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 ZIP CODE             OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------         --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
92503                     4         $837,339        0.76%      7.197%       580      $209,335     81.33%     68.14%    100.00%
02150                     4          830,979        0.75       6.865        602       207,745     84.08      37.38     100.00
94591                     3          783,269        0.71       6.342        597       261,090     75.07     100.00      52.55
80918                     3          738,643        0.67       7.703        572       246,214     86.11      61.06     100.00
95758                     3          685,979        0.62       7.439        603       228,660     80.72      64.09     100.00
92563                     2          609,613        0.55       7.139        611       304,807     84.79     100.00     100.00
91709                     3          606,105        0.55       7.563        606       202,035     81.13      74.77     100.00
48085                     3          597,282        0.54       7.990        648       199,094     80.82       0.00     100.00
92553                     4          567,859        0.51       7.984        621       141,965     79.77      18.46     100.00
94510                     2          567,461        0.51       6.250        665       283,731     77.36      47.18     100.00
All Others              620      103,708,999       93.83       7.233        621       167,273     81.38      58.35      92.79
                        ---     ------------      ------       -----        ---      --------     -----     ------     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====     ======     ======

                      THE AGGREGATE GROUP I MORTGAGE LOANS


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY


 REMAINING          NUMBER OF    AGGREGATE   PCT. OF MORT.
 MONTHS TO          MORTGAGE     PRINCIPAL      POOL BY     WEIGHTED                 AVG.    WEIGHTED ORIG.    PCT.       PCT.
 MATURITY            LOANS        BALANCE      PRINCIPAL      AVG.     WEIGHTED   PRINCIPAL    AVG. TOTAL      FULL      OWNER
                                OUTSTANDING     BALANCE     COUPON    AVG. FICO    BALANCE      POOL LTV     DOC LOAN  OCCUPIED
-------------       --------   ------------   ----------   --------   ---------   ---------    ----------    --------  --------
0 - 180                 5          $225,446       0.20%      9.394%      635       $45,089       85.59%      100.00%    100.00%
181 - 240               9           456,148       0.41      11.015       588        50,683       88.46        69.51     100.00
241 - 360             637       109,851,935      99.38       7.212       621       172,452       81.33        58.22      92.86
                      ---      ------------     ------      ------       ---      --------       -----       ------     ------
   TOTAL              651      $110,533,528     100.00%      7.232%      621      $169,790       81.37%       58.35%     92.90%
                      ===      ============     ======      ======       ===      ========       =====       ======     ======



                                           DISTRIBUTION BY PRODUCT TYPE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRODUCT TYPE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
2/28 ARMS               523       $89,442,360      80.92%      7.238%       619      $171,018     82.70%     58.00%     93.95%
Fixed Rate              100        16,569,162      14.99       7.383        621       165,692     74.86      61.91      86.48
3/27 ARMS                22         3,206,605       2.90       7.317        616       145,755     76.57      49.77      93.83
1 Mo. LIBOR IO            6         1,315,400       1.19       4.762        724       219,233     84.46      58.89     100.00
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                651      $110,533,528     100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======



                                           DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
1.00%                     1         $264,793        0.24%      7.250%       646      $264,793     88.33%    100.00%    100.00%
1.50%                   544       92,384,172       83.58       7.240        619       169,824     82.47      57.59      93.93
3.00%                     6        1,315,400        1.19       4.762        724       219,233     84.46      58.89     100.00
N/A                     100       16,569,162       14.99       7.383        621       165,692     74.86      61.91      86.48
                        ---     ------------      ------       -----        ---      --------     -----     ------     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====     ======     ======



                                       DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 MONTHS TO             NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 RATE RESET           OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
0-12                      6       $1,315,400        1.19%      4.762%       724      $219,233     84.46%     58.89%    100.00%
13-24                   523       89,442,360       80.92       7.238        619       171,018     82.70      58.00      93.95
25-36                    22        3,206,605        2.90       7.317        616       145,755     76.57      49.77      93.83
N/A                     100       16,569,162       14.99       7.383        621       165,692     74.86      61.91      86.48
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP I MORTGAGE LOANS


                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 GROSS MAXIMUM         NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LIFETIME RATE        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
12.00-12.49%              6       $1,315,400        1.19%      4.762%        724     $219,233     84.46%     58.89%    100.00%
12.50-12.99%             36        6,694,154        6.06       5.849         662      185,949     78.28      87.08     100.00
13.00-13.49%             48        8,591,991        7.77       6.348         645      179,000     81.73      74.46      93.87
13.50-13.99%            141       26,531,556       24.00       6.770         621      188,167     81.38      63.88      92.04
14.00-14.49%             98       17,322,377       15.67       7.216         629      176,759     85.73      52.18      96.53
14.50-14.99%            153       25,215,139       22.81       7.722         613      164,805     84.63      40.84      91.26
15.00-15.49%             12        1,729,809        1.56       8.272         552      144,151     76.34      18.36     100.00
15.50-15.99%             16        2,167,041        1.96       8.816         553      135,440     83.59      51.47      96.83
16.00-16.99%             21        2,486,006        2.25       9.481         555      118,381     77.09      76.68      97.48
17.00-17.99%             12        1,292,743        1.17      10.571         528      107,729     70.22      90.15     100.00
18.00-18.99%              8          618,150        0.56      11.527         520       77,269     68.81      73.43      94.34
N/A                     100       16,569,162       14.99       7.383         621      165,692     74.86      61.91      86.48
                        ---     ------------      ------      ------         ---     --------     -----      -----     ------
   TOTAL                651     $110,533,528      100.00%      7.232%        621     $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======      ======         ===     ========     =====      =====     ======



                                              DISTRIBUTION BY MARGIN

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
   MARGIN             OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below             11      $2,764,275        2.50%      5.882%       680      $251,298     84.08%     58.48%    100.00%
6.00- 6.49%              469      81,839,013       74.04       7.066        626       174,497     83.04      56.82      93.22
6.50- 6.99%               33       4,979,266        4.50       7.998        574       150,887     81.50      57.69     100.00
7.00% & Above             38       4,381,811        3.96       9.743        533       115,311     72.92      74.20      98.57
N/A                      100      16,569,162       14.99       7.383        621       165,692     74.86      61.91      86.48
                         ---    ------------      ------       -----        ---      --------     -----      -----     ------
    TOTAL                651    $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                         ===    ============      ======       =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP II MORTGAGE LOANS


               SCHEDULE C - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP II MORTGAGE LOANS

                           THE GROUP II MORTGAGE LOANS

Scheduled Principal Balance:                                        $109,735,791
 Number of Mortgage Loans:                                                   548
 Average Scheduled Principal Balance:                                   $200,248
 Weighted Average Gross Coupon:                                           7.282%
 Weighted Average Net Coupon:                                             6.770%
 Weighted Average Original FICO Score:                                       626
 Weighted Average Original LTV Ratio:                                     78.71%
 Weighted Average Original Total Pool LTV Ratio:                          78.73%
 Weighted Average Stated Remaining Term (months):                            347
 Weighted Average Seasoning (months):                                          1
 Weighted Average Months to Roll:                                             24
 Weighted Average Gross Margin:                                            6.26%
 Weighted Average Initial Rate Cap:                                        1.58%
 Weighted Average Periodic Rate Cap:                                       1.58%
 Weighted Average Gross Maximum Lifetime Rate:                            13.98%



                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRINCIPAL BALANCE    OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------------   --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
$25,001 - $50,000         42      $1,770,228        1.61%      8.396%       605       $42,148     68.81%     92.45%     84.98%
$50,001 - $75,000         63       3,952,668        3.60       8.063        609        62,741     75.06      77.49      98.35
$75,001 - $100,000        65       5,672,357        5.17       7.847        618        87,267     76.93      70.45      87.88
$100,001 - $125,000       50       5,672,689        5.17       7.616        619       113,454     75.47      71.39      89.39
$125,001 - $150,000       52       7,129,187        6.50       7.658        619       137,100     76.02      57.46      94.08
$150,001 - $200,000       71      12,388,598       11.29       7.412        628       174,487     75.86      53.34      91.97
$200,001 - $250,000       36       7,942,271        7.24       7.299        625       220,619     78.14      59.05      94.07
$250,001 - $300,000       18       4,931,031        4.49       7.277        620       273,946     73.57      48.65      93.99
$300,001 - $350,000      120      44,763,963       40.79       7.001        632       373,033     81.40      52.21      95.21
$450,001 & Above          31      15,512,800       14.14       7.151        626       500,413     80.45      53.39     100.00
                         ---    ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                 548    $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                         ===    ============      ======       =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP II MORTGAGE LOANS


                          DISTRIBUTION BY CURRENT RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 CURRENT RATE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below            13       $5,410,624        4.93%      5.604%       668      $416,202     76.92%     56.10%    100.00%
6.00- 6.49%              12        4,774,028        4.35       6.266        635       397,836     80.80      84.08     100.00
6.50- 6.99%             164       39,297,792       35.81       6.750        646       239,621     76.98      55.96      94.16
7.00- 7.49%              66       15,386,821       14.02       7.222        628       233,134     80.20      56.87      98.29
7.50- 7.99%             172       30,057,264       27.39       7.775        618       174,752     80.76      51.88      91.74
8.00- 8.49%              37        5,636,150        5.14       8.191        581       152,328     80.46      70.27      95.75
8.50- 8.99%              49        5,851,746        5.33       8.708        565       119,423     75.68      51.28      93.01
9.00- 9.49%              16        1,214,945        1.11       9.168        566        75,934     74.11      77.88     100.00
9.50% & Above            19        2,106,421        1.92       9.728        556       110,864     78.19      42.66      87.75
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======



                                               DISTRIBUTION BY LIEN

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LIEN                 OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-----------           --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
First                   547      $109,710,325      99.98%      7.281%       626      $200,567     78.73%     56.66%     94.58%
Second                    1            25,466       0.02       9.990        652        25,466    100.00     100.00     100.00
                        ---      ------------     ------       -----        ---      --------    ------     ------     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========    ======     ======     ======



                                          DISTRIBUTION BY TOTAL POOL LTV

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 TOTAL POOL LTV       OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
40.00% & Below           10       $1,383,983        1.26%      7.542%       627      $138,398     27.97%     12.32%     91.34%
40.01 - 50.00%           14        2,153,338        1.96       7.221        631       153,810     44.83      25.28      86.23
50.01 - 60.00%           34        5,071,791        4.62       7.060        618       149,170     55.85      40.96      91.18
60.01 - 70.00%           77       12,155,516       11.08       7.387        610       157,864     66.65      52.89      94.74
70.01 - 80.00%          208       40,416,990       36.83       7.256        620       194,312     77.28      55.82      91.23
80.01 - 85.00%           84       18,640,445       16.99       7.237        627       221,910     84.61      56.31      95.18
85.01 - 90.00%          100       25,113,497       22.89       7.322        640       251,135     89.84      61.37     100.00
90.01 - 95.00%           20        4,774,765        4.35       7.366        654       238,738     94.66      93.76     100.00
95.01 - 100.00%           1           25,466        0.02       9.990        652        25,466    100.00     100.00     100.00
                        ---     ------------      ------       -----        ---      --------    ------     ------     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========    ======     ======     ======



                                           DISTRIBUTION BY DOCUMENTATION

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 DOCUMENTATION        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Full                    346      $62,192,535       56.67%      7.255%       616      $179,747     80.61%    100.00%     95.52%
Stated                  165       40,841,558       37.22       7.356        639       247,525     76.66       0.00      95.05
Limited                  37        6,701,699        6.11       7.069        640       181,127     73.92       0.00      82.99
                        ---     ------------      ------       -----        ---      --------     -----     ------      -----
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====     ======      =====

                      THE AGGREGATE GROUP II MORTGAGE LOANS


                          DISTRIBUTION BY LOAN PURPOSE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LOAN PURPOSE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Cashout Refi            383      $72,795,199       66.34%      7.358%       615      $190,066     77.10%     56.11%     94.17%
Purchase                 76       20,075,617       18.29       7.026        656       264,153     83.88      52.69      92.36
Rate/Term Refi           89       16,864,976       15.37       7.255        639       189,494     79.66      63.83      99.00
                        ---     ------------      ------       -----        ---      --------     -----      -----      -----
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====      =====      =====



                                         DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 OCCUPANCY             NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  STATUS              OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Owner                   510     $103,788,561       94.58%      7.270%       624      $203,507     79.02%     57.24%    100.00%
Non-Owner                38        5,947,230        5.42       7.476        656       156,506     73.64      46.84       0.00
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======



                                           DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PROPERTY TYPE        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Single Family           429      $84,649,901       77.14%      7.305%       623      $197,319     78.78%     56.85%     96.30%
PUD                      62       14,140,284       12.89       7.188        621       228,069     80.48      57.62      99.65
2-4 Family               35        7,366,462        6.71       7.297        668       210,470     75.16      44.08      70.01
Condo                    16        3,102,771        2.83       6.993        638       193,923     78.63      73.59      82.02
Man. Housing              6          476,374        0.43       7.571        628        79,396     75.26      82.17     100.00
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======



                                               DISTRIBUTION BY STATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
    STATE             OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-----------------     --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
California-North         80      $26,546,639       24.19%      7.148%       626      $331,833     80.11%     48.56%     94.85%
California-South         97       25,392,166       23.14       7.010        630       261,775     79.08      63.75      92.21
New York                 32        9,230,227        8.41       7.211        633       288,445     77.53      44.44      98.70
Florida                  56        7,146,657        6.51       7.468        620       127,619     80.10      42.07      89.74
Texas                    72        6,618,585        6.03       8.176        609        91,925     74.96      65.88      94.61
New Jersey               18        3,948,348        3.60       7.341        633       219,353     75.71      62.57      96.99
Massachusetts            12        2,616,944        2.38       7.359        618       218,079     75.24      34.30     100.00
Colorado                 12        2,550,016        2.32       6.994        631       212,501     83.27      38.06     100.00
Michigan                 17        2,111,279        1.92       7.428        637       124,193     82.99      90.30     100.00
Virginia                  7        1,960,709        1.79       6.984        644       280,101     79.76      67.88     100.00
Illinois                  9        1,731,799        1.58       7.343        623       192,422     76.91      54.52      97.14
All Others              136       19,882,422       18.12       7.499        621       146,194     77.86      66.01      93.85
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP II MORTGAGE LOANS


                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 ZIP CODES            OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
--------------        --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
95132                    4        $1,448,304        1.32%      6.521%       622      $362,076     76.65%     25.32%    100.00%
20876                    3         1,105,621        1.01       7.215        596       368,540     89.60     100.00     100.00
92677                    2           932,772        0.85       7.258        617       466,386     85.16       0.00     100.00
12533                    2           931,252        0.85       7.111        631       465,626     87.27     100.00     100.00
95037                    2           871,734        0.79       7.773        560       435,867     73.18      62.18     100.00
94591                    3           831,800        0.76       6.886        630       277,267     72.64     100.00      54.96
95062                    2           807,625        0.74       6.917        729       403,812     85.56       0.00     100.00
92647                    2           754,338        0.69       6.526        666       377,169     84.72     100.00     100.00
95020                    2           751,897        0.69       7.128        627       375,948     82.26      54.81     100.00
89144                    1           750,000        0.68       4.920        731       750,000     77.16     100.00     100.00
All Others             525       100,550,448       91.63       7.321        625       191,525     78.49      56.19      94.46
                       ---      ------------      ------       -----        ---      --------     -----     ------     ------
   TOTAL               548      $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                       ===      ============      ======       =====        ===      ========     =====     ======     ======



                                   DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                   AGGREGATE   PCT. OF MORT.
 REMAINING            NUMBER OF    PRINCIPAL   POOL BY  AGG.  WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 MONTHS TO            MORTGAGE      BALANCE      PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL ORIG. TOTAL    FULL      OWNER
 MATURITY              LOANS      OUTSTANDING     BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-----------------     -------    ------------   ----------   --------    ---------   ---------  ----------  --------  --------
0 - 180 Months           52        $5,286,862       4.82%      7.750%       623      $101,670     72.50%     55.07%     97.73%
181 - 240 Months         17         1,883,323       1.72       8.004        596       110,784     76.29      63.57     100.00
241 - 360 Months        479       102,565,607      93.47       7.244        627       214,124     79.10      56.63      94.32
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======



                                           DISTRIBUTION BY PRODUCT TYPE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PRODUCT TYPE         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
Fixed Rate              438      $65,185,548       59.40%      7.483%       625      $148,825     75.75%     58.77%     92.47%
2/28 ARMS                99       39,503,643       36.00       7.108        622       399,027     83.44      51.71      97.37
3/27 ARMS                 6        2,706,821        2.47       6.746        640       451,137     81.15     100.00     100.00
1 Mo. LIBOR IO            5        2,339,780        2.13       5.229        714       467,956     79.61      32.05     100.00
                        ---     ------------      ------       -----        ---      --------     -----     ------     ------
   TOTAL                548     $109,735,791      100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===     ============      ======       =====        ===      ========     =====     ======     ======



                                           DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 PERIODIC CAP         OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
---------------       --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
1.50%                   105       $42,210,464      38.47%      7.085%       623      $402,004     83.29%     54.81%     97.54%
3.00%                     5         2,339,780       2.13       5.229        714       467,956     79.61      32.05     100.00
N/A                     438        65,185,548      59.40       7.483        625       148,825     75.75      58.77      92.47
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======

                      THE AGGREGATE GROUP II MORTGAGE LOANS


                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 MONTHS TO             NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 RATE RESET           OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------         --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
 0-12                     5        $2,339,780       2.13%      5.229%       714      $467,956     79.61%     32.05%    100.00%
 13-24                   99        39,503,643      36.00       7.108        622       399,027     83.44      51.71      97.37
 25-36                    6         2,706,821       2.47       6.746        640       451,137     81.15     100.00     100.00
 N/A                    438        65,185,548      59.40       7.483        625       148,825     75.75      58.77      92.47
                        ---      ------------     ------       -----        ---      --------     -----     ------     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====     ======     ======



                                    DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
 GROSS MAXIMUM         NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
 LIFETIME RATE        OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-----------------     --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
12.00-12.49%              5        $2,339,780       2.13%      5.229%       714      $467,956     79.61%     32.05%    100.00%
12.50-12.99%              8         3,070,844       2.80       5.889        634       383,856     74.87      74.41     100.00
13.00-13.49%             12         4,774,028       4.35       6.266        635       397,836     80.80      84.08     100.00
13.50-13.99%             38        14,899,546      13.58       6.741        638       392,093     83.93      52.57      97.80
14.00-14.49%             18         7,489,805       6.83       7.221        622       416,100     86.55      67.16     100.00
14.50% & Above           29        11,976,240      10.91       8.059        598       412,974     83.62      33.18      94.06
N/A                     438        65,185,548      59.40       7.483        625       148,825     75.75      58.77      92.47
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======



                                              DISTRIBUTION BY MARGIN

                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  MARGIN              OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
5.99% & Below             8        $3,458,214       3.15%      5.733%       688      $432,277     75.55%     31.22%    100.00%
6.00- 6.49%              88        35,156,107      32.04       6.911        635       399,501     84.67      56.13      97.04
6.50- 6.99%              10         4,275,997       3.90       7.776        560       427,600     80.34      71.91     100.00
7.00% & Above             4         1,659,926       1.51       9.176        536       414,982     72.78       0.00     100.00
N/A                     438        65,185,548      59.40       7.483        625       148,825     75.75      58.77      92.47
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======

               SCHEDULE D - MORTGAGE LOAN STATISTICAL INFORMATION:
               THE MORTGAGE LOANS IN THE AGGREGATE - CREDIT SCORES


                                                  PCT. OF
                      NUMBER OF    AGGREGATE      POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                      MORTGAGE     PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  FICO                  LOANS       BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
-------------         --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
520 & Below              59       $7,951,670        3.61%      8.698%       509      $134,774     76.64%     72.32%     99.14%
520-539                  77       12,677,187        5.76       8.037        530       164,639     77.22      58.13      97.32
540-559                  79       11,605,778        5.27       7.677        551       146,909     78.07      66.99      94.07
560-579                 102       18,386,560        8.35       7.475        571       180,260     77.00      64.57      95.35
580-599                 114       21,698,118        9.85       7.391        591       190,334     78.67      64.29      92.71
600-619                 174       32,002,515       14.53       7.287        610       183,923     81.04      67.17      99.18
620-639                 179       31,637,915       14.36       7.129        629       176,748     80.45      60.89      93.72
640-659                 145       30,146,531       13.69       7.030        649       207,907     81.27      52.00      91.35
660-679                 103       19,890,509        9.03       6.938        670       193,112     82.50      43.70      97.30
680-699                  61       12,019,993        5.46       6.953        688       197,049     80.61      45.24      91.69
700-719                  35        7,216,299        3.28       6.616        708       206,180     80.96      40.88      88.11
720-739                  39        9,191,542        4.17       6.727        731       235,681     83.71      48.76      82.86
740 & Above              32        5,844,701        2.65       6.618        760       182,647     79.45      33.86      75.39
                      -----     ------------     -------       -----        ---      --------     -----      -----      -----
    TOTAL             1,199     $220,269,319      100.00%      7.257%       623      $183,711     80.06%     57.52%     93.74%
                      =====     ============     =======       =====        ===      ========     =====      =====      =====

               SCHEDULE E - MORTGAGE LOAN STATISTICAL INFORMATION:
                             GROUP I - CREDIT SCORES


                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  FICO                OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
519 & Below              31       $3,585,029        3.24%      9.212%       510      $115,646     76.71%     70.48%     98.08%
520-539                  41        5,959,318        5.39       8.078        530       145,349     77.73      54.25      94.30
540-559                  51        7,641,879        6.91       7.497        551       149,841     78.31      65.63      92.57
560-579                  57        9,468,411        8.57       7.323        572       166,112     79.60      70.38      93.19
580-599                  65       11,673,273       10.56       7.361        591       179,589     79.68      59.35      92.87
600-619                 108       19,379,112       17.53       7.203        610       179,436     81.98      63.75     100.00
620-639                  86       13,943,707       12.61       7.090        628       162,136     83.38      63.56      91.35
640-659                  75       13,078,443       11.83       7.082        648       174,379     83.60      52.28      92.40
660-679                  52        9,466,215        8.56       6.856        668       182,043     83.13      47.13      96.21
680-699                  31        6,000,212        5.43       6.854        689       193,555     80.44      46.46      94.81
700-719                  18        3,272,036        2.96       6.609        706       181,780     84.75      53.46      78.63
720-739                  23        4,641,028        4.20       6.805        731       201,784     84.07      43.00      80.47
740 & Above              13        2,424,863        2.19       6.346        766       186,528     78.93      44.79      62.17
                        ---     ------------      ------       -----        ---      --------     -----      -----     ------
   TOTAL                651     $110,533,528      100.00%      7.232%       621      $169,790     81.37%     58.35%     92.90%
                        ===     ============      ======       =====        ===      ========     =====      =====     ======

               SCHEDULE F - MORTGAGE LOAN STATISTICAL INFORMATION:
                            GROUP II - CREDIT SCORES


                                                  PCT. OF
                                                  POOL BY     WEIGHTED                  AVG.     WEIGHTED     PCT.       PCT.
                       NUMBER      PRINCIPAL     PRINCIPAL      AVG.      WEIGHTED   PRINCIPAL  AVG. TOTAL    FULL      OWNER
  FICO                OF LOANS      BALANCE       BALANCE     COUPON     AVG. FICO    BALANCE    POOL LTV   DOC LOAN  OCCUPIED
----------------      --------  ------------    ----------   --------    ---------   ---------  ----------  --------  --------
500-519                  28        $4,366,641       3.98%      8.276%       509      $155,951     76.58%     73.83%    100.00%
520-539                  36         6,717,869       6.12       8.001        529       186,607     76.76      61.58     100.00
540-559                  28         3,963,899       3.61       8.024        550       141,568     77.61      69.61      96.97
560-579                  45         8,918,149       8.13       7.636        570       198,181     74.24      58.40      97.64
580-599                  49        10,024,844       9.14       7.425        590       204,589     77.49      70.04      92.53
600-619                  66        12,623,403      11.50       7.416        610       191,264     79.59      72.43      97.92
620-639                  93        17,694,208      16.12       7.160        630       190,260     78.13      58.78      95.59
640-659                  70        17,068,088      15.55       6.991        649       243,830     79.48      51.78      90.55
660-679                  51        10,424,294       9.50       7.013        671       204,398     81.94      40.58      98.30
680-699                  30         6,019,781       5.49       7.052        687       200,659     80.77      44.02      88.58
700-719                  17         3,944,263       3.59       6.621        709       232,015     77.81      30.43      95.97
720-739                  16         4,550,514       4.15       6.648        731       284,407     83.34      54.64      85.30
740 & Above              19         3,419,838       3.12       6.810        755       179,991     79.83      26.11      84.76
                        ---      ------------     ------       -----        ---      --------     -----      -----     ------
   TOTAL                548      $109,735,791     100.00%      7.282%       626      $200,248     78.73%     56.67%     94.58%
                        ===      ============     ======       =====        ===      ========     =====      =====     ======

                SCHEDULE G - STRUCTURAL AND COLLATERAL TERM SHEET

                                  $203,749,000

                                  (APPROXIMATE)

                                 GSAMP 2003-NC1

                     GS MORTGAGE SECURITIES CORP., DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

--------------------------- -------------------- ---------------- ------------- -----------------------
                                                     PRIMARY        EXPECTED
                                APPROXIMATE        COLLATERAL        CREDIT      INITIAL PASS-THROUGH
       CERTIFICATES          PRINCIPAL BALANCE        GROUP         SUPPORT            RATE (2)
--------------------------- -------------------- ---------------- ------------- -----------------------
A-1                                 $90,637,000   Group I (1)          18.00%       LIBOR + 0.410%
A-2A                                $64,437,000   Group II (1)         18.00%       LIBOR + 0.220%
A-2B                                $25,546,000   Group II (1)         18.00%       LIBOR + 0.550%
M-1                                 $12,335,000   Group I & II         12.40%       LIBOR + 0.870%
M-2                                 $10,794,000   Group I & II          7.50%       LIBOR + 1.850%
M-3 [NOT OFFERED]                           N/A   Group I & II          7.15%            N/A
B-1 [NOT OFFERED]                           N/A   Group I & II          3.00%            N/A
B-2 [NOT OFFERED]                           N/A   Group I & II          1.75%            N/A
   TOTAL                       $203,749,000 (5)
--------------------------- -------------------- ---------------- ------------- -----------------------

---------------------- --------------- ----------------- -----------------------
                          ESTIMATED       PRINCIPAL
                          AVG. LIFE     PAYMENT WINDOW     MOODY'S/S&P/FITCH
       CERTIFICATES       (YRS) (3)        (3) (4)          EXPECTED RATINGS
---------------------- --------------- ----------------- -----------------------
A-1                         2.32         3/03 - 5/10          Aaa/AAA/AAA
A-2A                        1.39         3/03 - 2/06          Aaa/AAA/AAA
A-2B                        5.76         2/06 - 5/10          Aaa/AAA/AAA
M-1                         4.93         6/06 - 5/10           Aa2/AA+/AA
M-2                         4.88         4/06 - 5/10            A2/A+/A+
M-3 [NOT OFFERED]            N/A             N/A              [N/A]/A-/A+
B-1 [NOT OFFERED]            N/A             N/A              Baa2/BBB/BBB
B-2 [NOT OFFERED]            N/A             N/A             Baa3/BBB-/BBB-
   TOTAL
---------------------- --------------- ----------------- -----------------------

(1) Under certain circumstances, the Class A-1 Certificates may receive principal payments from the Group II Mortgage Loans and the Class A-2A and Class A-2B Certificates may receive principal payments from the Group I Mortgage Loans.

(2) See the Coupons of the Certificates section of this Term Sheet for more information on the Pass-Through Rates of the Certificates.

(3) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.

(4) The Stated Final Maturity Date for the Certificates is the Distribution Date in February 2033.

(5) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.


SELECTED MORTGAGE POOL DATA (6)

---------------------------------------------------------------------------------------------------------------------------------
                                                                    GROUP I                               GROUP II
                                                     -------------------------------------- -------------------------------------
                                                      ADJUSTABLE RATE       FIXED RATE       ADJUSTABLE RATE      FIXED RATE
---------------------------------------------------- ------------------ ------------------- ------------------ ------------------
SCHEDULED PRINCIPAL BALANCE:                              $93,964,365         $16,569,162        $44,550,244        $65,185,548
NUMBER OF MORTGAGE LOANS:                                         551                 100                110                438
AVERAGE SCHEDULED PRINCIPAL BALANCE:                         $170,534            $165,692           $405,002           $148,825
WEIGHTED AVERAGE GROSS COUPON:                                 7.206%              7.383%             6.987%             7.483%
WEIGHTED AVERAGE NET COUPON(7):                                6.694%              6.871%             6.475%             6.971%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                             621                 621                628                625
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                           82.13%              72.81%             83.10%             75.72%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO(8):             82.52%              74.86%             83.10%             75.75%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                  358                 353                356                340
WEIGHTED AVERAGE SEASONING (MONTHS):                                1                   1                  1                  1
WEIGHTED AVERAGE MONTHS TO ROLL(9):                                23                 N/A                 24                N/A
WEIGHTED AVERAGE GROSS MARGIN(9):                               6.35%                 N/A              6.26%                N/A
WEIGHTED AVERAGE INITIAL RATE CAP(9):                           1.52%                 N/A              1.58%                N/A
WEIGHTED AVERAGE PERIODIC RATE CAP(9):                          1.52%                 N/A              1.58%                N/A
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE(9):               14.21%                 N/A             13.98%                N/A
---------------------------------------------------- ------------------ ------------------- ------------------ ------------------

------------------------------------------------------------------------
                                                         AGGREGATE


---------------------------------------------------- -------------------
SCHEDULED PRINCIPAL BALANCE:                               $220,269,319
NUMBER OF MORTGAGE LOANS:                                         1,199
AVERAGE SCHEDULED PRINCIPAL BALANCE:                           $183,711
WEIGHTED AVERAGE GROSS COUPON:                                   7.257%
WEIGHTED AVERAGE NET COUPON(7):                                  6.745%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                               623
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                             79.73%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO(8):               80.06%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                    352
WEIGHTED AVERAGE SEASONING (MONTHS):                                  1
WEIGHTED AVERAGE MONTHS TO ROLL(9):                                  23
WEIGHTED AVERAGE GROSS MARGIN(9):                                 6.32%
WEIGHTED AVERAGE INITIAL RATE CAP(9):                             1.54%
WEIGHTED AVERAGE PERIODIC RATE CAP(9):                            1.54%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE(9):                 14.13%
------------------------------------------------------------------------

(6) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted.

(7) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less servicing and trustee fees.

(8) The Original Total Pool LTV Ratio reflects the value of the first lien loans and the companion second lien loans at origination.

(9) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FEATURES OF THE TRANSACTION

o The mortgage loans in the transaction consist of sub-prime fixed rate and adjustable rate, first lien (99.80%) and second lien (0.20%) residential mortgage loans (the "Mortgage Loans") originated or acquired by New Century Mortgage Corporation ("New Century").

o The Group I Mortgage Loans consist of 99.62% first liens and 0.38% second liens. The Group II Mortgage Loans consist of 99.98% first liens and 0.02% second liens.

o All second lien mortgage loans have their companion first lien mortgage loans included in the Mortgage Loans (i.e. there are no stand-alone second lien mortgage loans).

o This transaction will contain a 1-month LIBOR interest rate cap agreement (the "Interest Rate Cap") with an initial notional amount of $81,754,710. The Interest Rate Cap will have a term of 84 months and a strike rate of 1-month LIBOR equal to 7.00% effective up to 1-month LIBOR equal to 10.00%. Interest Rate Cap payments will be available only to pay Basis Risk Carry Forward Amounts on the Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class B-1, and Class B-2 Certificates, in the manner described herein (see Appendix A for Interest Rate Cap details).

o Credit support for the Certificates will be provided through a senior/subordinated structure and initial overcollateralization of 1.75%.

o    The Mortgage Loans will be serviced by Litton Loan Servicing, LP
     ("Litton").

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans originated on or after October 1, 2002 are secured by a property in the state of Georgia.

o The transaction will be modeled on INTEX as "GSA03NC1" and on Bloomberg as "GSAMP 03-NC1".

o The Offered Certificates in the table will be registered under a registration statement filed with the Securities and Exchange Commission.

TIME TABLE

EXPECTED CLOSING DATE:          February 27, 2003
CUT-OFF DATE:                   February 1, 2003
PRICING DATE:                   February 14, 2003
FIRST DISTRIBUTION DATE:        March 20, 2003

KEY TERMS

OFFERED CERTIFICATES:           Class A-1, Class A-2A, Class A-2B, Class M-1 and
                                Class M-2 Certificates
CLASS A-2 CERTIFICATES:         Class A-2A and Class A-2B Certificates
DEPOSITOR:                      GS Mortgage Securities Corp.
LEAD MANAGER:                   Goldman Sachs & Co.
CO-MANAGER:                     Banc One Capital Markets, Inc.
SERVICER:                       Litton Loan Servicing, LP
TRUSTEE:                        Deutsche Bank National Trust Company
SERVICING FEE:                  50 bps
TRUSTEE FEE:                    1.2 bps

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

INTEREST RATE CAP PROVIDER:             Goldman Sachs Capital Markets LP. The
                                        short-term unsecured debt obligations of the guarantor of the cap provider, The
                                        Goldman Sachs Group, Inc., are rated P-1
                                        by Moody's Investors Service Inc., A-1
                                        by Standard & Poor's Ratings Group and
                                        F1+ by Fitch Ratings. The long-term
                                        unsecured debt of the guarantor are
                                        rated Aa3 by Moody's, A+ by S&P and AA-
                                        by Fitch.

DISTRIBUTION DATE:                      20th day of the month or the following
                                        Business Day

RECORD DATE:                            For any Distribution Date, the last
                                        Business Day of the accrual period

DELAY DAYS:                             0 day delay on all Certificates

DAY COUNT:                              Actual/360 basis

INTEREST ACCRUAL:                       The prior Distribution Date to the day
                                        prior to the current Distribution Date
                                        except for the initial accrual period
                                        for which interest will accrue from the
                                        Closing Date.

PRICING PREPAYMENT ASSUMPTION:          Adjustable rate mortgage loans: 28%
                                        Fixed rate mortgage loans: CPR
                                        starting at 10% CPR in month 1 and
                                        increasing to 25% CPR in month 12 (an
                                        approximate 1.364% increase per
                                        month), and remaining at 25% CPR
                                        thereafter.

MORTGAGE LOANS:                         The Trust will consist of two groups of
                                        sub-prime, fixed rate and adjustable
                                        rate, first lien and second lien
                                        residential mortgage loans.

GROUP I MORTGAGE LOANS:                 Approximately $110,533,528 of Mortgage
                                        Loans with original principal balances
                                        that conform to the original principal
                                        balance limits for one- to four-family
                                        residential mortgage loan guidelines set by both Freddie Mac and Fannie Mae.

GROUP II MORTGAGE LOANS:                Approximately $109,735,791 of Mortgage
                                        Loans with original principal balances
                                        that may or may not conform to the
                                        original principal balance limits for
                                        one- to four-family residential mortgage loan guidelines set by both Freddie Mac and Fannie Mae.

EXCESS SPREAD:                          The initial weighted average net coupon
                                        of the mortgage pool will be greater
                                        than the interest payments on the
                                        Offered Certificates, resulting in
                                        excess cash flow calculated in the
                                        following manner:

                                        Initial Gross WAC (1):                                 7.2568%

                                           Less Fees & Expenses (2):                           0.5120%
                                                                                               -------
                                        Net WAC (1):                                           6.7448%

                                           Less Initial Certificate Coupon (Approx.)(1)(3):    1.9194%
                                                                                               -------
                                        Initial Excess Spread (1):                             4.8254%

                                        (1)  This amount will vary on each
                                             distribution date based on
                                             changes to the weighted
                                             average interest rate on the
                                             Mortgage Loans as well as any
                                             changes in day count.

                                        (2)  Includes the Servicing Fee and
                                             Trustee Fee.

                                        (3)  Assumes 1-month LIBOR equal to
                                             1.3400%, initial marketing
                                             spreads and a 30-day month.
                                             This amount will vary on each
                                             distribution date based on
                                             changes to the weighted
                                             average Pass-Through Rates on
                                             the Offered Certificates as
                                             well as any changes in day
                                             count.

SERVICER ADVANCING:                     Yes as to principal and interest,
                                        subject to recoverability

COMPENSATING INTEREST:                  The Servicer shall provide Compensating
                                        Interest equal to the lesser of (A) the
                                        aggregate of the Prepayment Interest
                                        Shortfalls on the Mortgage Loans for the related Distribution Date resulting from
                                        Principal Prepayments on the Mortgage
                                        Loans during the related Prepayment
                                        Period and (B) 50% of its aggregate
                                        Servicing Fee received for the related
                                        Distribution Date.

OPTIONAL CLEAN-UP CALL:                 The transaction has a 10% optional
                                        clean-up call.

RATING AGENCIES:                        Moody's Investors Service, Inc.,
                                        Standard & Poor's Ratings Group and
                                        Fitch Ratings

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

MINIMUM DENOMINATION:                   $25,000 with regard to the Class A-1,
                                        Class A-2A and Class A-2B (together, the
                                        "Class A Certificates"), and $250,000
                                        with regard to the Class M-1 and Class
                                        M-2 Certificates.

LEGAL INVESTMENT:                       It is anticipated that Class A-1, A-2A,
                                        A-2B and M-1 Certificates will be SMMEA
                                        eligible.

ERISA ELIGIBLE:                         Underwriter's exemption is expected to
                                        apply to all Offered Certificates.
                                        However, prospective purchasers should
                                        consult their own counsel.

TAX TREATMENT:                          All Offered Certificates represent REMIC
                                        regular interests and, to a limited
                                        extent, interests in certain basis risk
                                        interest carryover payments pursuant to
                                        the payment priorities in the
                                        transaction; which interest in certain
                                        basis risk interest carryover payments
                                        will be treated for tax purposes as an
                                        interest rate cap contract.

PROSPECTUS:                             The Offered Certificates will be offered
                                        pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                        "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                                        PLEASE SEE "RISK FACTORS" IN THE
                                        PROSPECTUS FOR A DESCRIPTION OF
                                        INFORMATION THAT SHOULD BE CONSIDERED
                                        IN CONNECTION WITH AN INVESTMENT IN
                                        THE OFFERED CERTIFICATES.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

STRUCTURE OF THE CERTIFICATES

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Until the Step-Down Date, principal will be paid (1) to the Class A-1 Certificates up to the Group I Principal Distribution Amount, (2) sequentially, to the Class A-2A and Class A-2B Certificates up to the Group II Principal Distribution Amount, and (3) any available remaining Principal Distribution Amount will be distributed sequentially to the Class M-1, M-2, M-3, B-1 and B-2 Certificates. After such date, as long as no Trigger Event has occurred, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the holders).

Interest will be paid monthly at a rate of one-month LIBOR plus a margin that will step up after the optional clean-up call date, subject to the WAC Cap or the applicable loan group cap. The interest paid to each class will be reduced by prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap or the applicable loan group cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Date.

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the net monthly excess cash flow from the Mortgage Loans, (2) 1.75% overcollateralization (funded upfront) (After the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 3.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in March 2006; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 36.00%.

-------------------------------------------------------------------------------
  CLASS       INITIAL SUBORDINATION PERCENTAGE   STEP-DOWN DATE PERCENTAGE
-------------------------------------------------------------------------------
    A                      18.00%                        36.00%
-------------------------------------------------------------------------------
   M-1                     12.40%                        24.80%
-------------------------------------------------------------------------------
   M-2                      7.50%                        15.00%
-------------------------------------------------------------------------------
   M-3                      7.15%                        14.30%
-------------------------------------------------------------------------------
   B-1                      3.00%                         6.00%
-------------------------------------------------------------------------------
   B-2                      1.75%                         3.50%
-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 45% of the prior period's senior enhancement percentage to be specified in the Prospectus (The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) or (ii) during such period, the Cumulative Realized Loss Percentage exceeds the amounts set forth below:

-----------------------------------------------------------------------------------------------------------------------------------
     DISTRIBUTION DATES                                        CUMULATIVE REALIZED LOSS PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------------
 March 2006 - February 2007     2.5000% for the first month, plus an additional 1/12th of 1.2500% for each month thereafter (e.g., approximately 2.6042% in April 2006)
-----------------------------------------------------------------------------------------------------------------------------------
                                3.7500% for the first month, plus an additional 1/12th of 0.7500% for each month thereafter (e.g.,
 March 2007 - February 2008                                    approximately 3.8125% in April 2007)
-----------------------------------------------------------------------------------------------------------------------------------
                                4.5000% for the first month, plus an additional 1/12th of 1.2500% for each month thereafter (e.g.,
 March 2008 - February 2009                                    approximately 4.6042% in April 2008)
-----------------------------------------------------------------------------------------------------------------------------------
 March 2009 and thereafter                                                   5.7500%
-----------------------------------------------------------------------------------------------------------------------------------

STEP-UP COUPONS. For all Offered Certificates the coupon will increase after the optional clean-up call date, should the call not be exercised. The coupon for the Class A Certificates will increase to 2 times the margin and the coupon for the Class M-1, M-2, M-3, B-1 and B-2 Certificates will increase to 1.5 times the margin.

CLASS A-1 PASS-THROUGH RATE. The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.410% (0.820% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS A-2A PASS-THROUGH RATE. The Class A-2A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.220% (0.440% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS A-2B PASS-THROUGH RATE. The Class A-2B Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus 0.550% (1.100% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 0.870% (1.305% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.850% (2.775% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-3 PASS-THROUGH RATE. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.700% (2.550% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.700% (2.550% bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus 1.700% bps (2.550% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less servicing and trustee fee rates (calculated on an actual/360 day count basis).

LOAN GROUP I CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group I Mortgage Loans in effect on the beginning of the related Due Period less servicing and trustee fee rates (calculated on an actual/360 day count basis).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

LOAN GROUP II CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group II Mortgage Loans in effect on the beginning of the related Due Period less servicing and trustee fee rates (calculated on an actual/360 day count basis).

CLASS A-1 BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-1 Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-1 Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap; (ii) any Class A-1 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-1 Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

CLASS A-2A BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2A Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-2A Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Class A-2A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-2A Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS A-2B BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2B Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-2B Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Class A-2B Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-2B Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS M-1, M-2, M-3, B-1 AND B-2 BASIS RISK CARRY FORWARD AMOUNTS. As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, B-1 and B-2 Certificates will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i) Concurrently, (1) from Interest Remittance Amounts related to the Group I Mortgage Loans, to the Class A-1 Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-1 Certificates from prior Distribution Dates, and (2) from Interest Remittance Amounts related to the Group II Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-2A and Class A-2B Certificates) to the Class A-2A and Class A-2B Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-2A and Class A-2B Certificates from prior Distribution Dates; provided, that if the Interest Remittance Amount for any group of Mortgage Loans is insufficient to make the related payments set forth in clause (1) or (2) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (1) or
        (2) above will be available to cover that shortfall;

(ii)    to the Class M-1 Certificates, their Accrued Certificate
        Interest,

(iii)   to the Class M-2 Certificates, their Accrued Certificate
        Interest,

(iv)    to the Class M-3 Certificates, their Accrued Certificate
        Interest,

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

(v)     to the Class B-1 Certificates, their Accrued Certificate
        Interest, and

(vi)    to the Class B-2 Certificates, their Accrued Certificate
        Interest.

PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date (a) prior to the Step-down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) the Group I Principal Distribution Amount will be distributed to the Class A-1 Certificates, until the Certificate Principal Balances thereof has been reduced to zero,

(b) the Group II Principal Distribution Amount will be distributed sequentially to the Class A-2A and Class A-2B Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

(c) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority:

     (i) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

     (ii) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

    (iii) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero,

     (iv) to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and

     (v) to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) to the Class A-1 Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-1 Certificates, until the Certificate Principal Balances thereof has been reduced to zero,

(b) sequentially, to the Class A-2 A and Class A-2B Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-2 Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

(c) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority:

     (i) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

     (ii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

    (iii) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

     (iv) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

     (v) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

All principal distributions to the Class A Certificates on any Distribution Date will be allocated between the Class A-1 Certificates, on the one hand, and the Class A-2 Certificates, on the other hand, based on the Class A Principal Allocation Percentage for each such group on such Distribution Date; provided, however, that if the Certificate Principal Balance of either group of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date and all subsequent Distribution Dates, will be distributed to the classes of the other group of Class A Certificates remaining outstanding until the Certificate Principal Balance thereof has been reduced to zero. Any principal distributions allocated to the Class A-2 Certificates are required to be distributed first to the Class A-2A Certificates until their Certificate Principal Balance has been reduced to zero, and then to the Class A-2B Certificates until their Certificate Principal Balance has been reduced to zero. However, from and after the Distribution Date on which the aggregate Certificate Principal Balances of the Class M and Class B Certificates have been reduced to zero, any principal distributions allocated to the Class A-2 Certificates are required to be allocated pro rata to the Class A-2A and Class A-2B Certificates, based on their respective Certificate Principal Balances.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

     (i)  to the Class M-1 Certificates, their unpaid interest shortfall amount,

     (ii) to the Class M-2 Certificates, their unpaid interest shortfall amount,

    (iii) to the Class M-3 Certificates, their unpaid interest shortfall amount,

     (iv) to the Class B-1 Certificates, their unpaid interest shortfall amount,

     (v)  to the Class B-2 Certificates, their unpaid interest shortfall amount,

     (vi) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2A Basis Risk Carry Forward Amount to the Class A-2A Certificates, any Class A-2B Basis Risk Carry Forward Amount to the Class A-2B Certificates, pro rata relative to the respective Basis Risk Carry Forward Amounts on the Class A Certificates,

    (vii) sequentially, to Classes M-1, M-2, M-3, B-1 and B-2 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes, and

   (viii) Solely from any Interest Rate Cap payments, first, (1) on a pro rata basis, based on their respective remaining Basis Risk Carry Forward Amounts, to the Class A-2A and class A-2B Certificates up to their respective unpaid remaining Basis Risk Cary Forward Amounts, then (2) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates, in each case, up to their respective remaining Basis Risk Carry Forward Amounts, and then to the extent remaining (3) to the excess cashflow certificates.

Once realized losses are allocated sequentially to the Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date.

INTEREST REMITTANCE AMOUNT. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the servicing and the trustee fees.

ACCRUED CERTIFICATE INTEREST. For any Distribution Date and each class of Offered Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

prepayment interest shortfalls and shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

PRINCIPAL REMITTANCE AMOUNT.  On any Distribution Date, the sum of

     (i) all scheduled payments of principal due during the related Due Period and received by the servicer on or prior to the related determination date or advanced by the servicer for the related servicer remittance date,

     (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

    (iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

     (iv) the principal portion of repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the servicer remittance date prior to such Distribution Date,

     (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

     (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans during the related Due Period (less servicing and trustee fees), over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Loan Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Loan Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 64.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 75.20% (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 85.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 85.70% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 94.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class B-1 Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

the lesser of: (A) the product of (i) approximately 96.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

REMAINING PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)

                                                  SCHEDULED PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------------
     PRODUCT              NO PENALTY           0-12 MONTHS         13-24 MONTHS         25-36 MONTHS             TOTAL
-----------------         -----------         ------------         ------------         ------------          ------------
1 Mo. LIBOR IO             $3,655,180                   $0                   $0                   $0            $3,655,180
2/28 ARMS                  19,026,266            9,329,497           99,687,394              902,847           128,946,003
3/27 ARMS                   1,071,661              751,106              691,237            3,399,422             5,913,426
Fixed Rate                 13,021,610           10,089,314            4,846,040           53,797,747            81,754,710
-----------------         -----------         ------------         ------------         ------------          ------------
TOTAL                     $36,774,716          $20,169,918         $105,224,671          $58,100,015          $220,269,319
-----------------         -----------         ------------         ------------         ------------          ------------

                                                  PERCENTAGE OF MORTGAGE LOANS
--------------------------------------------------------------------------------------------------------------------------
    PRODUCT                                    NO PENALTY           0-12 MONTHS         13-24 MONTHS         25-36 MONTHS
-----------------                            ------------         ------------         ------------          ------------
1 Mo. LIBOR IO                                    100.00%                 0.00%                0.00%                0.00%
2/28 ARMS                                          14.76                  7.24                77.31                 0.70
3/27 ARMS                                          18.12                 12.70                11.69                57.49
Fixed Rate                                         15.93                 12.34                 5.93                65.80
-----------------                            ------------         ------------         ------------          ------------
TOTAL                                              16.70%                 9.16%               47.77%               26.38%
-----------------                            ------------         ------------         ------------          ------------

(1)  Column totals may not add to 100.00% due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

BREAKEVEN CDR TABLE FOR THE SUBORDINATE CERTIFICATES

The assumptions for the breakeven CDR table below are as follows:

o    The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

o 1-month and 6-month Forward LIBOR curves (as of close on February 11, 2003) are used

o    40% loss severity

o    There is a 6 month lag in recoveries

o Priced to call with collateral losses calculated through the life of the applicable bond

o    Certificates are priced at par

------------------------------------------------------------------------------------------------------------------------------------
                    SCENARIO                 First Dollar of Loss                  0 DM                        0% Return
------------------------------------------------------------------------------------------------------------------------------------
     Class M-1      CDR                                         25.83%                        26.20%                         27.46%
                    Yield                                      3.8161%                       2.9377%                        0.0159%
                    WAL                                           3.98                          3.98                           3.86
                    Modified Duration                             3.73                          3.74                           3.72
                    Window                               Feb07 - Feb07                 Feb07 - Feb07                  Jan07 - Jan07
                    Principal Writedown                  820.84 (0.01%)            463,062.59 (3.75%)          1,818,519.11 (14.74%)
                    Collateral Losses            38,830,300.01 (17.63%)        39,246,344.87 (17.82%)         40,377,183.38 (18.33%)
------------------------------------------------------------------------------------------------------------------------------------
     Class M-2      CDR                                         17.14%                        17.80%                         18.88%
                    Yield                                      5.0705%                       3.2056%                        0.0236%
                    WAL                                           4.73                          4.70                           4.43
                    Modified Duration                             4.24                          4.26                           4.18
                    Window                               Nov07 - Nov07                 Nov07 - Nov07                  Sep07 - Sep07
                    Principal Writedown               10,163.66 (0.09%)          1,030,903.17 (9.55%)          2,418,018.42 (22.40%)
                    Collateral Losses            29,814,721.99 (13.54%)        30,726,300.48 (13.95%)         31,839,541.10 (14.45%)
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

SELECTED MORTGAGE LOAN DATA

                       THE MORTGAGE LOANS (ALL COLLATERAL)

SCHEDULED PRINCIPAL BALANCE:                                        $220,269,319
NUMBER OF MORTGAGE LOANS:                                                  1,199
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $183,711
WEIGHTED AVERAGE GROSS COUPON:                                            7.257%
WEIGHTED AVERAGE NET COUPON:                                              6.745%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                                        623
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      79.73%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO:                           80.06%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             352
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL:                                              23
WEIGHTED AVERAGE GROSS MARGIN:                                             6.32%
WEIGHTED AVERAGE INITIAL RATE CAP:                                         1.54%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.54%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             14.13%

                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                        PCT. OF
                                                        POOL BY
                          NUMBER OF       PRINCIPAL    PRINCIPAL     WEIGHTED
   PRINCIPAL BALANCE        LOANS          BALANCE      BALANCE     AVG. COUPON
----------------------   ----------      ----------    ---------    -----------
 $25,001 - $50,000            63        $2,577,926       1.17%         8.783%
 $50,001 - $75,000           112         7,133,002       3.24          8.091
 $75,001 - $100,000          131        11,565,294       5.25          7.890
 $100,001 - $125,000         130        14,602,709       6.63          7.430
 $125,001 - $150,000         143        19,650,496       8.92          7.354
 $150,001 - $200,000         198        34,730,184      15.77          7.312
 $200,001 - $250,000         135        30,334,318      13.77          7.142
 $250,001 - $300,000          98        26,896,455      12.21          7.090
 $300,001 - $350,000         156        56,303,944      25.56          7.016
 $450,001 & Above             33        16,474,992       7.48          7.137
                           -----      ------------     ------          -----
 TOTAL                     1,199      $220,269,319     100.00%         7.257%
                           =====      ============     ======          =====

                                           AVG.        WEIGHTED
                          WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
   PRINCIPAL BALANCE      AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
----------------------    ---------     ---------     ----------     ---------     ----------
 $25,001 - $50,000          600          $40,919         72.92%         87.32%        85.03%
 $50,001 - $75,000          598           63,688         77.26          79.34         92.95
 $75,001 - $100,000         609           88,285         77.18          60.52         90.14
 $100,001 - $125,000        615          112,329         77.80          73.50         90.48
 $125,001 - $150,000        617          137,416         78.37          63.76         93.07
 $150,001 - $200,000        624          175,405         79.34          59.67         93.17
 $200,001 - $250,000        623          224,699         81.64          61.89         91.57
 $250,001 - $300,000        627          274,454         80.88          42.19         95.89
 $300,001 - $350,000        632          360,923         81.83          51.37         95.54
 $450,001 & Above           627          499,242         79.56          53.11         97.16
                            ---         --------         -----          -----         -----
 TOTAL                      623         $183,711         80.06%         57.52%        93.74%
                            ===         ========         =====          =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY CURRENT RATE

                                                    PCT. OF POOL
                       NUMBER OF      PRINCIPAL     BY PRINCIPAL     WEIGHTED       WEIGHTED
    CURRENT RATE         LOANS         BALANCE         BALANCE      AVG. COUPON     AVG. FICO
------------------     ---------   --------------  --------------  -------------   -----------
5.99% & Below              55       $ 13,420,179        6.09%          5.644%         670
6.00- 6.49%                59         13,101,226        5.95           6.300          642
6.50- 6.99%               332         70,456,585       31.99           6.765          635
7.00- 7.49%               201         40,150,294       18.23           7.224          629
7.50- 7.99%               347         59,307,226       26.92           7.740          615
8.00- 8.49%                49          7,365,959        3.34           8.210          574
8.50- 8.99%                65          8,018,787        3.64           8.737          562
9.00- 9.49%                24          2,340,206        1.06           9.237          570
9.50- 9.99%                31          3,382,241        1.54           9.678          550
10.00% & Above             36          2,726,617        1.24          10.854          542
                        -----       ------------      ------           -----          ---
TOTAL                   1,199       $220,269,319      100.00%          7.257%         623
                        =====       ============      ======           =====          ===


                             AVG.         WEIGHTED
                          PRINCIPAL      AVG. TOTAL      PCT. FULL     PCT. OWNER
    CURRENT RATE           BALANCE        POOL LTV       DOC LOAN       OCCUPIED
------------------     -------------     ----------     ----------     -----------
5.99% & Below          $    244,003        78.34%          71.83%       100.00%
6.00- 6.49%                 222,055        81.26           77.45         95.98
6.50- 6.99%                 212,219        78.21           59.62         92.41
7.00- 7.49%                 199,753        81.67           55.34         96.89
7.50- 7.99%                 170,914        82.17           47.76         90.56
8.00- 8.49%                 150,326        79.49           58.08         96.75
8.50- 8.99%                 123,366        77.82           51.33         94.04
9.00- 9.49%                  97,509        77.75           66.42        100.00
9.50- 9.99%                 109,105        76.05           62.43         90.51
10.00% & Above               75,739        75.63           84.20         98.72
                       ------------        -----           -----         -----
TOTAL                  $    183,711        80.06%          57.52%        93.74%
                       ============        =====           =====         =====


                              DISTRIBUTION BY FICO

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      FICO           LOANS          BALANCE         BALANCE       AVG. COUPON
---------------   -----------    ------------   ----------------  -----------
520 & Below             59       $  7,951,670         3.61%          8.698%
520-539                 77         12,677,187         5.76           8.037
540-559                 79         11,605,778         5.27           7.677
560-579                102         18,386,560         8.35           7.475
580-599                114         21,698,118         9.85           7.391
600-619                174         32,002,515        14.53           7.287
620-639                179         31,637,915        14.36           7.129
640-659                145         30,146,531        13.69           7.030
660-679                103         19,890,509         9.03           6.938
680-699                 61         12,019,993         5.46           6.953
700-719                 35          7,216,299         3.28           6.616
720-739                 39          9,191,542         4.17           6.727
740 & Above             32          5,844,701         2.65           6.618
                     -----       ------------       ------           -----
TOTAL                1,199       $220,269,319       100.00%          7.257%
                     =====       ============       ======           =====

                                      AVG.
                  WEIGHTED AVG.    PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      FICO            FICO          BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------   ------------  --------------  --------------    ---------      -----------
520 & Below            509      $    134,774        76.64%          72.32%         99.14%
520-539                530           164,639        77.22           58.13          97.32
540-559                551           146,909        78.07           66.99          94.07
560-579                571           180,260        77.00           64.57          95.35
580-599                591           190,334        78.67           64.29          92.71
600-619                610           183,923        81.04           67.17          99.18
620-639                629           176,748        80.45           60.89          93.72
640-659                649           207,907        81.27           52.00          91.35
660-679                670           193,112        82.50           43.70          97.30
680-699                688           197,049        80.61           45.24          91.69
700-719                708           206,180        80.96           40.88          88.11
720-739                731           235,681        83.71           48.76          82.86
740 & Above            760           182,647        79.45           33.86          75.39
                       ---      ------------        -----           -----          -----
TOTAL                  623      $    183,711        80.06%          57.52%         93.74%
                       ===      ============        =====           =====          =====


                              DISTRIBUTION BY LIEN

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      LIEN           LOANS          BALANCE         BALANCE       AVG. COUPON
---------------   ----------      ------------  ----------------  -----------
First                 1,188       $219,818,620       99.80%         7.249%
Second                   11            450,699        0.20         10.895
                      -----       ------------      ------          -----
TOTAL                 1,199       $220,269,319      100.00%         7.257%
                      =====       ============      ======          =====

                                     AVG.
                  WEIGHTED AVG.    PRINCIPAL     WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      LIEN            FICO          BALANCE     TOTAL POOL LTV     DOC LOAN        OCCUPIED
---------------  --------------    ---------    --------------     ---------      ----------
First                  623         $ 185,033         80.01%          57.43%          93.72%
Second                 632            40,973        100.00          100.00          100.00
                       ---         ---------        ------          ------          ------
TOTAL                  623         $ 183,711         80.06%          57.52%          93.74%
                       ===         =========        ======          ======          ======

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                         DISTRIBUTION BY TOTAL POOL LTV

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED       WEIGHTED
  TOTAL POOL LTV        LOANS          BALANCE         BALANCE      AVG. COUPON     AVG. FICO
-------------------   ---------     ------------    ------------    -----------     ---------
 40.00% & Below             16      $  2,029,225        0.92%          7.378%           623
 40.01 - 50.00%             22         3,181,150        1.44           7.267            618
 50.01 - 60.00%             57         8,839,689        4.01           7.162            615
 60.01 - 70.00%            145        22,356,493       10.15           7.461            608
 70.01 - 80.00%            429        78,433,636       35.61           7.177            620
 80.01 - 85.00%            199        37,858,281       17.19           7.246            615
 85.01 - 90.00%            248        52,347,891       23.77           7.275            636
 90.01 - 95.00%             61        12,968,328        5.89           7.349            649
 95.01 - 100.00%            22         2,254,625        1.02           7.488            632
                         -----      ------------      ------           -----            ---
 TOTAL                   1,199      $220,269,319      100.00%          7.257%           623
                         =====      ============      ======           =====            ===

                          AVG.
                       PRINCIPAL     WEIGHTED AVG.    PCT. FULL     PCT. OWNER
  TOTAL POOL LTV        BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-------------------  ------------   --------------    ---------     -----------
 40.00% & Below      $    126,827       29.36%          22.29%         94.09%
 40.01 - 50.00%           144,598       44.61           28.17          86.59
 50.01 - 60.00%           155,082       55.60           45.95          91.10
 60.01 - 70.00%           154,183       66.78           51.74          94.05
 70.01 - 80.00%           182,829       77.68           56.37          90.28
 80.01 - 85.00%           190,243       84.56           56.53          92.13
 85.01 - 90.00%           211,080       89.77           58.19          99.45
 90.01 - 95.00%           212,596       94.80           87.78          98.17
 95.01 - 100.00%          102,483      100.00          100.00         100.00
                     ------------       -----           -----          -----
 TOTAL               $    183,711       80.06%          57.52%         93.74%
                     ============       =====           =====          =====



                          DISTRIBUTION BY DOCUMENTATION

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   DOCUMENTATION        LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    -----------    -------------   ------------    -----------
Full                     751         $126,693,912       57.52%          7.204%
Stated                   377           80,558,410       36.57           7.363
Limited                   71           13,016,997        5.91           7.114
                       -----         ------------      ------           -----
TOTAL                  1,199         $220,269,319      100.00%          7.257%
                       =====         ============      ======           =====

                                       AVG.
                      WEIGHTED      PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
   DOCUMENTATION     AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-----------------    ----------   ------------   --------------    ---------     -----------
Full                     615      $    168,700      81.59%          100.00%         95.15%
Stated                   635           213,683      78.07             0.00          93.17
Limited                  629           183,338      77.41             0.00          83.49
                         ---      ------------      -----            -----          -----
TOTAL                    623      $    183,711      80.06%           57.52%         93.74%
                         ===      ============      =====            =====          =====


                          DISTRIBUTION BY LOAN PURPOSE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LOAN PURPOSE        LOANS          BALANCE         BALANCE      AVG. COUPON
----------------     ----------     ------------   ------------    ------------
Cashout Refi              791       $144,758,521       65.72%          7.303%
Purchase                  224         42,890,722       19.47           7.103
Rate/Term Refi            184         32,620,076       14.81           7.255
                        -----       ------------      ------           -----
TOTAL                   1,199       $220,269,319      100.00%          7.257%
                        =====       ============      ======           =====

                                        AVG.        WEIGHTED
                    WEIGHTED AVG.    PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
   LOAN PURPOSE         FICO          BALANCE       POOL LTV       DOC LOAN        OCCUPIED
----------------   --------------  -------------   ----------     ----------      -----------
Cashout Refi             615       $    183,007      78.50%         56.28%           93.86%
Purchase                 649            191,476      85.13          59.28            91.94
Rate/Term Refi           627            177,283      80.30          60.71            95.55
                         ---       ------------      -----          -----            -----
TOTAL                    623       $    183,711      80.06%         57.52%           93.74%
                         ===       ============      =====          =====            =====


                        DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF POOL
    OCCUPANCY       NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
     STATUS           LOANS          BALANCE         BALANCE         COUPON
-----------------  ----------     -------------   ------------   -------------
Owner                1,110         $206,473,682       93.74%          7.253%
Non-Owner               87           13,428,400        6.10           7.310
Second Home              2              367,236        0.17           7.673
                     -----         ------------      ------           -----
TOTAL                1,199         $220,269,319      100.00%          7.257%
                     =====         ============      ======           =====

                                      AVG.         WEIGHTED
    OCCUPANCY       WEIGHTED       PRINCIPAL      AVG. TOTAL      PCT. FULL      PCT. OWNER
     STATUS         AVG. FICO       BALANCE        POOL LTV       DOC LOAN        OCCUPIED
-----------------   ---------    -------------    ----------      ---------      -----------
Owner                  621       $    186,012        80.30%         58.39%         100.00%
Non-Owner              653            154,349        76.35          45.75            0.00
Second Home            679            183,618        78.30           0.00            0.00
                       ---       ------------        -----          -----           -----
TOTAL                  623       $    183,711        80.06%         57.52%          93.74%
                       ===       ============        =====          =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF POOL
                    NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
  PROPERTY TYPE       LOANS          BALANCE         BALANCE        COUPON
-----------------   ----------    ------------   -------------  --------------
 Single Family           928      $167,484,289       76.04%          7.277%
 PUD                     112        22,645,243       10.28           7.193
 2-4 Family               82        17,999,307        8.17           7.191
 Condo                    67        11,259,556        5.11           7.172
 Man. Housing             10           880,925        0.40           7.558
                       -----      ------------      ------           -----
 TOTAL                 1,199      $220,269,319      100.00%          7.257%
                       =====      ============      ======           =====

                                       AVG.
                       WEIGHTED      PRINCIPAL     WEIGHTED AVG.    PCT. FULL      PCT. OWNER
  PROPERTY TYPE       AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
-----------------     ----------  -------------   --------------    ---------      -----------
 Single Family           619      $    180,479         79.98%         58.53%          95.59%
 PUD                     621           202,190         81.19          55.85           98.52
 2-4 Family              656           219,504         78.40          49.08           73.19
 Condo                   634           168,053         81.93          57.58           88.88
 Man. Housing            610            88,093         74.57          80.16          100.00
                         ---      ------------         -----          -----           -----
 TOTAL                   623      $    183,711         80.06%         57.52%          93.74%
                         ===      ============         =====          =====           =====


                              DISTRIBUTION BY STATE


                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
       STATE            LOANS          BALANCE         BALANCE      AVG. COUPON
------------------    ----------    ------------    -------------   -----------
California-South            282     $ 62,457,385       28.36%          7.093%
California-North            178       46,716,428       21.21           7.133
Florida                     100       12,432,753        5.64           7.527
New York                     42       11,732,487        5.33           7.126
Texas                        96        9,172,315        4.16           8.280
Illinois                     46        8,931,720        4.05           7.200
Massachusetts                31        6,842,429        3.11           7.059
Colorado                     37        6,500,905        2.95           7.074
Michigan                     42        5,120,446        2.32           7.855
New Jersey                   24        4,983,356        2.26           7.350
Washington                   26        3,999,151        1.82           7.088
All Others                  295       41,379,945       18.79           7.378
                          -----     ------------      ------           -----
TOTAL                     1,199     $220,269,319      100.00%          7.257%
                          =====     ============      ======           =====


                                         AVG.         WEIGHTED
                        WEIGHTED      PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
       STATE           AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
------------------    ----------    -------------   -----------   -------------    -----------
California-South          626       $    221,480        79.26%        56.71%          91.80%
California-North          624            262,452        80.12         53.76           92.47
Florida                   612            124,328        80.75         45.78           88.32
New York                  636            279,345        78.85         44.64           98.98
Texas                     611             95,545        76.36         65.94           95.73
Illinois                  642            194,168        83.41         54.73           94.69
Massachusetts             615            220,724        78.81         58.10          100.00
Colorado                  624            175,700        83.89         59.58           98.48
Michigan                  614            121,915        81.83         66.51           98.77
New Jersey                638            207,640        77.02         56.93           95.29
Washington                620            153,813        85.56         71.65           89.88
All Others                618            140,271        80.63         66.07           95.36
                          ---       ------------        -----         -----           -----
TOTAL                     623       $    183,711        80.06%        57.52%          93.74%
                          ===       ============        =====         =====           =====


                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   ZIP CODES         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ----------   ------------      ------------   ------------
     94591              6       $  1,615,068          0.73%          6.622%
     95132              4          1,448,304          0.66           6.521
     92503              6          1,420,457          0.64           7.579
     20876              3          1,105,621          0.50           7.215
     95020              3          1,062,879          0.48           7.017
     92647              3          1,058,081          0.48           6.659
     91709              4          1,026,474          0.47           7.128
     94510              3            990,096          0.45           6.463
     94544              3            972,134          0.44           7.249
     91320              3            951,241          0.43           7.149
All Others          1,161        208,618,962         94.71           7.274
                    -----       ------------        ------           -----
TOTAL               1,199       $220,269,319        100.00%          7.257%
                    =====       ============        ======           =====


                                      AVG.
                  WEIGHTED AVG.    PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   ZIP CODES          FICO          BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------  ------------    --------------   -----------     ------------
     94591            614       $    269,178        73.82%         100.00%          53.79%
     95132            622            362,076        76.65           25.32          100.00
     92503            597            236,743        83.62           51.14          100.00
     20876            596            368,540        89.60          100.00          100.00
     95020            607            354,293        80.14           68.03          100.00
     92647            649            352,694        83.37          100.00          100.00
     91709            627            256,619        82.71           44.15          100.00
     94510            669            330,032        82.76           69.73          100.00
     94544            630            324,045        83.93           23.38          100.00
     91320            648            317,080        79.46           43.91          100.00
All Others            623            179,689        79.99           57.19           93.74
                      ---       ------------        -----           -----          ------
TOTAL                 623       $    183,711        80.06%          57.52%          93.74%
                      ===       ============        =====           =====          ======


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

   REMAINING                                      PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
    MATURITY         LOANS          BALANCE         BALANCE       AVG. COUPON
--------------     ---------    -------------     ------------    -----------
0 - 180               57         $  5,512,307        2.50%           7.817%
181 - 240             26            2,339,470        1.06            8.591
241 - 360          1,116          212,417,541       96.44            7.228
                   -----         ------------      ------            -----
TOTAL              1,199         $220,269,319      100.00%           7.257%
                   =====         ============      ======            =====


   REMAINING                        AVG.
   MONTHS TO    WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
    MATURITY        FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
--------------  ------------   ------------    --------------    ---------      -----------
0 - 180              624       $     96,707        73.03%         56.91%          97.82%
181 - 240            595             89,980        78.66          64.73          100.00
241 - 360            624            190,338        80.25          57.45           93.56
                     ---       ------------        -----          -----           -----
TOTAL                623       $    183,711        80.06%         57.52%          93.74%
                     ===       ============        =====          =====           =====



                          DISTRIBUTION BY PRODUCT TYPE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   PRODUCT TYPE         LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    ----------     ------------    ------------    -----------
2/28 ARMS                 622       $128,946,003       58.54%          7.198%
Fixed Rate                538         81,754,710       37.12           7.463
3/27 ARMS                  28          5,913,426        2.68           7.056
1 Mo. LIBOR IO             11          3,655,180        1.66           5.061
                        -----       ------------      ------           -----
TOTAL                   1,199       $220,269,319      100.00%          7.257%
                        =====       ============      ======           =====


                                       AVG.         WEIGHTED
                      WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
   PRODUCT TYPE       AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-----------------     ---------    ------------    ----------    -------------    ----------
2/28 ARMS                620       $    207,309       82.93%          56.07%        95.00%
Fixed Rate               624            151,960       75.57           59.40         91.26
3/27 ARMS                627            211,194       78.67           72.76         96.65
1 Mo. LIBOR IO           717            332,289       81.36           41.71        100.00
                         ---       ------------       -----           -----        ------
TOTAL                    623       $    183,711       80.06%          57.52%        93.74%
                         ===       ============       =====           =====        ======



                          DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
  PERIODIC CAP       LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ----------    ------------   -------------     -----------
1.00%                  1         $    264,793        0.12%          7.250%
1.50%                649          134,594,636       61.10           7.191
3.00%                 11            3,655,180        1.66           5.061
N/A                  538           81,754,710       37.12           7.463
                   -----         ------------      ------           -----
TOTAL              1,199         $220,269,319      100.00%          7.257%
                   =====         ============      ======           =====

                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  PERIODIC CAP       FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------  ------------    --------------    ---------      -----------
1.00%                646        $   264,793          88.33%         100.00%       100.00%
1.50%                620            207,388          82.73           56.72         95.06
3.00%                717            332,289          81.36           41.71        100.00
N/A                  624            151,960          75.57           59.40         91.26
                     ---        -----------          -----           -----        ------
TOTAL                623        $   183,711          80.06%          57.52%        93.74%
                     ===        ===========          =====           =====        ======



                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                   PCT. OF POOL
   MONTHS TO        NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   RATE RESET        LOANS          BALANCE         BALANCE       AVG. COUPON
---------------     ---------    ------------     -------------   ------------
 0-12                   11       $  3,655,180          1.66%          5.061%
 13-24                 622        128,946,003         58.54           7.198
 25-36                  28          5,913,426          2.68           7.056
 N/A                   538         81,754,710         37.12           7.463
                     -----       ------------        ------           -----
 TOTAL               1,199       $220,269,319        100.00%          7.257%
                     =====       ============        ======           =====


                                       AVG.
   MONTHS TO       WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   RATE RESET         FICO           BALANCE     TOTAL POOL LTV     DOC LOAN        OCCUPIED
---------------    -------------    -----------  --------------    -----------     -----------
 0-12                   717         $  332,289        81.36%           41.71%         100.00%
 13-24                  620            207,309        82.93            56.07           95.00
 25-36                  627            211,194        78.67            72.76           96.65
 N/A                    624            151,960        75.57            59.40           91.26
                        ---         ----------        -----            -----           -----
 TOTAL                  623         $  183,711        80.06%           57.52%          93.74%
                        ===         ==========        =====            =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                  PCT. OF POOL
  GROSS MAXIMUM     NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
  LIFETIME RATE       LOANS          BALANCE         BALANCE        COUPON
----------------    ----------    ------------   -------------  --------------
 12.00-12.49%            11       $  3,655,180        1.66%           5.061%
 12.50-12.99%            44          9,764,999        4.43            5.862
 13.00-13.49%            60         13,366,019        6.07            6.319
 13.50-13.99%           179         41,431,101       18.81            6.760
 14.00-14.49%           116         24,812,182       11.26            7.217
 14.50-14.99%           176         34,501,718       15.66            7.741
 15.00-15.49%            13          2,271,815        1.03            8.267
 15.50-15.99%            19          3,430,326        1.56            8.794
 16.00-16.99%            23          3,370,377        1.53            9.552
 17.00-17.99%            12          1,292,743        0.59           10.571
 18.00-18.99%             8            618,150        0.28           11.527
 N/A                    538         81,754,710       37.12            7.463
                      -----       ------------      ------           ------
 TOTAL                1,199       $220,269,319      100.00%           7.257%
                      =====       ============      ======           ======


                                      AVG.
  GROSS MAXIMUM      WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  LIFETIME RATE      AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------     ---------- --------------   --------------   ----------      -----------
 12.00-12.49%           717     $    332,289        81.36%           41.71%         100.00%
 12.50-12.99%           653          221,932        77.21            83.10          100.00
 13.00-13.49%           642          222,767        81.40            77.89           96.06
 13.50-13.99%           627          231,459        82.30            59.81           94.11
 14.00-14.49%           627          213,898        85.98            56.71           97.58
 14.50-14.99%           615          196,032        84.79            39.79           91.55
 15.00-15.49%           542          174,755        79.60            37.84          100.00
 15.50-15.99%           547          180,543        81.05            32.51           98.00
 16.00-16.99%           548          146,538        75.98            56.56           98.14
 17.00-17.99%           528          107,729        70.22            90.15          100.00
 18.00-18.99%           520           77,269        68.81            73.43           94.34
 N/A                    624          151,960        75.57            59.40           91.26
                        ---     ------------        -----            -----           -----
 TOTAL                  623     $    183,711        80.06%           57.52%          93.74%
                        ===     ============        =====            =====           =====


                             DISTRIBUTION BY MARGIN

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
      MARGIN           LOANS          BALANCE         BALANCE         COUPON
-----------------    ---------     ------------    ------------   -------------
 5.99% & Below            19       $  6,222,489        2.82%          5.799%
 6.00- 6.49%             557        116,995,120       53.11           7.020
 6.50- 6.99%              43          9,255,263        4.20           7.896
 7.00% & Above            42          6,041,738        2.74           9.587
 N/A                     538         81,754,710       37.12           7.463
                       -----       ------------      ------           -----
 TOTAL                 1,199       $220,269,319      100.00%          7.257%
                       =====       ============      ======           =====


                                        AVG.         WEIGHTED
                       WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
      MARGIN           AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-----------------     -----------  -------------    ----------    -------------    -----------
 5.99% & Below           684       $    327,499        79.34%         43.33%         100.00%
 6.00- 6.49%             629            210,045        83.53          56.61           94.37
 6.50- 6.99%             568            215,239        80.96          64.26          100.00
 7.00% & Above           534            143,851        72.88          53.81           98.96
 N/A                     624            151,960        75.57          59.40           91.26
                         ---       ------------        -----          -----           -----
 TOTAL                   623       $    183,711        80.06%         57.52%          93.74%
                         ===       ============        =====          =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                  THE GROUP I - ADJUSTABLE RATE MORTGAGE LOANS

SCHEDULED PRINCIPAL BALANCE:                                         $93,964,365
NUMBER OF MORTGAGE LOANS:                                                    551
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $170,534
WEIGHTED AVERAGE GROSS COUPON:                                            7.206%
WEIGHTED AVERAGE NET COUPON:                                              6.694%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                                        621
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      82.13%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO:                           82.52%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             358
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL:                                              23
WEIGHTED AVERAGE GROSS MARGIN:                                             6.35%
WEIGHTED AVERAGE INITIAL RATE CAP:                                         1.52%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.52%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             14.21%


                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                        PCT. OF
                                                        POOL BY
                          NUMBER OF     PRINCIPAL      PRINCIPAL      WEIGHTED
   PRINCIPAL BALANCE        LOANS        BALANCE        BALANCE      AVG. COUPON
-----------------------   ---------   -----------      ---------     -----------
$25,001 - $50,000            11       $   446,775        0.48%          8.518%
$50,001 - $75,000            46         2,996,350        3.19           7.955
$75,001 - $100,000           58         5,176,233        5.51           7.941
$100,001 - $125,000          68         7,597,725        8.09           7.338
$125,001 - $150,000          77        10,565,294       11.24           7.179
$150,001 - $200,000         102        17,961,722       19.12           7.263
$200,001 - $250,000          89        20,158,533       21.45           7.055
$250,001 - $300,000          68        18,658,799       19.86           7.010
$300,001 & Above             32        10,402,934       11.07           7.040
                            ---       -----------      ------           -----
TOTAL                       551       $93,964,365      100.00%          7.206%
                            ===       ===========      ======           =====

                                              AVG.        WEIGHTED
                             WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
   PRINCIPAL BALANCE         AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
-----------------------      ---------    -----------    ----------     ---------     -----------
$25,001 - $50,000               574       $    40,616      74.47%         66.82%         73.17%
$50,001 - $75,000               584            65,138      78.77          80.52          85.39
$75,001 - $100,000              603            89,245      78.47          49.48          91.26
$100,001 - $125,000             607           111,731      80.89          77.93          95.40
$125,001 - $150,000             618           137,212      81.14          65.28          91.10
$150,001 - $200,000             617           176,095      83.25          64.03          97.21
$200,001 - $250,000             623           226,500      83.60          61.19          89.66
$250,001 - $300,000             628           274,394      83.25          40.71          98.63
$300,001 & Above                640           325,092      83.83          45.37          95.51
                                ---       -----------      -----          -----          -----
TOTAL                           621       $   170,534      82.52%         57.73%         94.03%
                                ===       ===========      =====          =====          =====




                         DISTRIBUTION BY CURRENT RATE

                                                    PCT. OF POOL
                       NUMBER OF      PRINCIPAL     BY PRINCIPAL     WEIGHTED
    CURRENT RATE         LOANS         BALANCE         BALANCE      AVG. COUPON
-------------------    ---------     -----------   --------------   -----------
 5.99% & Below            42         $ 8,009,554        8.52%         5.671%
 6.00- 6.49%              47           8,327,197        8.86          6.319
 6.50- 6.99%             141          26,531,556       28.24          6.770
 7.00- 7.49%              99          17,587,170       18.72          7.216
 7.50- 7.99%             153          25,215,139       26.83          7.722
 8.00- 8.49%              12           1,729,809        1.84          8.272
 8.50- 8.99%              16           2,167,041        2.31          8.816
 9.00- 9.49%               8           1,125,262        1.20          9.312
 9.50- 9.99%              13           1,360,744        1.45          9.621
 10.00% & Above           20           1,910,893        2.03         10.880
                         ---         -----------      ------         ------
 TOTAL                   551         $93,964,365      100.00%         7.206%
                         ===         ===========      ======         ======


                                           AVG.         WEIGHTED
                         WEIGHTED       PRINCIPAL      AVG. TOTAL      PCT. FULL     PCT. OWNER
    CURRENT RATE         AVG. FICO       BALANCE        POOL LTV       DOC LOAN       OCCUPIED
-------------------     ----------    -----------      ----------      ---------     -----------
 5.99% & Below              672       $   190,704        79.30%         82.45%         100.00%
 6.00- 6.49%                645           177,174        81.52          73.65           93.67
 6.50- 6.99%                621           188,167        81.38          63.88           92.04
 7.00- 7.49%                629           177,648        85.77          52.90           96.58
 7.50- 7.99%                613           164,805        84.63          40.84           91.26
 8.00- 8.49%                552           144,151        76.34          18.36          100.00
 8.50- 8.99%                553           135,440        83.59          51.47           96.83
 9.00- 9.49%                575           140,658        81.67          54.05          100.00
 9.50- 9.99%                539           104,673        73.30          95.39           95.39
 10.00% & Above             526            95,545        69.76          84.74           98.17
                            ---       -----------        -----          -----           -----
 TOTAL                      621       $   170,534        82.52%         57.73%          94.03%
                            ===       ===========        =====          =====           =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      FICO           LOANS          BALANCE         BALANCE       AVG. COUPON
---------------   -----------     -----------     ------------    -----------
 500-519               29         $ 3,354,665        3.57%          9.265%
 520-539               35           4,887,622        5.20           8.177
 540-559               46           6,874,699        7.32           7.497
 560-579               49           7,984,664        8.50           7.340
 580-599               47           8,604,447        9.16           7.424
 600-619               86          15,852,828       16.87           7.121
 620-639               77          12,898,650       13.73           7.056
 640-659               68          12,033,572       12.81           7.030
 660-679               48           8,797,569        9.36           6.827
 680-699               23           4,276,184        4.55           6.762
 700-719               13           2,466,172        2.62           6.346
 720-739               18           3,699,525        3.94           6.711
 740 & Above           12           2,233,770        2.38           6.291
                      ---         -----------      ------           -----
 TOTAL                551         $93,964,365      100.00%          7.206%
                      ===         ===========      ======           =====


                                      AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      FICO           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------  ------------    --------------    ---------      -----------
 500-519              511       $   115,678          76.55%         68.45%          97.95%
 520-539              530           139,646          77.60          56.23           98.78
 540-559              550           149,450          79.73          65.38           91.74
 560-579              572           162,952          80.61          66.06           97.98
 580-599              591           183,073          83.32          57.36           91.51
 600-619              610           184,335          83.08          58.54          100.00
 620-639              628           167,515          83.95          64.46           91.88
 640-659              649           176,964          84.55          52.64           94.80
 660-679              668           183,283          82.98          44.39           95.92
 680-699              689           185,921          84.21          52.72           95.15
 700-719              705           189,706          84.90          61.45           71.64
 720-739              730           205,529          85.65          53.94           90.37
 740 & Above          766           186,147          78.41          40.06           67.49
                      ---       -----------          -----          -----           -----
 TOTAL                621       $   170,534          82.52%         57.73%          94.03%
                      ===       ===========          =====          =====           =====



                              DISTRIBUTION BY LIEN

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      LIEN           LOANS          BALANCE         BALANCE       AVG. COUPON
--------------    ----------      -----------     ------------   ------------
 First                551         $93,964,365       100.00%         7.206%
                      ---         -----------       ------          -----
 TOTAL                551         $93,964,365       100.00%         7.206%
                      ===         ===========       ======          =====


                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      LIEN           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
--------------   -------------   ------------   --------------    ---------      ----------
 First                621        $   170,534        82.52%          57.73%         94.03%
                      ---        -----------        -----           -----          -----
 TOTAL                621        $   170,534        82.52%          57.73%         94.03%
                      ===        ===========        =====           =====          =====


                         DISTRIBUTION BY TOTAL POOL LTV

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL      WEIGHTED
  TOTAL POOL LTV        LOANS          BALANCE         BALANCE       AVG. COUPON
------------------   ----------    ------------     ------------     -----------
 40.00% & Below             4      $   370,467           0.39%          7.053%
 40.01 - 50.00%             5          576,164           0.61           7.440
 50.01 - 60.00%            14        2,034,836           2.17           7.442
 60.01 - 70.00%            48        7,229,303           7.69           7.659
 70.01 - 80.00%           194       32,746,840          34.85           7.062
 80.01 - 85.00%           102       16,675,795          17.75           7.232
 85.01 - 90.00%           133       24,485,244          26.06           7.222
 90.01 - 95.00%            40        8,041,790           8.56           7.336
 95.01 - 100.00%           11        1,803,926           1.92           6.637
                          ---      -----------         ------           -----
 TOTAL                    551      $93,964,365         100.00%          7.206%
                          ===      ===========         ======           =====


                                           AVG.
                         WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
  TOTAL POOL LTV         AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
------------------      ----------     -----------   --------------    ---------     ----------
 40.00% & Below             610         $   92,617       33.41%          29.93%         100.00%
 40.01 - 50.00%             592            115,233       45.45            0.00           77.45
 50.01 - 60.00%             605            145,345       55.97           59.19          100.00
 60.01 - 70.00%             603            150,610       66.99           47.78           93.40
 70.01 - 80.00%             620            168,798       78.37           56.84           90.93
 80.01 - 85.00%             603            163,488       84.55           54.38           90.98
 85.01 - 90.00%             631            184,100       89.73           54.05           98.82
 90.01 - 95.00%             646            201,045       94.88           83.99           97.05
 95.01 - 100.00%            631            163,993      100.00          100.00          100.00
                            ---         ----------       -----           -----           -----
 TOTAL                      621         $  170,534       82.52%          57.73%          94.03%
                            ===         ==========       =====           =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY DOCUMENTATION

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   DOCUMENTATION       LOANS          BALANCE         BALANCE       AVG. COUPON
------------------   -----------    -----------     ------------    -----------
 Full                     338       $54,244,100         57.73%          7.109%
 Stated                   185        34,579,361         36.80           7.366
 Limited                   28         5,140,904          5.47           7.150
                          ---       -----------        ------           -----
 TOTAL                    551       $93,964,365        100.00%          7.206%
                          ===       ===========        ======           =====

                                         AVG.
                        WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
   DOCUMENTATION        AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
------------------      ---------    -----------    --------------    ---------     -----------
 Full                      616       $   160,486        83.73%         100.00%         95.43%
 Stated                    628           186,915        80.70            0.00          93.40
 Limited                   621           183,604        81.93            0.00          83.48
                           ---       -----------        -----           -----          -----
 TOTAL                     621       $   170,534        82.52%          57.73%         94.03%
                           ===       ===========        =====           =====          =====



                          DISTRIBUTION BY LOAN PURPOSE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LOAN PURPOSE        LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    ---------     -----------     ------------    -----------
 Cashout Refi            336       $59,497,973        63.32%         7.215%
 Purchase                136        21,237,335        22.60          7.139
 Rate/Term Refi           79        13,229,057        14.08          7.271
                         ---       -----------       ------          -----
 TOTAL                   551       $93,964,365       100.00%         7.206%
                         ===       ===========       ======          =====


                                        AVG.         WEIGHTED
                    WEIGHTED AVG.     PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
   LOAN PURPOSE        FICO            BALANCE       POOL LTV       DOC LOAN        OCCUPIED
-----------------   ------------    -----------     ----------      ---------      ----------
 Cashout Refi           615         $   177,077        81.15%         53.81%         95.25%
 Purchase               639             156,157        86.33          68.21          91.83
 Rate/Term Refi         613             167,456        82.54          58.53          92.08
                        ---         -----------        -----          -----          -----
 TOTAL                  621         $   170,534        82.52%         57.73%         94.03%
                        ===         ===========        =====          =====          =====


                        DISTRIBUTION BY OCCUPANCY STATUS

                                                     PCT. OF POOL
                        NUMBER OF      PRINCIPAL     BY PRINCIPAL     WEIGHTED
    OCCUPANCY STATUS      LOANS         BALANCE         BALANCE     AVG. COUPON
----------------------  ---------    -----------     ------------   -----------
 Owner                     512       $88,355,294         94.03%        7.207%
 Non-Owner                  37         5,241,835          5.58         7.157
 Second Home                 2           367,236          0.39         7.673
                           ---       -----------        ------         -----
 TOTAL                     551       $93,964,365        100.00%        7.206%
                           ===       ===========        ======         =====


                                            AVG.        WEIGHTED
                           WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
    OCCUPANCY STATUS       AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
----------------------     ---------   -----------     ----------     ---------     ----------
 Owner                       618       $   172,569        82.69%         58.59%       100.00%
 Non-Owner                   653           141,671        79.84          47.26          0.00
 Second Home                 679           183,618        78.30           0.00          0.00
                             ---       -----------        -----          -----         -----
 TOTAL                       621       $   170,534        82.52%         57.73%        94.03%
                             ===       ===========        =====          =====         =====


                          DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF POOL
                    NUMBER OF       PRINCIPAL     BY PRINCIPAL    WEIGHTED AVG.
  PROPERTY TYPE       LOANS          BALANCE         BALANCE         COUPON
-----------------   ----------    ------------    ------------    -------------
 Single Family          428        $71,192,573       75.77%           7.220%
 2-4 Family              37          8,138,819        8.66            7.095
 PUD                     41          7,322,488        7.79            7.164
 Condo                   42          7,035,843        7.49            7.224
 Man. Housing             3            274,642        0.29            7.425
                        ---        -----------      ------            -----
 TOTAL                  551        $93,964,365      100.00%           7.206%
                        ===        ===========      ======            =====


                                       AVG.
                      WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT OWNER
  PROPERTY TYPE       AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
-----------------     ---------    -----------    --------------    ---------      ----------
 Single Family           617       $   166,338        82.21%         58.99%          95.60%
 2-4 Family              644           219,968        82.77          55.90           80.39
 PUD                     616           178,597        83.89          55.73           96.11
 Condo                   633           167,520        84.08          48.76           91.58
 Man. Housing            582            91,547        76.46          67.27          100.00
                         ---       -----------        -----          -----           -----
 TOTAL                   621       $   170,534        82.52%         57.73%          94.03%
                         ===       ===========        =====          =====           =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY STATE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
       STATE            LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------     -----------     ------------    -----------
 California-South       133         $27,873,249          29.66%       7.129%
 California-North        77          16,082,200          17.12        7.023
 Illinois                35           6,707,817           7.14        7.171
 Florida                 41           4,884,973           5.20        7.643
 Massachusetts           17           3,968,519           4.22        6.806
 Colorado                23           3,773,040           4.02        7.093
 Michigan                25           3,009,167           3.20        8.155
 New York                10           2,502,260           2.66        6.814
 Washington              14           2,242,382           2.39        6.604
 Oregon                  14           2,028,883           2.16        6.948
 Minnesota               11           1,895,124           2.02        6.869
 All Others             151          18,996,753          20.22        7.512
                        ---         -----------         ------        -----
 TOTAL                  551         $93,964,365         100.00%       7.206%
                        ===         ===========         ======        =====

                                         AVG.         WEIGHTED
                        WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC     PCT OWNER
       STATE            AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-------------------     ---------     ----------     ----------    -------------    -----------
 California-South         624         $ 209,573        81.90%         46.54%          94.06%
 California-North         623           208,860        80.87          62.84           91.32
 Illinois                 642           191,652        85.53          55.88           93.66
 Florida                  605           119,146        82.10          49.18           85.27
 Massachusetts            614           233,442        81.51          75.99          100.00
 Colorado                 620           164,045        84.11          72.22           97.39
 Michigan                 599           120,367        81.02          49.81           97.92
 New York                 645           250,226        83.72          45.35          100.00
 Washington               637           160,170        87.40          81.23           94.39
 Oregon                   609           144,920        85.62          70.77          100.00
 Minnesota                617           172,284        88.01          62.36          100.00
 All Others               610           125,806        82.37          64.23           94.07
                          ---         ---------        -----          -----           -----
 TOTAL                    621         $ 170,534        82.52%         57.73%          94.03%
                          ===         =========        =====          =====           =====


                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   ZIP CODES         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------     -----------      ------------    -----------
02150                  3         $   768,853          0.82%          6.552%
80918                  3             738,643          0.79           7.703
92563                  2             609,613          0.65           7.139
91709                  3             606,105          0.65           7.563
48085                  3             597,282          0.64           7.990
94510                  2             567,461          0.60           6.250
92592                  2             563,982          0.60           6.445
92630                  2             529,849          0.56           7.420
94544                  2             499,052          0.53           6.546
94585                  2             497,287          0.53           6.938
All Others           527          87,986,237         93.64           7.215
                     ---         -----------        ------           -----
TOTAL                551         $93,964,365        100.00%          7.206%
                     ===         ===========        ======           =====

                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT OWNER
   ZIP CODES         FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------   ------------   --------------    ---------      ---------
02150                600         $   256,284        82.80%          32.32%         100.00%
80918                572             246,214        86.11           61.06          100.00
92563                611             304,807        84.79          100.00          100.00
91709                606             202,035        81.13           74.77          100.00
48085                648             199,094        80.82            0.00          100.00
94510                665             283,731        77.36           47.18          100.00
92592                603             281,991        76.86            0.00          100.00
92630                656             264,924        83.40            0.00          100.00
94544                648             249,526        78.17           45.55          100.00
94585                631             248,644        90.00          100.00          100.00
All Others           620             166,957        82.54           58.52           93.63
                     ---         -----------        -----           -----           -----
TOTAL                621         $   170,534        82.52%          57.73%          94.03%
                     ===         ===========        =====           =====           =====


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                                     PCT. OF POOL
  REMAINING MONTHS     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
    TO MATURITY          LOANS          BALANCE         BALANCE      AVG. COUPON
--------------------   ---------     -----------     ------------    -----------
 241 - 360               551         $93,964,365         100.00%        7.206%
                         ---         -----------         ------         -----
 TOTAL                   551         $93,964,365         100.00%        7.206%
                         ===         ===========         ======         =====


                                            AVG.         WEIGHTED
  REMAINING MONTHS         WEIGHTED       PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT OWNER
    TO MATURITY            AVG. FICO       BALANCE       POOL LTV       DOC LOAN       OCCUPIED
--------------------      ----------      ---------     ----------      ---------      ---------
 241 - 360                   621           $170,534       82.52%         57.73%         94.03%
                             ---           --------       -----          -----          -----
 TOTAL                       621           $170,534       82.52%         57.73%         94.03%
                             ===           ========       =====          =====          =====


                          DISTRIBUTION BY PRODUCT TYPE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   PRODUCT TYPE         LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    ----------      -----------   -------------   ------------
 2/28 ARMS               523         $89,442,360       95.19%          7.238%
 3/27 ARMS                22           3,206,605        3.41           7.317
 1 Mo. LIBOR IO            6           1,315,400        1.40           4.762
                         ---         -----------      ------           -----
 TOTAL                   551         $93,964,365      100.00%          7.206%
                         ===         ===========      ======           =====

                                         AVG.        WEIGHTED
                       WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC     PCT OWNER
   PRODUCT TYPE        AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-----------------     ----------     -----------    ----------    -------------    ----------
 2/28 ARMS               619         $   171,018      82.70%           58.00%        93.95%
 3/27 ARMS               616             145,755      76.57            49.77         93.83
 1 Mo. LIBOR IO          724             219,233      84.46            58.89        100.00
                         ---         -----------      -----            -----         -----
 TOTAL                   621         $   170,534      82.52%           57.73%        94.03%
                         ===         ===========      =====            =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
  PERIODIC CAP       LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
1.00%                   1         $   264,793          0.28%        7.250%
1.50%                 544          92,384,172         98.32         7.240
3.00%                   6           1,315,400          1.40         4.762
                      ---         -----------        ------         -----
TOTAL                 551         $93,964,365        100.00%        7.206%
                      ===         ===========        ======         =====


                                      AVG.
                  WEIGHTED AVG.    PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT OWNER
  PERIODIC CAP        FICO          BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------  -------------   -----------   --------------    ---------      ----------
1.00%                 646         $   264,793        88.33%       100.00%         100.00%
1.50%                 619             169,824        82.47         57.59           93.93
3.00%                 724             219,233        84.46         58.89          100.00
                      ---         -----------        -----         -----           -----
TOTAL                 621         $   170,534        82.52%        57.73%          94.03%
                      ===         ===========        =====         =====           =====


                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   RATE RESET        LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------      -----------     ------------    -----------
0-12                    6         $ 1,315,400        1.40%            4.76%
13-24                 523          89,442,360       95.19             7.23
25-36                  22           3,206,605        3.41             7.31
                      ---         -----------      ------             ----
TOTAL                 551         $93,964,365      100.00%            7.20%
                      ===         ===========      ======             ====

                                     AVG.
   MONTHS TO     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT OWNER
   RATE RESET        FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------   -----------    --------------    ---------      ---------
0-12                 724         $   219,233        84.46%         58.89%         100.00%
13-24                619             171,018        82.70          58.00           93.95
25-36                616             145,755        76.57          49.77           93.83
                     ---         -----------        -----          -----           -----
TOTAL                621         $   170,534        82.52%         57.73%          94.03%
                     ===         ===========        =====          =====           =====


                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                  PCT. OF POOL
  GROSS MAXIMUM     NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
  LIFETIME RATE       LOANS          BALANCE         BALANCE        COUPON
----------------    ---------      -----------    ------------   -------------
12.00-12.49%             6         $ 1,315,400        1.40%         4.762%
12.50-12.99%            36           6,694,154        7.12          5.849
13.00-13.49%            48           8,591,991        9.14          6.348
13.50-13.99%           141          26,531,556       28.24          6.770
14.00-14.49%            98          17,322,377       18.44          7.216
14.50-14.99%           153          25,215,139       26.83          7.722
15.00-15.49%            12           1,729,809        1.84          8.272
15.50-15.99%            16           2,167,041        2.31          8.816
16.00-16.99%            21           2,486,006        2.65          9.481
17.00-17.99%            12           1,292,743        1.38         10.571
18.00-18.99%             8             618,150        0.66         11.527
                       ---         -----------      ------         ------
TOTAL                  551         $93,964,365      100.00%         7.206%
                       ===         ===========      ======         ======

                                      AVG.
  GROSS MAXIMUM      WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  LIFETIME RATE      AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------     ---------     -----------   --------------    ---------      -----------
12.00-12.49%           724         $   219,233        84.46%         58.89%         100.00%
12.50-12.99%           662             185,949        78.28          87.08          100.00
13.00-13.49%           645             179,000        81.73          74.46           93.87
13.50-13.99%           621             188,167        81.38          63.88           92.04
14.00-14.49%           629             176,759        85.73          52.18           96.53
14.50-14.99%           613             164,805        84.63          40.84           91.26
15.00-15.49%           552             144,151        76.34          18.36          100.00
15.50-15.99%           553             135,440        83.59          51.47           96.83
16.00-16.99%           555             118,381        77.09          76.68           97.48
17.00-17.99%           528             107,729        70.22          90.15          100.00
18.00-18.99%           520              77,269        68.81          73.43           94.34
                       ---         -----------        -----          -----           -----
TOTAL                  621         $   170,534        82.52%         57.73%          94.03%
                       ===         ===========        =====          =====           =====


                             DISTRIBUTION BY MARGIN

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
      MARGIN           LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    ----------    ------------    ------------    -----------
5.99% & Below            11         $ 2,764,275        2.94%          5.882%
6.00- 6.49%             469          81,839,013       87.10           7.066
6.50- 6.99%              33           4,979,266        5.30           7.998
7.00 & Above             38           4,381,811        4.66           9.743
                        ---         -----------      ------           -----
TOTAL                   551         $93,964,365      100.00%          7.206%
                        ===         ===========      ======           =====

                                        AVG.         WEIGHTED
                     WEIGHTED AVG.    PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT OWNER
      MARGIN             FICO          BALANCE       POOL LTV       DOC LOAN        OCCUPIED
-----------------   -------------   -----------     ----------      ---------      ----------
5.99% & Below             680       $   251,298        84.08%         58.48%         100.00%
6.00- 6.49%               626           174,497        83.04          56.82           93.22
6.50- 6.99%               574           150,887        81.50          57.69          100.00
7.00 & Above              533           115,311        72.92          74.20           98.57
                          ---       -----------        -----          -----          ------
TOTAL                     621       $   170,534        82.52%         57.73%          94.03%
                          ===       ===========        =====          =====          ======


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     THE GROUP I - FIXED RATE MORTGAGE LOANS

SCHEDULED PRINCIPAL BALANCE:                                         $16,569,162
NUMBER OF MORTGAGE LOANS:                                                    100
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $165,692
WEIGHTED AVERAGE GROSS COUPON:                                            7.383%
WEIGHTED AVERAGE NET COUPON:                                              6.871%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                                        621
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      72.81%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO:                           74.86%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             353
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1


                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                       PCT. OF
                                                       POOL BY
                          NUMBER OF       PRINCIPAL   PRINCIPAL      WEIGHTED
   PRINCIPAL BALANCE        LOANS          BALANCE     BALANCE      AVG. COUPON
---------------------    -----------    -----------   ---------    ------------
$25,001 - $50,000              10       $   360,923     2.18%         11.009%
$50,001 - $75,000               3           183,985     1.11          10.906
$75,001 - $100,000              8           716,704     4.33           7.858
$100,001 - $125,000            12         1,332,294     8.04           7.161
$125,001 - $150,000            14         1,956,016    11.81           7.189
$150,001 - $200,000            25         4,379,864    26.43           7.227
$200,001 - $250,000            10         2,233,514    13.48           7.366
$250,001 - $300,000            12         3,306,624    19.96           7.260
$300,001 & Above                6         2,099,239    12.67           7.151
                              ---       -----------   ------          ------
TOTAL                         100       $16,569,162   100.00%          7.383%
                              ===       ===========   ======          ======

                                           AVG.        WEIGHTED
                          WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
   PRINCIPAL BALANCE      AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
---------------------     ---------   -----------    -----------     ---------     -----------
$25,001 - $50,000            607      $    36,092        91.18%         87.56%      100.00%
$50,001 - $75,000            615           61,328       100.00         100.00       100.00
$75,001 - $100,000           574           89,588        69.89          61.70       100.00
$100,001 - $125,000          638          111,025        70.13          57.25        67.01
$125,001 - $150,000          601          139,715        71.98          78.48       100.00
$150,001 - $200,000          638          175,195        73.16          59.72        80.03
$200,001 - $250,000          611          223,351        76.38          78.21       100.00
$250,001 - $300,000          635          275,552        78.40          40.95        83.26
$300,001 & Above             600          349,873        73.59          61.97        82.30
                             ---      -----------        -----          -----        -----
TOTAL                        621      $   165,692        74.86%         61.91%       86.48%
                             ===      ===========        =====          =====        =====


                          DISTRIBUTION BY CURRENT RATE

                                                    PCT. OF POOL
                       NUMBER OF      PRINCIPAL     BY PRINCIPAL     WEIGHTED
    CURRENT RATE         LOANS         BALANCE         BALANCE      AVG. COUPON
--------------------   ---------   ------------     ------------   ------------
6.50- 6.99%               27       $ 4,627,237         27.93%         6.854%
7.00- 7.49%               36         7,176,302         43.31          7.250
7.50- 7.99%               22         4,034,824         24.35          7.594
10.00% & Above            15           730,799          4.41         10.885
                         ---       -----------        ------          -----
TOTAL                    100       $16,569,162        100.00%         7.383%
                         ===       ===========        ======          =====

                                            AVG.         WEIGHTED
                          WEIGHTED       PRINCIPAL      AVG. TOTAL      PCT. FULL     PCT. OWNER
    CURRENT RATE          AVG. FICO       BALANCE        POOL LTV       DOC LOAN       OCCUPIED
--------------------      ---------    -----------      ----------      ---------     ----------
6.50- 6.99%                  623       $   171,379        70.49%         66.33%        79.61%
7.00- 7.49%                  632           199,342        74.82          58.04         94.63
7.50- 7.99%                  605           183,401        77.23          60.25         77.43
10.00% & Above               586            48,720        89.90          80.97        100.00
                             ---       -----------        -----          -----         -----
TOTAL                        621       $   165,692        74.86%         61.91%        86.48%
                             ===       ===========        =====          =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      FICO           LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------      -----------     ------------    -----------
539 & Below             8         $ 1,302,060          7.86%        7.770%
540-559                 5             767,180          4.63         7.495
560-579                 8           1,483,747          8.95         7.230
580-599                18           3,068,826         18.52         7.185
600-619                22           3,526,285         21.28         7.574
620-639                 9           1,045,058          6.31         7.515
640-659                 7           1,044,871          6.31         7.671
660-679                 4             668,646          4.04         7.238
680-699                 8           1,724,028         10.41         7.083
700-719                 5             805,864          4.86         7.414
720 & Above             6           1,132,597          6.84         7.145
                      ---         -----------        ------         -----
TOTAL                 100         $16,569,162        100.00%        7.383%
                      ===         ===========        ======         =====


                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      FICO          FICO            BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------  -------------   --------------    ---------      -----------
539 & Below          523         $   162,757        78.44%          54.88%          78.49%
540-559              551             153,436        65.58           67.83          100.00
560-579              569             185,468        74.19           93.65           67.42
580-599              591             170,490        69.50           64.93           96.68
600-619              610             160,286        77.05           87.18          100.00
620-639              631             116,118        76.40           52.43           84.71
640-659              646             149,267        72.68           48.23           64.71
660-679              668             167,162        85.15           83.15          100.00
680-699              687             215,504        71.11           30.92           93.97
700-719              708             161,173        84.32           29.01          100.00
720 & Above          739             188,766        79.07           16.87           34.54
                     ---         -----------        -----           -----           -----
TOTAL                621         $   165,692        74.86%          61.91%          86.48%
                     ===         ===========        =====           =====           =====




                              DISTRIBUTION BY LIEN

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      LIEN           LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------     -----------      ------------    -----------
First                 90         $16,143,930         97.43%         7.290%
Second                10             425,233          2.57         10.949
                     ---         -----------        ------          -----
TOTAL                100         $16,569,162        100.00%         7.383%
                     ===         ===========        ======          =====

                                      AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      LIEN           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------- -------------    -----------   --------------    ---------      ----------
First                 621         $   179,377       74.20%          60.90%          86.13%
Second                631              42,523      100.00          100.00          100.00
                      ---         -----------       -----           -----           -----
TOTAL                 621         $   165,692       74.86%          61.91%          86.48%
                      ===         ===========       =====           =====           =====


                         DISTRIBUTION BY TOTAL POOL LTV

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
  TOTAL POOL LTV        LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------      -----------    ------------    -----------
40.00% & Below             2         $   274,774        1.66%          6.990%
40.01 - 50.00%             3             451,648        2.73           7.271
50.01 - 60.00%             9           1,733,062       10.46           7.132
60.01 - 70.00%            20           2,971,673       17.93           7.281
70.01 - 80.00%            27           5,269,807       31.80           7.289
80.01 - 85.00%            13           2,542,041       15.34           7.404
85.01 - 90.00%            15           2,749,150       16.59           7.315
90.01 - 95.00%             1             151,773        0.92           7.500
95.01 - 100.00%           10             425,233        2.57          10.949
                         ---         -----------      ------           -----
TOTAL                    100         $16,569,162      100.00%          7.383%
                         ===         ===========      ======           =====


                                          AVG.
                        WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
  TOTAL POOL LTV        AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-------------------     ---------    -----------    --------------    ---------     ----------
40.00% & Below             621       $   137,387        30.88%          62.18%        100.00%
40.01 - 50.00%             590           150,549        42.47           77.88         100.00
50.01 - 60.00%             616           192,562        54.41           45.01          80.40
60.01 - 70.00%             612           148,584        66.82           56.67          92.81
70.01 - 80.00%             622           195,178        76.42           57.64          78.92
80.01 - 85.00%             604           195,542        84.24           72.31          77.38
85.01 - 90.00%             648           183,277        89.48           66.13         100.00
90.01 - 95.00%             654           151,773        95.00          100.00         100.00
95.01 - 100.00%            631            42,523       100.00          100.00         100.00
                           ---       -----------        -----           -----          -----
TOTAL                      621       $   165,692        74.86%          61.91%         86.48%
                           ===       ===========        =====           =====          =====



                          DISTRIBUTION BY DOCUMENTATION

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   DOCUMENTATION        LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------     -----------     ------------    -----------
Full                       67       $10,257,277         61.91%        7.398%
Stated                     27         5,137,491         31.01         7.394
Limited                     6         1,174,395          7.09         7.209
                          ---       -----------        ------         -----
TOTAL                     100       $16,569,162        100.00%        7.383%
                          ===       ===========        ======         =====


                                          AVG.
                         WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
   DOCUMENTATION         AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-------------------      ---------      ---------    --------------    ---------     -----------
Full                        606         $ 153,094        76.19%         100.00%         91.42%
Stated                      656           190,277        71.59            0.00          76.66
Limited                     596           195,732        77.53            0.00          86.39
                            ---         ---------        -----           -----          -----
TOTAL                       621         $ 165,692        74.86%          61.91%         86.48%
                            ===         =========        =====           =====          =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LOAN PURPOSE        LOANS          BALANCE         BALANCE      AVG. COUPON
------------------   ---------     -----------     ------------    -----------
Cashout Refi              72       $12,465,350         75.23%        7.400%
Rate/Term Refi            16         2,526,044         15.25         7.176
Purchase                  12         1,577,769          9.52         7.587
                         ---       -----------        ------         -----
TOTAL                    100       $16,569,162        100.00%        7.383%
                         ===       ===========        ======         =====

                                      AVG.         WEIGHTED
                   WEIGHTED AVG.    PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
   LOAN PURPOSE       FICO           BALANCE       POOL LTV       DOC LOAN        OCCUPIED
------------------ ------------    ----------     ----------      ---------      -----------
Cashout Refi           611         $ 173,130        74.01%           69.02%         85.44%
Rate/Term Refi         626           157,878        72.74            51.22          90.75
Purchase               693           131,481        84.95            22.82          87.89
                       ---         ---------        -----            -----          -----
TOTAL                  621         $ 165,692        74.86%           61.91%         86.48%
                       ===         =========        =====            =====          =====


                        DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF POOL
   OCCUPANCY       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
     STATUS          LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
Owner                  88         $14,329,827         86.48%        7.408%
Non-Owner              12           2,239,335         13.52         7.226
                      ---         -----------        ------         -----
TOTAL                 100         $16,569,162        100.00%        7.383%
                      ===         ===========        ======         =====

                                       AVG.
   OCCUPANCY      WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
     STATUS           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------  -------------    ----------    --------------    ---------      -----------
Owner                  617         $ 162,839        74.78%           65.44%         100.00%
Non-Owner              646           186,611        75.34            39.32            0.00
                       ---         ---------        -----            -----           -----
TOTAL                  621         $ 165,692        74.86%           61.91%          86.48%
                       ===         =========        =====            =====           =====



                          DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF POOL
                    NUMBER OF       PRINCIPAL     BY PRINCIPAL    WEIGHTED AVG.
  PROPERTY TYPE       LOANS          BALANCE         BALANCE         COUPON
------------------  ---------     -----------     ------------    -------------
Single Family            71       $11,641,815         70.26%          7.419%
2-4 Family               10         2,494,026         15.05           7.191
PUD                       9         1,182,472          7.14           7.432
Condo                     9         1,120,941          6.77           7.342
Man. Housing              1           129,909          0.78           7.790
                        ---       -----------        ------           -----
TOTAL                   100       $16,569,162        100.00%          7.383%
                        ===       ===========        ======           =====


                                        AVG.
                      WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  PROPERTY TYPE       AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
------------------    ---------     ----------    --------------    ---------      -----------
Single Family             609       $ 163,969          75.10%          67.86%          90.40%
2-4 Family                657         249,403          73.72           41.62           59.10
PUD                       648         131,386          73.09           35.53          100.00
Condo                     633         124,549          77.56           68.58           90.91
Man. Housing              602         129,909          68.06          100.00          100.00
                          ---       ---------          -----           -----           -----
TOTAL                     621       $ 165,692          74.86%          61.91%          86.48%
                          ===       =========          =====           =====           =====



                              DISTRIBUTION BY STATE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
       STATE            LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------     -----------     ------------    -----------
California-South         52         $ 9,191,970         55.48%          7.213%
California-North         21           4,087,590         24.67           7.474
Texas                     6             684,302          4.13           8.087
Illinois                  2             492,104          2.97           7.093
Florida                   3             401,123          2.42           7.176
Minnesota                 2             320,750          1.94           7.250
New Jersey                1             278,782          1.68           7.250
Massachusetts             2             256,966          1.55           7.904
Arizona                   3             195,798          1.18           8.353
Colorado                  2             177,849          1.07           7.839
North Carolina            1             177,379          1.07           7.375
All Others                5             304,552          1.84           9.405
                        ---         -----------        ------           -----
TOTAL                   100         $16,569,162        100.00%          7.383%
                        ===         ===========        ======           =====

                                        AVG.         WEIGHTED
                       WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
       STATE           AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-------------------    ---------     ----------     ----------    -------------    -----------
California-South          621         $ 176,769        71.75%          68.13%        83.84%
California-North          609           194,647        77.23           51.75         81.56
Texas                     655           114,050        75.52           47.43        100.00
Illinois                  696           246,052        77.43           39.70        100.00
Florida                   555           133,708        75.88           70.43        100.00
Minnesota                 588           160,375        86.79           49.69        100.00
New Jersey                732           278,782        90.00            0.00        100.00
Massachusetts             605           128,483        73.46           24.18        100.00
Arizona                   624            65,266        84.15          100.00        100.00
Colorado                  601            88,924        87.98          100.00        100.00
North Carolina            566           177,379        85.00          100.00        100.00
All Others                662            60,910        85.12          100.00        100.00
                          ---         ---------        -----           -----         -----
TOTAL                     621         $ 165,692        74.86%          61.91%        86.48%
                          ===         =========        =====           =====         =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   ZIP CODES         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------     -----------      ------------    -----------
91320                  2         $   533,585          3.22%          7.273%
94117                  1             494,625          2.99           7.400
92591                  2             409,687          2.47           7.371
94591                  1             371,664          2.24           6.500
92503                  2             366,699          2.21           6.990
92646                  1             319,750          1.93           7.250
92647                  1             303,744          1.83           6.990
95045                  1             303,683          1.83           7.250
60712                  1             296,756          1.79           6.990
95758                  1             284,799          1.72           7.750
All Others            87          12,884,171         77.76           7.441
                     ---         -----------        ------           -----
TOTAL                100         $16,569,162        100.00%          7.383%
                     ===         ===========        ======           =====

                                      AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   ZIP CODES         FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------    ----------    --------------    ---------      -----------
91320                624           $ 266,792        67.30%           0.00%         100.00%
94117                599             494,625        51.30            0.00          100.00
92591                630             204,844        74.30           74.64          100.00
94591                572             371,664        80.00          100.00            0.00
92503                593             183,349        74.99          100.00          100.00
92646                536             319,750        72.73          100.00          100.00
92647                604             303,744        80.00          100.00          100.00
95045                690             303,683        80.00            0.00          100.00
60712                688             296,756        72.44            0.00          100.00
95758                617             284,799        82.61          100.00          100.00
All Others           623             148,094        75.64           64.46           85.50
                     ---           ---------        -----           -----           -----
TOTAL                621           $ 165,692        74.86%          61.91%          86.48%
                     ===           =========        =====           =====           =====


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

   REMAINING                                      PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
    MATURITY         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------    ------------      ------------    -----------
0 - 180               5         $   225,446           1.36%           9.394%
181 - 240             9             456,148           2.75           11.015
241 - 360            86          15,887,569          95.89            7.251
                    ---         -----------         ------            -----
TOTAL               100         $16,569,162         100.00%           7.383%
                    ===         ===========         ======            =====

   REMAINING                         AVG.
   MONTHS TO     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
    MATURITY         FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------   -----------    --------------    ---------      -----------
0 - 180              635         $  45,089        85.59%           100.00%         100.00%
181 - 240            588            50,683        88.46             69.51          100.00
241 - 360            622           184,739        74.32             61.15           85.91
                     ---         ---------        -----             -----           -----
TOTAL                621         $ 165,692        74.86%            61.91%          86.48%
                     ===         =========        =====             =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    GROUP II - ADJUSTABLE RATE MORTGAGE LOANS

SCHEDULED PRINCIPAL BALANCE:                                         $44,550,244
NUMBER OF MORTGAGE LOANS:                                                    110
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $405,002
WEIGHTED AVERAGE GROSS COUPON:                                            6.987%
WEIGHTED AVERAGE NET COUPON:                                              6.475%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                                        628
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      83.10%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO:                           83.10%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             356
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1
WEIGHTED AVERAGE MONTHS TO ROLL:                                              24
WEIGHTED AVERAGE GROSS MARGIN:                                             6.26%
WEIGHTED AVERAGE INITIAL RATE CAP:                                         1.58%
WEIGHTED AVERAGE PERIODIC RATE CAP:                                        1.58%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE:                             13.98%


                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                        PCT. OF
                                                        POOL BY
                          NUMBER OF       PRINCIPAL    PRINCIPAL      WEIGHTED
   PRINCIPAL BALANCE        LOANS          BALANCE      BALANCE      AVG. COUPON
----------------------    ---------     -----------    ---------     -----------
$300,001 - $350,000          87         $32,805,398       73.64%        6.939%
$450,001 & Above             23          11,744,846       26.36         7.121
                            ---         -----------      ------         -----
TOTAL                       110         $44,550,244      100.00%        6.987%
                            ===         ===========      ======         =====

                                              AVG.        WEIGHTED
                             WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
   PRINCIPAL BALANCE         AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
----------------------       ---------     ----------    ----------     ---------     -----------
$300,001 - $350,000            628         $ 377,074        82.96%         51.78%        96.83%
$450,001 & Above               627           510,645        83.50          58.73        100.00
                               ---         ---------        -----          -----         -----
TOTAL                          628         $ 405,002        83.10%         53.62%        97.67%
                               ===         =========        =====          =====         =====



                          DISTRIBUTION BY CURRENT RATE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL   WEIGHTED AVG.
   CURRENT RATE        LOANS          BALANCE         BALANCE        COUPON
------------------   ---------     -----------     ------------   -------------
5.99% & Below            13        $ 5,410,624        12.14%          5.604%
6.00- 6.49%              12          4,774,028        10.72           6.266
6.50- 6.99%              38         14,899,546        33.44           6.741
7.00- 7.49%              18          7,489,805        16.81           7.221
7.50- 7.99%              23          9,286,579        20.85           7.792
8.00% & Above             6          2,689,661         6.05           8.981
                        ---        -----------       ------           -----
TOTAL                   110        $44,550,244       100.00%          6.987%
                        ===        ===========       ======           =====

                                        AVG.         WEIGHTED
                       WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
   CURRENT RATE        AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
------------------     ---------      ---------     ----------    -------------    ----------
5.99% & Below             668         $ 416,202        76.92%         56.10%         100.00%
6.00- 6.49%               635           397,836        80.80          84.08          100.00
6.50- 6.99%               638           392,093        83.93          52.57           97.80
7.00- 7.49%               622           416,100        86.55          67.16          100.00
7.50- 7.99%               619           403,764        85.22          36.95           92.34
8.00% & Above             528           448,277        78.11          20.15          100.00
                          ---         ---------        -----          -----           -----
TOTAL                     628         $ 405,002        83.10%         53.62%          97.67%
                          ===         =========        =====          =====           =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      FICO           LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
539 & Below            11         $ 4,792,552         10.76%        7.802%
540-559                 3           1,103,644          2.48         7.670
560-579                 6           2,324,789          5.22         7.555
580-599                12           4,752,933         10.67         7.079
600-619                12           4,889,401         10.98         7.358
620-639                16           6,413,483         14.40         6.824
640-659                22           8,995,225         20.19         6.823
660-679                10           3,727,028          8.37         6.579
680-699                 6           2,380,390          5.34         6.788
700-719                 3           1,288,531          2.89         6.127
720 & Above             9           3,882,270          8.71         6.315
                      ---         -----------        ------         -----
TOTAL                 110         $44,550,244        100.00%        6.987%
                      ===         ===========        ======         =====

                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      FICO           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------- -------------    ----------    --------------    ---------      ----------
539 & Below           522         $ 435,687        78.99%           47.34%         100.00%
540-559               545           367,881        83.43            33.41          100.00
560-579               567           387,465        75.27            66.20          100.00
580-599               590           396,078        81.55            78.06           93.10
600-619               609           407,450        84.70            48.19          100.00
620-639               629           400,843        84.28            77.07          100.00
640-659               648           408,874        83.95            50.56           92.09
660-679               671           372,703        84.48            51.81          100.00
680-699               686           396,732        87.98            31.73          100.00
700-719               713           429,510        81.09             0.00          100.00
720 & Above           735           431,363        85.10            37.76          100.00
                      ---         ---------        -----            -----           -----
TOTAL                 628         $ 405,002        83.10%           53.62%          97.67%
                      ===         =========        =====            =====           =====



                              DISTRIBUTION BY LIEN

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      LIEN           LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
First                 110         $44,550,244        100.00%        6.987%
TOTAL                 110         $44,550,244        100.00%        6.987%

                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      LIEN           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------- ------------     ----------    --------------    ---------      -----------
First                 628         $ 405,002        83.10%           53.62%         97.67%
TOTAL                 628         $ 405,002        83.10%           53.62%         97.67%


                         DISTRIBUTION BY TOTAL POOL LTV

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
  TOTAL POOL LTV       LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------  ---------     -----------     ------------    -----------
50.01 - 60.00%             2       $   703,305        1.58%          6.042%
60.01 - 70.00%             6         2,283,568        5.13           7.602
70.01 - 80.00%            35        14,449,623       32.43           6.821
80.01 - 85.00%            25        10,289,739       23.10           6.855
85.01 - 90.00%            36        14,349,487       32.21           7.139
90.01 - 95.00%             6         2,474,522        5.55           7.327
                         ---       -----------      ------           -----
TOTAL                    110       $44,550,244      100.00%          6.987%
                         ===       ===========      ======           =====


                                          AVG.        WEIGHTED
                     WEIGHTED AVG.     PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
  TOTAL POOL LTV         FICO           BALANCE       POOL LTV       DOC LOAN        OCCUPIED
-------------------  -------------    -----------    -----------     ---------      -----------
50.01 - 60.00%            598         $ 351,652        54.37%          46.88%         100.00%
60.01 - 70.00%            586           380,595        68.40           52.35          100.00
70.01 - 80.00%            619           412,846        76.97           47.58           95.16
80.01 - 85.00%            626           411,590        84.72           52.38           96.70
85.01 - 90.00%            646           398,597        89.84           53.12          100.00
90.01 - 95.00%            631           412,420        94.86          100.00          100.00
                          ---         ---------        -----           -----           -----
TOTAL                     628         $ 405,002        83.10%          53.62%          97.67%
                          ===         =========        =====           =====           =====




                          DISTRIBUTION BY DOCUMENTATION

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   DOCUMENTATION        LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------     -----------     ------------   ------------
Full                     58         $23,886,090         53.62%         6.817%
Stated                   51          20,336,040         45.65          7.195
Limited                   1             328,113          0.74          6.500
                        ---         -----------        ------          -----
TOTAL                   110         $44,550,244        100.00%         6.987%
                        ===         ===========        ======          =====

                                          AVG.
                         WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
   DOCUMENTATION         AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-------------------      ---------    -----------    --------------    ---------     -----------
Full                        621       $ 411,829          84.00%         100.00%        98.58%
Stated                      636         398,746          81.93            0.00         96.56
Limited                     631         328,113          90.00            0.00        100.00
                            ---       ---------          -----           -----         -----
TOTAL                       628       $ 405,002          83.10%          53.62%        97.67%
                            ===       =========          =====           =====         =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LOAN PURPOSE        LOANS          BALANCE         BALANCE      AVG. COUPON
------------------   ----------    -----------     ------------   -------------
Cashout Refi            70         $28,048,472         62.96%        7.112%
Purchase                28          11,460,693         25.73         6.748
Rate/Term Refi          12           5,041,079         11.32         6.838
                       ---         -----------        ------         -----
TOTAL                  110         $44,550,244        100.00%        6.987%
                       ===         ===========        ======         =====

                                         AVG.         WEIGHTED
                     WEIGHTED AVG.     PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
   LOAN PURPOSE          FICO           BALANCE       POOL LTV       DOC LOAN        OCCUPIED
------------------   -------------    ----------     ----------      ---------      ----------
Cashout Refi              608         $ 400,692        81.65%         53.43%          96.29%
Purchase                  657           409,310        85.35          49.26          100.00
Rate/Term Refi            671           420,090        86.07          64.58          100.00
                          ---         ---------        -----          -----           -----
TOTAL                     628         $ 405,002        83.10%         53.62%          97.67%
                          ===         =========        =====          =====           =====



                        DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF POOL
   OCCUPANCY       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
     STATUS          LOANS          BALANCE         BALANCE       AVG. COUPON
--------------     ---------      -----------     ------------    -----------
Owner                 107         $43,511,042         97.67%        6.979%
Non-Owner               3           1,039,202          2.33         7.339
                      ---         -----------        ------         -----
TOTAL                 110         $44,550,244        100.00%        6.987%
                      ===         ===========        ======         =====

                                     AVG.
   OCCUPANCY     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
     STATUS          FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
--------------   -------------    ----------    --------------    ---------      ----------
Owner                 628         $ 406,645          83.14%         54.12%         100.00%
Non-Owner             629           346,401          81.63          32.69            0.00
                      ---         ---------          -----          -----           -----
TOTAL                 628         $ 405,002          83.10%         53.62%          97.67%
                      ===         =========          =====          =====           =====


                          DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
 PROPERTY TYPE       LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------     -----------      ------------    -----------
Single Family         88         $35,142,273         78.88%          7.009%
PUD                   18           7,546,452         16.94           6.961
2-4 Family             2             995,870          2.24           6.625
Condo                  2             865,648          1.94           6.741
                     ---         -----------        ------           -----
TOTAL                110         $44,550,244        100.00%          6.987%
                     ===         ===========        ======           =====


                                      AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
 PROPERTY TYPE       FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------- -------------    ----------    --------------    ---------      ----------
Single Family        625           $ 399,344        83.14%          52.94%          98.01%
PUD                  627             419,247        82.49           58.50          100.00
2-4 Family           721             497,935        87.51            0.00          100.00
Condo                636             432,824        81.96          100.00           60.75
                     ---           ---------        -----           -----           -----
TOTAL                628           $ 405,002        83.10%          53.62%          97.67%
                     ===           =========        =====           =====           =====


                              DISTRIBUTION BY STATE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
       STATE            LOANS          BALANCE         BALANCE      AVG. COUPON
-------------------   ---------      -----------    ------------    -----------
California-North          52         $20,779,165       46.64%          7.127%
California-South          28          11,383,731       25.55           6.862
New York                   5           2,176,833        4.89           6.672
Colorado                   4           1,615,585        3.63           6.583
Nevada                     3           1,581,802        3.55           5.953
New Jersey                 3           1,136,921        2.55           6.801
New Mexico                 2             971,025        2.18           7.505
Illinois                   2             813,270        1.83           6.542
Maryland                   2             786,317        1.77           6.713
Virginia                   2             684,313        1.54           6.834
Pennsylvania               1             412,047        0.92           8.990
All Others                 6           2,209,236        4.96           7.466
                         ---         -----------      ------           -----
TOTAL                    110         $44,550,244      100.00%          6.987%
                         ===         ===========      ======           =====

                                         AVG.         WEIGHTED
                        WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
       STATE            AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-------------------    ----------     ----------     ----------    -------------    ----------
California-North          624         $ 399,599        83.48%          47.42%          98.21%
California-South          624           406,562        83.73           64.03           94.14
New York                  643           435,367        84.18           77.18          100.00
Colorado                  632           403,896        86.03           20.59          100.00
Nevada                    686           527,267        83.91           76.98          100.00
New Jersey                633           378,974        73.49           65.78          100.00
New Mexico                637           485,513        74.71           51.46          100.00
Illinois                  632           406,635        82.53           46.68          100.00
Maryland                  620           393,158        89.43          100.00          100.00
Virginia                  655           342,156        90.00           52.03          100.00
Pennsylvania              574           412,047        75.00            0.00          100.00
All Others                621           368,206        78.49           33.65          100.00
                          ---         ---------        -----           -----           -----
TOTAL                     628         $ 405,002        83.10%          53.62%          97.67%
                          ===         =========        =====           =====           =====



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   ZIP CODES         LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------     -----------      ------------    -----------
95132                  4         $ 1,448,304          3.25%          6.521%
95062                  2             807,625          1.81           6.917
20876                  2             786,317          1.77           6.713
92647                  2             754,338          1.69           6.526
95020                  2             751,897          1.69           7.128
89144                  1             750,000          1.68           4.920
95127                  2             749,612          1.68           7.233
95118                  2             700,334          1.57           6.249
95124                  2             674,168          1.51           6.243
94306                  1             599,532          1.35           7.250
All Others            90          36,528,117         81.99           7.081
                     ---         -----------        ------           -----
TOTAL                110         $44,550,244        100.00%          6.987%
                     ===         ===========        ======           =====

                                       AVG.
                  WEIGHTED AVG.     PRINCIPAL     WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   ZIP CODES         FICO            BALANCE     TOTAL POOL LTV     DOC LOAN        OCCUPIED
----------------  -------------    ----------    --------------    ----------      ----------
95132                 622          $ 362,076         76.65%          25.32%         100.00%
95062                 729            403,812         85.56            0.00          100.00
20876                 620            393,158         89.43          100.00          100.00
92647                 666            377,169         84.72          100.00          100.00
95020                 627            375,948         82.26           54.81          100.00
89144                 731            750,000         77.16          100.00          100.00
95127                 636            374,806         89.86           53.32          100.00
95118                 590            350,167         75.67          100.00          100.00
95124                 636            337,084         84.87           51.33          100.00
94306                 597            599,532         75.00          100.00          100.00
All Others            624            405,868         83.38           51.39           97.16
                      ---          ---------         -----           -----           -----
TOTAL                 628          $ 405,002         83.10%          53.62%          97.67%
                      ===          =========         =====           =====           =====



                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

   REMAINING                                      PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
    MATURITY         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------      -----------     ------------    -----------
241 - 360             110         $44,550,244        100.00%        6.987%
                      ---         -----------        ------         -----
TOTAL                 110         $44,550,244        100.00%        6.987%
                      ===         ===========        ======         =====


   REMAINING                         AVG.
   MONTHS TO     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
    MATURITY         FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------    ----------    --------------    ---------      ----------
241 - 360             628         $ 405,002          83.10%         53.62%         97.67%
                      ---         ---------          -----          -----          -----
TOTAL                 628         $ 405,002          83.10%         53.62%         97.67%
                      ===         =========          =====          =====          =====



                          DISTRIBUTION BY PRODUCT TYPE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   PRODUCT TYPE         LOANS          BALANCE         BALANCE      AVG. COUPON
-----------------    -----------     -----------    ------------    -----------
2/28 ARMS                 99         $39,503,643       88.67%          7.108%
3/27 ARMS                  6           2,706,821        6.08           6.746
1 Mo. LIBOR IO             5           2,339,780        5.25           5.229
                         ---         -----------      ------           -----
TOTAL                    110         $44,550,244      100.00%          6.987%
                         ===         ===========      ======           =====

                                         AVG.         WEIGHTED
                        WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
   PRODUCT TYPE         AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-----------------       ---------     ----------     ----------    -------------    -----------
2/28 ARMS                 622         $ 399,027        83.44%          51.71%          97.37%
3/27 ARMS                 640           451,137        81.15          100.00          100.00
1 Mo. LIBOR IO            714           467,956        79.61           32.05          100.00
                          ---         ---------        -----           -----           -----
TOTAL                     628         $ 405,002        83.10%          53.62%          97.67%
                          ===         =========        =====           =====           =====


                          DISTRIBUTION BY PERIODIC CAP

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
  PERIODIC CAP       LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
1.50%                 105         $42,210,464       94.75%          7.085%
3.00%                   5           2,339,780        5.25           5.229
                      ---         -----------      ------           -----
TOTAL                 110         $44,550,244      100.00%          6.987%
                      ===         ===========      ======           =====

                                      AVG.
                  WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  PERIODIC CAP        FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------  -------------    ----------    --------------    ---------      ----------
1.50%                  623         $ 402,004          83.29%         54.81%          97.54%
3.00%                  714           467,956          79.61          32.05          100.00
                       ---         ---------          -----          -----           -----
TOTAL                  628         $ 405,002          83.10%         53.62%          97.67%
                       ===         =========          =====          =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                                  PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   RATE RESET        LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------      -----------     ------------    -----------
0-12                    5         $ 2,339,780        5.25%          5.229%
13-24                  99          39,503,643       88.67           7.108
25-36                   6           2,706,821        6.08           6.746
                      ---         -----------      ------           -----
TOTAL                 110         $44,550,244      100.00%          6.987%
                      ===         ===========      ======           =====


                                      AVG.
   MONTHS TO     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   RATE RESET        FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------    ----------    --------------    ---------      ----------
0-12                  714         $ 467,956        79.61%          32.05%         100.00%
13-24                 622           399,027        83.44           51.71           97.37
25-36                 640           451,137        81.15          100.00          100.00
                      ---         ---------        -----           -----           -----
TOTAL                 628         $ 405,002        83.10%          53.62%          97.67%
                      ===         =========        =====           =====           =====


                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                                    PCT. OF POOL
   GROSS MAXIMUM       NUMBER OF      PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LIFETIME RATE         LOANS         BALANCE         BALANCE      AVG. COUPON
-------------------    ---------     -----------    ------------    -----------
12.00-12.49%               5         $ 2,339,780        5.25%          5.229%
12.50-12.99%               8           3,070,844        6.89           5.889
13.00-13.49%              12           4,774,028       10.72           6.266
13.50-13.99%              38          14,899,546       33.44           6.741
14.00-14.49%              18           7,489,805       16.81           7.221
14.50-14.99%              23           9,286,579       20.85           7.792
15.00% & Above             6           2,689,661        6.04           8.981
                         ---         -----------      ------           -----
TOTAL                    110         $44,550,244      100.00%          6.987%
                         ===         ===========      ======           =====

                                           AVG.         WEIGHTED
   GROSS MAXIMUM         WEIGHTED       PRINCIPAL      AVG. TOTAL      PCT. FULL     PCT. OWNER
   LIFETIME RATE         AVG. FICO       BALANCE        POOL LTV       DOC LOAN       OCCUPIED
-------------------      ---------     ----------      ----------      ---------     ----------
12.00-12.49%               714         $ 467,956          79.61%         32.05%       100.00%
12.50-12.99%               634           383,856          74.87          74.41        100.00
13.00-13.49%               635           397,836          80.80          84.08        100.00
13.50-13.99%               638           392,093          83.93          52.57         97.80
14.00-14.49%               622           416,100          86.55          67.16        100.00
14.50-14.99%               619           403,764          85.22          36.95         92.34
15.00% & Above             528           448,277          78.11          20.15        100.00
                           ---         ---------          -----          -----         -----
TOTAL                      628         $ 405,002          83.10%         53.62%        97.67%
                           ===         =========          =====          =====         =====



                             DISTRIBUTION BY MARGIN

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
      MARGIN           LOANS          BALANCE         BALANCE      AVG. COUPON
----------------     ---------      -----------    ------------    -----------
5.99% & Below             8         $ 3,458,214        7.76%          5.733%
6.00- 6.49%              88          35,156,107       78.91           6.911
6.50- 6.99%              10           4,275,997        9.60           7.776
7.00 & Above              4           1,659,926        3.73           9.176
                        ---         -----------      ------           -----
TOTAL                   110         $44,550,244      100.00%          6.987%
                        ===         ===========      ======           =====

                                        AVG.         WEIGHTED
                    WEIGHTED AVG.     PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
      MARGIN            FICO           BALANCE       POOL LTV       DOC LOAN        OCCUPIED
----------------    -------------   -----------     ----------      ---------      ----------
5.99% & Below           688         $ 432,277          75.55%         31.22%         100.00%
6.00- 6.49%             635           399,501          84.67          56.13           97.04
6.50- 6.99%             560           427,600          80.34          71.91          100.00
7.00 & Above            536           414,982          72.78           0.00          100.00
                        ---         ---------          -----          -----           -----
TOTAL                   628         $ 405,002          83.10%         53.62%          97.67%
                        ===         =========          =====          =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                    THE GROUP II - FIXED RATE MORTGAGE LOANS

SCHEDULED PRINCIPAL BALANCE:                                         $65,185,548
NUMBER OF MORTGAGE LOANS:                                                    438
AVERAGE SCHEDULED PRINCIPAL BALANCE:                                    $148,825
WEIGHTED AVERAGE GROSS COUPON:                                            7.483%
WEIGHTED AVERAGE NET COUPON:                                              6.971%
WEIGHTED AVERAGE ORIGINAL FICO SCORE:                                        625
WEIGHTED AVERAGE ORIGINAL LTV RATIO:                                      75.72%
WEIGHTED AVERAGE ORIGINAL TOTAL POOL LTV RATIO:                           75.75%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                             340
WEIGHTED AVERAGE SEASONING (MONTHS):                                           1

                        DISTRIBUTION BY PRINCIPAL BALANCE

                                                        PCT. OF
                                                        POOL BY
                          NUMBER OF     PRINCIPAL      PRINCIPAL      WEIGHTED
   PRINCIPAL BALANCE        LOANS        BALANCE        BALANCE      AVG. COUPON
----------------------    ---------    -----------     ---------     -----------
$25,001 - $50,000             42       $ 1,770,228        2.72%          8.396%
$50,001 - $75,000             63         3,952,668        6.06           8.063
$75,001 - $100,000            65         5,672,357        8.70           7.847
$100,001 - $125,000           50         5,672,689        8.70           7.616
$125,001 - $150,000           52         7,129,187       10.94           7.658
$150,001 - $200,000           71        12,388,598       19.01           7.412
$200,001 - $250,000           36         7,942,271       12.18           7.299
$250,001 - $300,000           18         4,931,031        7.56           7.277
$300,001 & Above              41        15,726,519       24.13           7.189
                             ---       -----------      ------           -----
TOTAL                        438       $65,185,548      100.00%          7.483%
                             ===       ===========      ======           =====

                                              AVG.        WEIGHTED
                             WEIGHTED      PRINCIPAL     AVG. TOTAL     PCT. FULL     PCT. OWNER
   PRINCIPAL BALANCE         AVG. FICO      BALANCE       POOL LTV       DOC LOAN      OCCUPIED
----------------------       ---------    ----------     ----------     ---------     ----------
$25,001 - $50,000               605       $  42,148        68.81%         92.45%         84.98%
$50,001 - $75,000               609          62,741        75.06          77.49          98.35
$75,001 - $100,000              618          87,267        76.93          70.45          87.88
$100,001 - $125,000             619         113,454        75.47          71.39          89.39
$125,001 - $150,000             619         137,100        76.02          57.46          94.08
$150,001 - $200,000             628         174,487        75.86          53.34          91.97
$200,001 - $250,000             625         220,619        78.14          59.05          94.07
$250,001 - $300,000             620         273,946        73.57          48.65          93.99
$300,001 & Above                638         383,574        75.64          49.39          92.99
                                ---       ---------        -----          -----          -----
TOTAL                           625       $ 148,825        75.75%         58.77%         92.47%
                                ===       =========        =====          =====          =====


                          DISTRIBUTION BY CURRENT RATE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL    WEIGHTED AVG.
   CURRENT RATE        LOANS          BALANCE         BALANCE         COUPON
-----------------    ---------      -----------    ------------    ------------
6.50- 6.99%             126         $24,398,247       37.43%          6.756%
7.00- 7.49%              48           7,897,016       12.11           7.222
7.50- 7.99%             149          20,770,685       31.86           7.767
8.00- 8.49%              36           5,094,144        7.81           8.185
8.50- 8.99%              46           4,588,461        7.04           8.695
9.00- 9.49%              16           1,214,945        1.86           9.168
9.50% & Above            17           1,222,050        1.87           9.711
                        ---         -----------      ------           -----
TOTAL                   438         $65,185,548      100.00%          7.483%
                        ===         ===========      ======           =====

                                        AVG.         WEIGHTED
                       WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
   CURRENT RATE        AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
-----------------      ---------      ---------     ----------    -------------    ----------
6.50- 6.99%               651         $ 193,637        72.74%         58.03%        91.94%
7.00- 7.49%               633           164,521        74.17          47.10         96.66
7.50- 7.99%               618           139,401        78.77          58.56         91.47
8.00- 8.49%               589           141,504        79.44          67.11         95.30
8.50- 8.99%               573            99,749        75.40          65.40         91.09
9.00- 9.49%               566            75,934        74.11          77.88        100.00
9.50% & Above             577            71,885        82.04          73.53         78.88
                          ---         ---------        -----          -----         -----
TOTAL                     625         $ 148,825        75.75%         58.77%        92.47%
                          ===         =========        =====          =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                              DISTRIBUTION BY FICO

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      FICO           LOANS          BALANCE         BALANCE       AVG. COUPON
----------------   ---------      -----------     ------------    -----------
500-519                24         $ 2,528,857          3.88%        8.447%
520-539                29           3,763,102          5.77         8.274
540-559                25           2,860,255          4.39         8.161
560-579                39           6,593,360         10.11         7.665
580-599                37           5,271,911          8.09         7.738
600-619                54           7,734,003         11.86         7.452
620-639                77          11,280,725         17.31         7.350
640-659                48           8,072,863         12.38         7.178
660-679                41           6,697,266         10.27         7.254
680-699                24           3,639,391          5.58         7.224
700-719                14           2,655,733          4.07         6.861
720-739                 9           1,530,045          2.35         7.022
740 & Above            17           2,558,038          3.92         7.145
                      ---         -----------        ------         -----
TOTAL                 438         $65,185,548        100.00%        7.483%
                      ===         ===========        ======         =====

                                     AVG.
                 WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      FICO           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------- -------------    ----------    --------------    ----------     -----------
500-519               507         $ 105,369          72.67%         88.94%         100.00%
520-539               530           129,762          76.47          75.55          100.00
540-559               552           114,410          75.37          83.58           95.81
560-579               570           169,061          73.88          55.65           96.81
580-599               590           142,484          73.82          62.82           92.02
600-619               611           143,222          76.36          87.74           96.61
620-639               630           146,503          74.64          48.39           93.09
640-659               650           168,185          74.50          53.15           88.84
660-679               671           163,348          80.52          34.33           97.35
680-699               687           151,641          76.05          52.06           81.11
700-719               707           189,695          76.22          45.20           94.02
720-739               729           170,005          79.78          66.69           56.28
740 & Above           757           150,473          78.10          34.91           79.62
                      ---         ---------          -----          -----           -----
TOTAL                 625         $ 148,825          75.75%         58.77%          92.47%
                      ===         =========          =====          =====           =====


                              DISTRIBUTION BY LIEN

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
      LIEN           LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------     -----------      ------------    -----------
First                  437       $65,160,081         99.96%          7.482%
Second                   1            25,466          0.04           9.990
                       ---       -----------        ------           -----
TOTAL                  438       $65,185,548        100.00%          7.483%
                       ===       ===========        ======           =====

                                       AVG.
                  WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
      LIEN            FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------   -------------     ---------    --------------    ---------      -----------
First                 625           $ 149,108         75.74%        58.75%          92.47%
Second                652              25,466        100.00        100.00          100.00
                      ---           ---------         -----         -----           -----
TOTAL                 625           $ 148,825         75.75%        58.77%          92.47%
                      ===           =========         =====         =====           =====


                         DISTRIBUTION BY TOTAL POOL LTV

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
  TOTAL POOL LTV        LOANS          BALANCE         BALANCE      AVG. COUPON
------------------    ----------    -----------     ------------    -----------
40.00% & Below             10       $ 1,383,983        2.12%          7.542%
40.01 - 50.00%             14         2,153,338        3.30           7.221
50.01 - 60.00%             32         4,368,486        6.70           7.224
60.01 - 70.00%             71         9,871,948       15.14           7.337
70.01 - 80.00%            173        25,967,367       39.84           7.498
80.01 - 85.00%             59         8,350,705       12.81           7.708
85.01 - 90.00%             64        10,764,010       16.51           7.567
90.01 - 95.00%             14         2,300,243        3.53           7.407
95.01 - 100.00%             1            25,466        0.04           9.990
                          ---       -----------      ------           -----
TOTAL                     438       $65,185,548      100.00%          7.483%
                          ===       ===========      ======           =====

                                         AVG.
                       WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
  TOTAL POOL LTV       AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
------------------     ---------     ----------    --------------    ---------     ----------
40.00% & Below            627         $ 138,398         27.97%        12.32%        91.34%
40.01 - 50.00%            631           153,810         44.83         25.28         86.23
50.01 - 60.00%            621           136,515         56.09         40.00         89.76
60.01 - 70.00%            616           139,042         66.24         53.02         93.52
70.01 - 80.00%            620           150,100         77.45         60.41         89.04
80.01 - 85.00%            628           141,537         84.48         61.14         93.31
85.01 - 90.00%            632           168,188         89.83         72.36        100.00
90.01 - 95.00%            678           164,303         94.45         87.05        100.00
95.01 - 100.00%           652            25,466        100.00        100.00        100.00
                          ---         ---------         -----         -----         -----
TOTAL                     625         $ 148,825         75.75%        58.77%        92.47%
                          ===         =========         =====         =====         =====


                          DISTRIBUTION BY DOCUMENTATION

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   DOCUMENTATION        LOANS          BALANCE        BALANCE       AVG. COUPON
-------------------   ---------     -----------     ------------    -----------
Full                      288       $38,306,445       58.77%          7.529%
Stated                    114        20,505,517       31.46           7.517
Limited                    36         6,373,586        9.78           7.098
                          ---       -----------      ------           -----
TOTAL                     438       $65,185,548      100.00%          7.483%
                          ===       ===========      ======           =====

                                          AVG.
                         WEIGHTED       PRINCIPAL    WEIGHTED AVG.     PCT. FULL     PCT. OWNER
   DOCUMENTATION         AVG. FICO       BALANCE     TOTAL POOL LTV    DOC LOAN       OCCUPIED
-------------------      ---------    -----------    --------------    ---------     ----------
Full                        614       $ 133,008          78.50%         100.00%         93.61%
Stated                      641         179,873          71.44            0.00          93.55
Limited                     640         177,044          73.09            0.00          82.12
                            ---       ---------          -----           -----          -----
TOTAL                       625       $ 148,825          75.75%          58.77%         92.47%
                            ===       =========          =====           =====          =====


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          DISTRIBUTION BY LOAN PURPOSE

                                                   PCT. OF POOL
                     NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
   LOAN PURPOSE        LOANS          BALANCE         BALANCE      AVG. COUPON
------------------   ---------     -----------     -------------   -----------
Cashout Refi             313       $44,746,727         68.65%        7.513%
Rate/Term Refi            77        11,823,896         18.14         7.432
Purchase                  48         8,614,924         13.22         7.395
                         ---       -----------        ------         -----
TOTAL                    438       $65,185,548        100.00%        7.483%
                         ===       ===========        ======         =====

                                         AVG.         WEIGHTED
                     WEIGHTED AVG.     PRINCIPAL     AVG. TOTAL      PCT. FULL      PCT. OWNER
   LOAN PURPOSE          FICO           BALANCE       POOL LTV       DOC LOAN        OCCUPIED
------------------   ------------     ----------     ----------      ---------      ----------
Cashout Refi              619         $ 142,961        74.24%         57.80%         92.84%
Rate/Term Refi            625           153,557        76.93          63.51          98.57
Purchase                  655           179,478        81.93          57.26          82.20
                          ---         ---------        -----          -----          -----
TOTAL                     625         $ 148,825        75.75%         58.77%         92.47%
                          ===         =========        =====          =====          =====



                        DISTRIBUTION BY OCCUPANCY STATUS

                                                  PCT. OF POOL
   OCCUPANCY       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
     STATUS          LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------     ------------     ------------    -----------
Owner                 403         $60,277,520       92.47%          7.481%
Non-Owner              35           4,908,028        7.53           7.505
                      ---         -----------      ------           -----
TOTAL                 438         $65,185,548      100.00%          7.483%
                      ===         ===========      ======           =====

                                      AVG.
   OCCUPANCY      WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
     STATUS           FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------   -------------    ----------    --------------    ---------      -----------
Owner                  622         $ 149,572          76.06%         59.49%         100.00%
Non-Owner              662           140,229          71.95          49.84            0.00
                       ---         ---------          -----          -----           -----
TOTAL                  625         $ 148,825          75.75%         58.77%          92.47%
                       ===         =========          =====          =====           =====



                          DISTRIBUTION BY PROPERTY TYPE

                                                  PCT. OF POOL
                    NUMBER OF       PRINCIPAL     BY PRINCIPAL    WEIGHTED AVG.
  PROPERTY TYPE       LOANS          BALANCE         BALANCE         COUPON
-----------------  ----------     -----------     ------------    -------------
Single Family           341       $49,507,628       75.95%            7.515%
PUD                      44         6,593,832       10.12             7.447
2-4 Family               33         6,370,591        9.77             7.402
Condo                    14         2,237,123        3.43             7.091
Man. Housing              6           476,374        0.73             7.571
                        ---       -----------      ------             -----
TOTAL                   438       $65,185,548      100.00%            7.483%
                        ===       ===========      ======             =====

                                       AVG.
                     WEIGHTED        PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
  PROPERTY TYPE      AVG. FICO        BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
-----------------    ---------     -----------    --------------    ---------      ----------
Single Family            621       $ 145,184          75.68%         59.62%          95.09%
PUD                      615         149,860          78.18          56.61           99.24
2-4 Family               659         193,048          73.23          50.97           65.32
Condo                    639         159,794          77.34          63.38           90.25
Man. Housing             628          79,396          75.26          82.17          100.00
                         ---       ---------          -----          -----           -----
TOTAL                    625       $ 148,825          75.75%         58.77%          92.47%
                         ===       =========          =====          =====           =====



                              DISTRIBUTION BY STATE

                                                    PCT. OF POOL
                      NUMBER OF       PRINCIPAL     BY PRINCIPAL     WEIGHTED
       STATE            LOANS          BALANCE         BALANCE      AVG. COUPON
------------------    ---------      -----------    ------------    -----------
California-South          69         $14,008,436       21.49%          7.130%
Florida                   56           7,146,657       10.96           7.468
New York                  27           7,053,394       10.82           7.377
Texas                     71           6,218,867        9.54           8.203
California-North          28           5,767,474        8.85           7.224
New Jersey                15           2,811,427        4.31           7.560
Massachusetts             11           2,250,276        3.45           7.499
Michigan                  17           2,111,279        3.24           7.428
Virginia                   5           1,276,397        1.96           7.064
Washington                 8           1,263,204        1.94           7.485
Indiana                   10           1,176,264        1.80           7.764
All Others               121          14,101,874       21.63           7.687
                         ---         -----------      ------           -----
TOTAL                    438         $65,185,548      100.00%          7.483%
                         ===         ===========      ======           =====

                                         AVG.         WEIGHTED
                        WEIGHTED       PRINCIPAL     AVG. TOTAL    PCT. FULL DOC    PCT. OWNER
       STATE            AVG. FICO       BALANCE       POOL LTV          LOAN         OCCUPIED
------------------      ---------     ----------     ----------    -------------     ---------
California-South          636         $ 203,021        75.31%           63.52%        90.64%
Florida                   620           127,619        80.10            42.07         89.74
New York                  630           261,237        75.48            34.34         98.30
Texas                     608            87,590        75.11            70.11         94.26
California-North          634           205,981        67.95            52.68         82.74
New Jersey                632           187,428        76.61            61.27         95.77
Massachusetts             605           204,571        75.89            39.89        100.00
Michigan                  637           124,193        82.99            90.30        100.00
Virginia                  638           255,279        74.27            76.38        100.00
Washington                601           157,901        79.51            43.57         77.91
Indiana                   612           117,626        79.50            73.07        100.00
All Others                619           116,544        75.79            68.58         92.96
                          ---         ---------        -----            -----         -----
TOTAL                     625         $ 148,825        75.75%           58.77%        92.47%
                          ===         =========        =====            =====         =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                            DISTRIBUTION BY ZIP CODES

                                                  PCT. OF POOL
                   NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
   ZIP CODES         LOANS          BALANCE         BALANCE       AVG. COUPON
-----------------  ---------     -----------      ------------    -----------
91360                  2         $   542,076          0.83%          7.251%
02840                  1             529,606          0.81           7.490
91384                  2             520,565          0.80           6.912
94591                  2             496,076          0.76           6.816
11366                  1             471,433          0.72           8.000
90720                  1             468,530          0.72           7.100
95007                  1             468,384          0.72           7.250
11792                  1             463,156          0.71           7.500
95003                  1             460,618          0.71           6.950
92626                  1             454,597          0.70           6.600
All Others           425          60,310,505         92.52           7.507
                     ---         -----------        ------           -----
TOTAL                438         $65,185,548        100.00%          7.483%
                     ===         ===========        ======           =====

                                       AVG.
                  WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
   ZIP CODES          FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
----------------- -------------     ---------    --------------    ---------      -----------
91360                 655           $ 271,038        87.71%          77.14%          77.14%
02840                 639             529,606        21.20            0.00          100.00
91384                 646             260,283        81.57           67.37          100.00
94591                 636             248,038        67.66          100.00           24.48
11366                 673             471,433        85.00            0.00          100.00
90720                 573             468,530        78.33          100.00          100.00
95007                 645             468,384        75.00            0.00          100.00
11792                 635             463,156        90.00            0.00          100.00
95003                 614             460,618        74.96          100.00          100.00
92626                 603             454,597        70.00          100.00          100.00
All Others            624             141,907        75.99           59.12           92.69
                      ---           ---------        -----           -----           -----
TOTAL                 625           $ 148,825        75.75%          58.77%          92.47%
                      ===           =========        =====           =====           =====

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

   REMAINING                                      PCT. OF POOL
   MONTHS TO       NUMBER OF       PRINCIPAL      BY PRINCIPAL     WEIGHTED
    MATURITY         LOANS          BALANCE         BALANCE       AVG. COUPON
---------------    ---------      -----------     ------------    -----------
0 - 180                52         $ 5,286,862        8.11%          7.750%
181 - 240              17           1,883,323        2.89           8.004
241 - 360             369          58,015,363       89.00           7.442
                      ---         -----------      ------           -----
TOTAL                 438         $65,185,548      100.00%          7.483%
                      ===         ===========      ======           =====

   REMAINING                         AVG.
   MONTHS TO     WEIGHTED AVG.     PRINCIPAL    WEIGHTED AVG.     PCT. FULL      PCT. OWNER
    MATURITY         FICO           BALANCE     TOTAL POOL LTV    DOC LOAN        OCCUPIED
---------------  -------------    ----------    --------------    ---------      ----------
0 - 180               623         $ 101,670          72.50%         55.07%          97.73%
181 - 240             596           110,784          76.29          63.57          100.00
241 - 360             626           157,223          76.03          58.95           91.75
                      ---         ---------          -----          -----           -----
TOTAL                 625         $ 148,825          75.75%         58.77%          92.47%
                      ===         =========          =====          =====           =====

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GROUP I LOAN CAP, GROUP II LOAN CAP AND WAC CAP. The information in the following table has been prepared in accordance with the following (i) one- and six-month LIBOR remains constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                   GROUP I LOAN     GROUP II LOAN                DISTRIBUTION      GROUP I LOAN     GROUP II LOAN
DISTRIBUTION DATE    CAP (%)           CAP (%)      WAC CAP (%)      DATE            CAP (%)           CAP (%)         WAC CAP (%)
------------------ -------------    -------------   -----------  ------------      ------------     -------------      -----------
      Mar-03         6.7559            6.8336         6.7946        Dec-07            12.3886            9.1857           10.6975
      Apr-03         6.3674            6.4673         6.4174        Jan-08            11.2600            8.3512            9.7234
      May-03         7.0415            7.1538         7.0979        Feb-08            12.8388            9.5164           11.0827
      Jun-03         6.5875            6.6929         6.6406        Mar-08            12.8360            9.5127           11.0786
      Jul-03         6.5876            6.6934         6.6411        Apr-08            11.6301            8.6175           10.0362
      Aug-03         6.8074            6.9170         6.8630        May-08            12.8305            9.5053           11.0702
      Sep-03         6.1887            6.2886         6.2395        Jun-08            12.0002            8.8886           10.3521
      Oct-03         7.2940            7.4121         7.3542        Jul-08            11.9976            8.8852           10.3482
      Nov-03         6.5883            6.6951         6.6428        Aug-08            12.3949            9.1778           10.6892
      Dec-03         6.3825            6.4862         6.4356        Sep-08            11.2657            8.3403            9.7138
      Jan-04         7.0429            7.1575         7.1016        Oct-08            13.2745            9.8259           11.4441
      Feb-04         6.5886            6.6959         6.6437        Nov-08            11.9873            8.8716           10.3328
      Mar-04         6.5887            6.6961         6.6438        Dec-08            11.6103            8.5911           10.0062
      Apr-04         7.0432            7.1581         7.1022        Jan-09            12.8086            9.4763           11.0372
      May-04         6.8085            6.9197         6.8656        Feb-09            11.9797            8.8616           10.3213
      Jun-04         6.3830            6.4874         6.4367        Mar-09            13.2604            9.8073           11.4229
      Jul-04         7.0434            7.1587         7.1028        Apr-09            11.9745            8.8549           10.3137
      Aug-04         6.5891            6.6970         6.6447        May-09            12.3710            9.1467           10.6535
      Sep-04         6.5892            6.6972         6.6449        Jun-09            11.2440            8.3120            9.6815
      Oct-04         6.8089            6.9206         6.8665        Jul-09            13.2490            9.7927           11.4061
      Nov-04         6.1900            6.2916         6.2425        Aug-09            11.9643            8.8417           10.2985
      Dec-04         7.2955            7.4154         7.3574        Sep-09            11.5880            8.5623            9.9730
      Jan-05         6.5895            6.6979         6.6456        Oct-09            12.7840            9.4445           11.0007
      Feb-05         7.2622            6.7340         6.9890        Nov-09            11.9567            8.8320           10.2872
      Mar-05         8.8754            8.2296         8.5411        Dec-09            11.9541            8.8287           10.2835
      Apr-05         7.9873            7.4058         7.6861        Jan-10            12.3499            9.1197           10.6224
      May-05         7.9867            7.4050         7.6852        Feb-10            11.2248            8.2876            9.6532
      Jun-05         7.7285            7.1654         7.4364        Mar-10            13.2264            9.7640           11.3729
      Jul-05         7.9856            7.4035         7.6834        Apr-10            12.7676            9.4239           10.9768
      Aug-05         8.3275            7.1664         7.7243        May-10            12.3394            9.1065           10.6071
      Sep-05         9.4750            8.1531         8.7878        Jun-10            11.5658            8.5343            9.9406
      Oct-05         9.1580            7.8797         8.4931        Jul-10            12.7595            9.4138           10.9650
      Nov-05         8.5845            7.3857         7.9605        Aug-10            11.9338            8.8033           10.2539
      Dec-05         9.4714            8.1480         8.7822        Sep-10            11.9312            8.8002           10.2502
      Jan-06         8.8592            7.6272         8.2171        Oct-10            12.3263            9.0903           10.5881
      Feb-06         9.7189            7.8567         8.7478        Nov-10            11.2034            8.2610            9.6221
      Mar-06        11.5168            9.3089        10.3647        Dec-10            13.2012            9.7328           11.3364
      Apr-06        10.0291            8.1054         9.0247        Jan-11            11.9211            8.7878           10.2357
      May-06         9.7140            7.8498         8.7401        Feb-11            11.1963            8.2523            9.6119
      Jun-06        10.7171            8.6593         9.6415        Mar-11            13.6814           10.0827           11.7438
      Jul-06        10.3581            8.3748         9.3208        Apr-11            12.3107            9.0713           10.5657
      Aug-06        10.8433            8.3135         9.5193        May-11            12.3081            9.0681           10.5620
      Sep-06        11.5639            8.8645        10.1504        Jun-11            11.9085            8.7726           10.2177
      Oct-06        11.5616            8.8614        10.1468        Jul-11            12.3029            9.0619           10.5546
      Nov-06        11.1865            8.5725         9.8161        Aug-11            11.1821            8.2353            9.5918
      Dec-06        11.5571            8.8550        10.1398        Sep-11            12.7218            9.3680           10.9110
      Jan-07        10.5044            8.0530         9.2178        Oct-11            12.2951            9.0527           10.5437
      Feb-07        12.8002            9.5074        11.0711        Nov-11            11.5242            8.4840            9.8813
      Mar-07        13.2546            9.8430        11.4621        Dec-11            12.7137            9.3585           10.8997
      Apr-07        11.9694            8.8870        10.3489        Jan-12            11.8910            8.7518           10.1930
      May-07        11.9668            8.8835        10.3450        Feb-12            11.5170            8.4755            9.8711
      Jun-07        12.3631            9.1760        10.6858        Mar-12            13.1595            9.6830           11.2774
      Jul-07        12.3605            9.1788        10.6851        Apr-12            11.8835            8.7431           10.1826
      Aug-07        11.9992            8.9033        10.3681        May-12            11.8810            8.7402           10.1791
      Sep-07        11.9967            8.8998        10.3642        Jun-12            12.2745            9.0286           10.5149
      Oct-07        11.6193            8.6183        10.0365        Jul-12            12.2719            9.0256           10.5114
      Nov-07        12.8185            9.5061        11.0706        Aug-12            11.8736            8.7316           10.1689

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                      GROUP I LOAN     GROUP II LOAN
DISTRIBUTION DATE       CAP (%)           CAP (%)         WAC CAP (%)
-----------------    -------------     -------------      -----------
      Sep-12           11.8711            8.7288           10.1655
      Oct-12           11.4978            8.4533            9.8445
      Nov-12           12.6846            9.3248           10.8593
      Dec-12           12.2592            9.0111           10.4938
      Jan-13           11.1424            8.1893            9.5367
      Feb-13           12.6767            9.3159           10.8485

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

GROUP I LOAN CAP, EFFECTIVE GROUP II LOAN CAP AND EFFECTIVE WAC CAP. The Effective Group II Loan Cap (The Group II Loan Cap plus the purchased interest rate cap) and the Effective WAC Cap (the WAC Cap plus the purchased interest rate cap) are provided in the following table. The information in the following table has been prepared in accordance with (i) one- and six-month LIBOR remains constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                   GROUP I LOAN     EFF. GROUP II     EFF. WAC    DISTRIBUTION      GROUP I LOAN     EFF. GROUP II        EFF. WAC
DISTRIBUTION DATE    CAP (%)         LOAN CAP (%)     CAP (%)         DATE            CAP (%)         LOAN CAP (%)        CAP (%)
-----------------  ------------     -------------     --------    ------------      ------------     -------------        ---------
      Mar-03         6.7559            8.3981         7.5741         Aug-07            11.9992           11.3631           11.6641
      Apr-03         6.3674            8.6487         7.5086         Sep-07            11.9967           11.3617           11.6620
      May-03         7.0415            9.4994         8.2758         Oct-07            11.6193           10.9284           11.2549
      Jun-03         6.5875            8.9746         7.7905         Nov-07            12.8185           12.1424           12.4618
      Jul-03         6.5876            8.9143         7.7640         Dec-07            12.3886           11.6540           12.0008
      Aug-03         6.8074            9.3008         8.0718         Jan-08            11.2600           10.6720           10.9493
      Sep-03         6.1887            8.4657         7.3465         Feb-08            12.8388           12.1595           12.4797
      Oct-03         7.2940            9.9052         8.6248         Mar-08            12.8360           11.9874           12.3872
      Nov-03         6.5883            9.0302         7.8354         Apr-08            11.6301           11.0169           11.3057
      Dec-03         6.3825            8.6818         7.5588         May-08            12.8305           12.0697           12.4278
      Jan-04         7.0429            9.6669         8.3872         Jun-08            12.0002           11.3697           11.6662
      Feb-04         6.5886            9.0478         7.8498         Jul-08            11.9976           11.2882           11.6217
      Mar-04         6.5887            8.8990         7.7744         Aug-08            12.3949           11.7459           12.0508
      Apr-04         7.0432            9.6784         8.3966         Sep-08            11.2657           10.6769           10.9533
      May-04         6.8085            9.2803         8.0790         Oct-08            13.2745           12.4931           12.8598
      Jun-04         6.3830            8.7771         7.6144         Nov-08            11.9873           11.3631           11.6558
      Jul-04         7.0434            9.6068         8.3629         Dec-08            11.6103           10.9288           11.2482
      Aug-04         6.5891            9.0665         7.8652         Jan-09            12.8086           12.1440           12.4553
      Sep-04         6.5892            9.0696         7.8678         Feb-09            11.9797           11.3592           11.6497
      Oct-04         6.8089            9.2959         8.0919         Mar-09            13.2604           12.3070           12.7530
      Nov-04         6.1900            8.5257         7.3958         Apr-09            11.9745           11.3566           11.6456
      Dec-04         7.2955            9.9666         8.6754         May-09            12.3710           11.6504           11.9872
      Jan-05         6.5895            9.0820         7.8781         Jun-09            11.2440           10.6659           10.9359
      Feb-05         7.2622            8.9763         8.1491         Jul-09            13.2490           12.4796           12.8388
      Mar-05         8.8754           10.7078         9.8241         Aug-09            11.9643           11.3515           11.6374
      Apr-05         7.9873            9.8780         8.9668         Sep-09            11.5880           10.9956           11.2718
      May-05         7.9867            9.8002         8.9269         Oct-09            12.7840           12.0450           12.3894
      Jun-05         7.7285            9.5633         8.6804         Nov-09            11.9567           11.3478           11.6313
      Jul-05         7.9856            9.8040         8.9296         Dec-09            11.9541           11.2653           11.5859
      Aug-05         8.3275            9.4240         8.8971         Jan-10            12.3499           11.7235           12.0149
      Sep-05         9.4750           10.7249        10.1247       * Feb-10            11.2248           10.6565           10.9208
      Oct-05         9.1580           10.2881         9.7458         Mar-10            13.2264            9.7640           11.3729
      Nov-05         8.5845            9.7213         9.1762         Apr-10            12.7676            9.4239           10.9768
      Dec-05         9.4714           10.6448        10.0825         May-10            12.3394            9.1065           10.6071
      Jan-06         8.8592           10.0432         9.4762         Jun-10            11.5658            8.5343            9.9406
      Feb-06         9.7189           10.1998         9.9697         Jul-10            12.7595            9.4138           10.9650
      Mar-06        11.5168           11.8196        11.6748         Aug-10            11.9338            8.8033           10.2539
      Apr-06        10.0291           10.5289        10.2900         Sep-10            11.9312            8.8002           10.2502
      May-06         9.7140           10.1241         9.9282         Oct-10            12.3263            9.0903           10.5881
      Jun-06        10.7171           11.2551        10.9983         Nov-10            11.2034            8.2610            9.6221
      Jul-06        10.3581           10.8054        10.5921         Dec-10            13.2012            9.7328           11.3364
      Aug-06        10.8433           10.6705        10.7529         Jan-11            11.9211            8.7878           10.2357
      Sep-06        11.5639           11.3811        11.4682         Feb-11            11.1963            8.2523            9.6119
      Oct-06        11.5616           11.2990        11.4240         Mar-11            13.6814           10.0827           11.7438
      Nov-06        11.1865           11.0123        11.0952         Apr-11            12.3107            9.0713           10.5657
      Dec-06        11.5571           11.2972        11.4208         May-11            12.3081            9.0681           10.5620
      Jan-07        10.5044           10.3493        10.4230         Jun-11            11.9085            8.7726           10.2177
      Feb-07        12.8002           12.1228        12.4445         Jul-11            12.3029            9.0619           10.5546
      Mar-07        13.2546           12.2919        12.7488         Aug-11            11.1821            8.2353            9.5918
      Apr-07        11.9694           11.3381        11.6375         Sep-11            12.7218            9.3680           10.9110
      May-07        11.9668           11.2576        11.5938         Oct-11            12.2951            9.0527           10.5437
      Jun-07        12.3631           11.7133        12.0211         Nov-11            11.5242            8.4840            9.8813
      Jul-07        12.3605           11.6364        11.9792         Dec-11            12.7137            9.3585           10.8997

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                     GROUP I LOAN     EFF. GROUP II        EFF. WAC
DISTRIBUTION DATE      CAP (%)         LOAN CAP (%)        CAP (%)
-----------------    ------------     -------------       ---------
     Jan-12            11.8910           8.7518           10.1930
     Feb-12            11.5170           8.4755            9.8711
     Mar-12            13.1595           9.6830           11.2774
     Apr-12            11.8835           8.7431           10.1826
     May-12            11.8810           8.7402           10.1791
     Jun-12            12.2745           9.0286           10.5149
     Jul-12            12.2719           9.0256           10.5114
     Aug-12            11.8736           8.7316           10.1689
     Sep-12            11.8711           8.7288           10.1655
     Oct-12            11.4978           8.4533            9.8445
     Nov-12            12.6846           9.3248           10.8593
     Dec-12            12.2592           9.0111           10.4938
     Jan-13            11.1424           8.1893            9.5367
     Feb-13            12.6767           9.3159           10.8485

* Represents the final month of the interest rate cap agreement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

APPENDIX A - INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

This transaction will contain a 1-month LIBOR interest rate cap agreement (the "Interest Rate Cap") with an initial notional amount of $81,754,710. The Interest Rate Cap will have a term of 84 months and a strike rate of 1-month LIBOR equal to 7.00% effective up to 1-month LIBOR equal to 10.00%. Interest Rate Cap payments will be available to pay basis risk shortfall carry forward amounts on the Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates in the manner described herein. The notional amount of the Interest Rate Cap will amortize as specified in the amortization schedule below.

                       INTEREST RATE CAP NOTIONAL                               INTEREST RATE CAP NOTIONAL
 DEAL AGE (MONTHS)             AMOUNT ($)              DEAL AGE (MONTHS)                AMOUNT ($)
------------------     --------------------------      -----------------        --------------------------
         1                     81,754,710                     29                        44,704,665
         2                     80,971,645                     30                        43,600,700
         3                     80,093,634                     31                        42,523,679
         4                     79,122,374                     32                        41,472,949
         5                     78,059,906                     33                        40,447,874
         6                     76,908,620                     34                        39,447,833
         7                     75,671,239                     35                        38,472,219
         8                     74,350,818                     36                        37,520,440
         9                     72,950,735                     37                        36,591,920
        10                     71,474,674                     38                        35,686,094
        11                     69,926,614                     39                        34,802,413
        12                     68,310,813                     40                        33,940,341
        13                     66,631,792                     41                        33,099,353
        14                     64,993,616                     42                        32,278,938
        15                     63,395,299                     43                        31,478,597
        16                     61,835,877                     44                        30,697,844
        17                     60,314,412                     45                        29,936,204
        18                     58,829,986                     46                        29,193,213
        19                     57,381,704                     47                        28,468,418
        20                     55,968,694                     48                        27,761,378
        21                     54,590,101                     49                        27,071,662
        22                     53,245,095                     50                        26,398,849
        23                     51,932,863                     51                        25,742,530
        24                     50,652,613                     52                        25,102,303
        25                     49,403,572                     53                        24,477,778
        26                     48,184,984                     54                        23,868,574
        27                     46,996,113                     55                        23,274,318
        28                     45,836,241                     56                        22,694,646

                          INTEREST RATE CAP
DEAL AGE (MONTHS)        NOTIONAL AMOUNT ($)
-----------------        -------------------
        57                    22,129,206
        58                    21,577,650
        59                    21,039,641
        60                    20,514,851
        61                    20,002,956
        62                    19,503,644
        63                    19,016,609
        64                    18,541,551
        65                    18,078,180
        66                    17,626,211
        67                    17,185,366
        68                    16,755,374
        69                    16,335,972
        70                    15,926,900
        71                    15,527,908
        72                    15,138,750
        73                    14,759,186
        74                    14,388,982
        75                    14,027,911
        76                    13,675,748
        77                    13,332,278
        78                    12,997,287
        79                    12,670,570
        80                    12,351,923
        81                    12,041,151
        82                    11,738,060
        83                    11,442,464
        84                    11,154,178


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS
                  SUBJECT TO COMPLETION DATED DECEMBER 23, 2002

                                 $23,984,000,000

                          MORTGAGE-BACKED CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

         GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.
                The date of this Prospectus is December 23, 2002.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
TABLE OF CONTENTS.............................................................i
PROSPECTUS SUPPLEMENT.........................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................1
RISK FACTORS..................................................................2
   You May Have Difficulty Selling The Securities.............................2
   Book-Entry Securities May Delay Receipt of Payment and Reports.............2
   Your Return on an Investment in The Securities Is Uncertain................2
   Interest Only and Principal Only Securities Involve Additional Risk........3
   Subordinated Securities Involve More Risks and May Incur Losses............3
   Trust or Trust Fund Assets Are the Only Source of Payments on the
     Securities...............................................................4
   The Concentration of Mortgage Assets in Specific Geographic Areas May
     Increase the Risk of Loss................................................4
   Financial Instruments May Not Avoid Losses.................................4
   Environmental Conditions Affecting Mortgaged Properties May Result in
     Losses...................................................................4
   Security Interests in Manufactured Homes May Be Lost.......................5
   Residential Real Estate Values May Fluctuate and Adversely Affect Your
     Investment in the Securities.............................................5
   The Securities Are Not Suitable Investments for All Investors..............6
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash.........6
THE TRUSTS OR TRUST FUNDS.....................................................6
   The Mortgage Loans - General...............................................8
   Single Family and Cooperative Loans.......................................11
   Multifamily Loans.........................................................11
   Manufactured Housing Contracts............................................12
   Agency Securities.........................................................13
   Private Mortgage-Backed Securities........................................18
   U.S. Government Securities................................................20
   FASITS....................................................................20
   Substitution of Mortgage Assets...........................................20
   Pre-Funding and Capitalized Interest Accounts.............................21
USE OF PROCEEDS..............................................................21
THE SELLER...................................................................22
THE MORTGAGE LOANS...........................................................22
   Underwriting Standards....................................................22
   Qualifications of Lenders.................................................23
   Representations by Lenders; Repurchases...................................24
   Optional Purchase of Defaulted Loans......................................25
DESCRIPTION OF THE SECURITIES................................................25
   General...................................................................26
   Distributions on Securities...............................................28
   Advances..................................................................30
   Reports to Securityholders................................................30
   Book-Entry Registration...................................................31
CREDIT ENHANCEMENT...........................................................35
   General...................................................................35
   Subordination.............................................................36
   Pool Insurance Policies...................................................37
   Special Hazard Insurance Policies.........................................38
   Bankruptcy Bonds..........................................................39
   FHA Insurance; VA Guarantees..............................................40
   FHA Insurance on Multifamily Loans........................................44
   Reserve and Other Accounts................................................44
   Other Insurance, Guarantees and Similar Instruments or Agreements.........45
   Cross Support.............................................................45
YIELD AND PREPAYMENT CONSIDERATIONS..........................................46
ADMINISTRATION...............................................................48
   Assignment of Mortgage Assets.............................................48
   Payments on Mortgage Loans; Deposits to Accounts..........................50
   Sub-Servicing by Lenders..................................................52
   Collection Procedures.....................................................53
   Hazard Insurance..........................................................54

   Realization Upon Defaulted Mortgage Loans.................................55
   Servicing and Other Compensation and Payment of Expenses..................58
   Evidence as to Compliance.................................................58
   Certain Matters Regarding the Master Servicer and Us......................59
   Events of Default; Rights Upon Event of Default...........................60
   The Trustee...............................................................62
   Duties of the Trustee.....................................................63
   Resignation of Trustee....................................................63
   Amendment.................................................................63
   Termination; Optional Termination.........................................64
LEGAL ASPECTS OF THE MORTGAGE LOANS..........................................65
   General...................................................................65
   Foreclosure/Repossession..................................................69
   Rights Of Redemption......................................................72
   Anti-Deficiency Legislation And Other Limitations On Lenders..............73
   Due-On-Sale Clauses.......................................................74
   Prepayment Charges........................................................75
   Subordinate Financing.....................................................75
   Applicability of Usury Laws...............................................76
   Soldiers' and Sailors' Civil Relief Act...................................76
   Product Liability and Related Litigation..................................77
   Environmental Considerations..............................................77
   Forfeiture for Drug, RICO and Money Laundering Violations.................79
   Other Legal Considerations................................................79
FEDERAL INCOME TAX CONSEQUENCES..............................................80
   General...................................................................80
   Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and
     Other Debt Instruments..................................................81
   Tax Treatment of Holders of FASIT Regular Interests.......................82
   OID.......................................................................82
   Market Discount...........................................................86
   Amortizable Premium.......................................................87
   Consequences of Realized Losses...........................................88
   Gain or Loss on Disposition...............................................88
   Taxation of Certain Foreign Holders of Debt Instruments...................89
   Backup Withholding........................................................90
   Reporting and Tax Administration..........................................90
   Tax Treatment of REMIC Residual Interests.................................91
   Special Considerations for Certain Types of Investors.....................95
   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium...97
   REMIC-Level Taxes.........................................................97
   REMIC Qualification.......................................................98
   FASIT Securities..........................................................98
   FASIT Qualification.......................................................99
   Tax Information Reporting of FASIT Securities............................100
   Grantor Trusts...........................................................100
   Tax Treatment of the Grantor Trust Security..............................100
   Treatment of Pass-Through Securities.....................................101
   Treatment of Strip Securities............................................101
   Determination of Income with Respect to Strip Securities.................102
   Purchase of Complementary Classes of Strip Securities....................103
   Possible Alternative Characterizations of Strip Securities...............103
   Limitations on Deductions With Respect to Strip Securities...............104
   Sale of a Grantor Trust Security.........................................104
   Taxation of Certain Foreign Holders of Grantor Trust Securities..........104
   Backup Withholding of Grantor Trust Securities...........................105
   Reporting and Tax Administration of Grantor Trust Securities.............105
   Taxation of Owners of Owner Trust Securities.............................105
   Partnership Taxation.....................................................106
   Discount and Premium of Mortgage Loans...................................107
   Section 708 Termination..................................................107
   Gain or Loss on Disposition of Partnership Securities....................107
   Allocations Between Transferors and Transferees..........................108
   Section 731 Distributions................................................108

   Section 754 Election.....................................................108
   Administrative Matters...................................................108
   Tax Consequences to Foreign Securityholders of a Partnership Trust.......109
   Backup Withholding on Partnership Securities.............................110
STATE TAX CONSEQUENCES......................................................110
ERISA CONSIDERATIONS........................................................110
   General..................................................................110
   ERISA Considerations Relating to Certificates............................111
   Underwriter Exemption....................................................112
   ERISA Considerations Relating to Notes...................................119
LEGAL INVESTMENT............................................................120
METHOD OF DISTRIBUTION......................................................122
LEGAL MATTERS...............................................................122
FINANCIAL INFORMATION.......................................................123
   Ratings..................................................................123
WHERE YOU CAN FIND MORE INFORMATION.........................................123
INDEX.......................................................................124

                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                               Samuel Ramos, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

     o OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELD. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

         Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

         A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

          The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

         A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1. a mortgage pool*comprised of:

     o SINGLE FAMILY LOANS. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

     o MULTIFAMILY LOANS. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

     o COOPERATIVE LOANS. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or

     o MANUFACTURED HOUSING CONTRACTS. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;

         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.


--------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

         As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

     o the type of property securing the mortgage loans (E.G., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

     o the earliest origination date and latest maturity date of any of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more master servicer is appointed for a related series (a "MASTER SERVICER"), such Master Servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

     o    the date of origination of the manufactured housing contracts;

     o    the accrual percentage rates on the manufactured housing contracts;

     o    the manufactured housing contract Loan-to-Value Ratios;

     o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

     o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

     o    the original maturities of the manufactured housing contracts; and

     o    the last maturity date of any manufactured housing contract.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL HOME LOAN MORTGAGE CORPORATION. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         OTHER AGENCY SECURITIES. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities either (1) (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

     1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

     2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

          o    the payment features of such mortgage loans,

          o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

          o the servicing fee or range of servicing fees with respect to the mortgage loans,

          o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

          o    delinquency experience with respect to the mortgage loans,

     3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

     4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

     5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

     6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

UNDERWRITING STANDARDS

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         RE-UNDERWRITING. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

QUALIFICATIONS OF LENDERS

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY LENDERS; REPURCHASES

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

     o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

     o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

     o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the mortgaged property,

     o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

     o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:


                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                          Attention: Samuel Ramos, Esq.

GENERAL

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

     o    U.S. Government Securities; and

     o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees or similar instruments,

     o U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

     o    other agreements.

         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; PROVIDED, HOWEVER, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         AVAILABLE FUNDS. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         UNSCHEDULED DISTRIBUTIONS. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (I.E., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (I.E., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "CLEARSTREAM." The Euroclear System is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, SOCIETE ANONYME, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o    any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES

FHA LOANS

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING Act"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

EFFECTIVE RATE   EFFECTIVE DATE       PRIOR TO          EFFECTIVE RATE   EFFECTIVE DATE       PRIOR TO
   (PERCENT):     ON OR AFTER                              (PERCENT):     ON OR AFTER
--------------   --------------     ------------        --------------   --------------     ------------
     7 3/4        July 1, 1978      Jan. 1, 1979             8 3/4        Jan. 1, 1991      July 1, 1991
     8            Jan. 1, 1979      July 1, 1979             8 1/2        July 1, 1991      Jan. 1, 1992
     8 1/4        July 1, 1979      Jan. 1, 1980             8            Jan. 1, 1992      July 1, 1992
     9 1/2        Jan. 1, 1980      July 1, 1980             8            July 1, 1992      Jan. 1, 1993
     9 7/8        July 1, 1980      Jan. 1, 1981             7 3/4        Jan. 1, 1993      July 1, 1993
    11 3/4        Jan. 1, 1981      July 1, 1981             7            July 1, 1993      Jan. 1, 1994
    12 7/8        July 1, 1981      Jan. 1, 1982             6 5/8        Jan. 1, 1994      July 1, 1994
    12 3/4        Jan. 1, 1982      Jan. 1, 1983             7 3/4        July 1, 1994      Jan. 1, 1995
    10 1/4        Jan. 1, 1983      July 1, 1983             8 3/8        Jan. 1, 1995      July 1, 1995
    10 3/8        July 1, 1983      Jan. 1, 1984             7 1/4        July 1, 1995      Jan. 1, 1996
    11 1/2        Jan. 1, 1984      July 1, 1984             6 1/2        Jan. 1, 1996      July 1, 1996
    13 3/8        July 1, 1984      Jan. 1, 1985             7 1/4        July 1, 1996      Jan. 1, 1997
    11 5/8        Jan. 1, 1985      July 1, 1985             6 3/4        Jan. 1, 1997      July 1, 1997
    11 1/8        July 1, 1985      Jan. 1, 1986             7 1/8        July 1, 1997      Jan. 1, 1998
    10 1/4        Jan. 1, 1986      July 1, 1986             6 3/8        Jan. 1, 1988      July 1, 1998
     8 1/4        July 1, 1986      Jan. 1, 1987             6 1/8        July 1, 1998      Jan. 1, 1999
     8            Jan. 1, 1987      July 1, 1987             5 1/2        Jan. 1, 1999      July 1, 1999
     9            July 1, 1987      Jan. 1, 1988             6 1/8        July 1, 1999      Jan. 1, 2000
     9 1/8        Jan. 1, 1988      July 1, 1988             6 1/2        Jan. 1, 2000      July 1, 2000
     9 3/8        July 1, 1988      Jan. 1, 1989             6 1/2        July 1, 2000      Jan. 1, 2001
     9 1/4        Jan. 1, 1989      July 1, 1989             6            Jan. 1, 2001      July 1, 2001
     9            July 1, 1989      Jan. 1, 1990             5 7/8        July 1, 2001      Jan. 1, 2002
     8 1/8        Jan. 1, 1990      July 1, 1990             5 1/4        Jan. 1, 2002      July 1, 2002
     9            July 1, 1990      Jan. 1, 1991             5 3/4        July 1, 2002      Jan. 1, 2003

VA LOANS

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased PRO RATA with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, PLUS accrued and unpaid interest and certain expenses.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.



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


                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans - Soldiers' and Sailors' Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on



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


the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).



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


                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF THE MORTGAGE LOANS. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):



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


     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         ASSIGNMENT OF AGENCY SECURITIES. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

     o    an account or accounts otherwise acceptable to each rating agency.

The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account.

With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate



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the maturity of such mortgage loan under any applicable due-on-sale clause. The
Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or



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


repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY INSURANCE POLICIES. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related



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


prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),

     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

         RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

     o    advance or discharge:

          a.   all hazard insurance policy premiums and

          b.   as necessary and approved in advance by the primary insurer:

               1.   real estate property taxes,



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


               2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

               3.   mortgaged property sales expenses,

               4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

               5. foreclosure costs, including court costs and reasonable attorneys' fees;

               6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

               7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.



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         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         RECOVERIES UNDER FHA INSURANCE AND VA GUARANTEES. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with



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the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program
for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.



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         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT; MASTER SERVICING AGREEMENT. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("PERCENTAGE INTERESTS") evidenced by such class; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.



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         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         INDENTURE. An event of default under the indenture for each series of notes will include:

     o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,



                                       61
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     o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee,



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which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

     o    to cure any ambiguity;



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     o    to correct any defective provisions or to correct or supplement any provision in the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

     o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures,



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specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (I.E., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         CONDOMINIUMS. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether



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or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         COOPERATIVE LOANS. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         HIGH COST LOANS. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "HIGH COST LOANS"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination



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costs in excess of certain prescribed levels. Purchasers or assignees of any
High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         MANUFACTURED HOUSING CONTRACTS. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an



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interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.



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         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs,



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including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         COOPERATIVE LOANS. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value



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of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

         MANUFACTURED HOUSING CONTRACTS. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         HOME EQUITY LOANS. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material



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misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; PROVIDED that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     GENERAL

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale



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statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy



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jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or



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conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can
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delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master



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Servicer to collect full amounts of interest on certain of the mortgage loans.
In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA



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in the event the property was environmentally contaminated. The Asset
Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT ") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of
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an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the most senior class of certificates, so long as they are outstanding, and thereafter, the holders of the subordinate class of certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the Master Servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.



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                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by Cadwalader, Wickersham & Taft and by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITS"), market discount, and stripped debt securities), and the regulations that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

GENERAL

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, Cadwalader, Wickersham & Taft or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities



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("GRANTOR TRUST SECURITIES"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or
(v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         MISCELLANEOUS ITEMIZED DEDUCTIONS. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") -- will be reduced by the lesser of:

     o    the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.



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         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences - General - Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS

         GENERAL. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC Certificates --Gain or Loss on Disposition" in this prospectus.

         TAXATION OF HOLDERS OF HIGH-YIELD INTERESTS. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.



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


         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

         OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

          o    may be deferred, or

          o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a DE MINIMIS rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include DE MINIMIS OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on



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


such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of
(i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over
(ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         ALL OID ELECTION. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, and DE MINIMIS market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All



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OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         VARIABLE RATE INSTRUMENTS. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate



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


or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (I.E., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         ANTI-ABUSE RULE. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, I.E., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- E.G., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.



                                       87
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         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- E.G., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- I.E., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain



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or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

         REMIC REGULAR INTERESTS, CERTAIN FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders, Debt Instruments may be subject to either a 30% withholding tax or backup withholding of up to 30%, subject to reduction through 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.



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          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.


BACKUP WITHHOLDING

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate will not exceed 30%, subject to reduction through 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

         REMIC REGULAR CERTIFICATES. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         RESIDUAL CERTIFICATES. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to



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permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

         OVERVIEW. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

         TAXATION OF RESIDUAL CERTIFICATEHOLDERS. Each Residual
Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be



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aware that, because of the way in which REMIC taxable income is calculated, a
Residual Certificateholder may recognize "phantom" income -- I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.



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         LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. Generally, a
Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- I.E., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and



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         (iv) One of the following two following tests is satisfied: Either:

                  (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                           (1) any consideration given to the transferee to
                  acquire the interest,

                           (2) the expected future distributions on the
                  interest, and

                           (3) any anticipated tax savings associated with
                  holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                  (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         OWNERSHIP OF RESIDUAL CERTIFICATES BY DISQUALIFIED ORGANIZATIONS. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         FIRST, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         SECOND, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a



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transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         THIRD, the Code imposes an annual tax on any pass-through entity -- I.E., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

         DEALERS IN SECURITIES. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         INDIVIDUALS AND PASS-THROUGH ENTITIES. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In



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some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         EMPLOYEE BENEFIT PLANS. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITS, RICS, AND OTHERS. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         FOREIGN RESIDUAL CERTIFICATEHOLDERS. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual



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Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- I.E., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

         THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         DISPOSITION OF RESIDUAL CERTIFICATES. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

REMIC-LEVEL TAXES

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate.



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In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

FASIT SECURITIES

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of



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a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders
-- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT QUALIFICATION

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "INTERESTS TEST") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.

         TAXATION OF HOLDERS OF FASIT OWNERSHIP INTERESTS. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of



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permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

TAX INFORMATION REPORTING OF FASIT SECURITIES

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

GRANTOR TRUSTS

         TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

         The types of Grantor Trust Securities offered in a series may include:

     o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the



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subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

         The holder of a Pass-Through Security ("PASS-THROUGH SECURITYHOLDER") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.

TREATMENT OF STRIP SECURITIES

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon



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is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an aggregation approach similar to the Aggregation Rule may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES



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         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

         Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed



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of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

SALE OF A GRANTOR TRUST SECURITY

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,



                                      104
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     o    the foreign person is not a 10% shareholder within the meaning of Code
          Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 31% backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.



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PARTNERSHIP TAXATION

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial



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owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's



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


income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.



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


         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         PLAN ASSETS. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

     o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         FIRST, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         SECOND, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "LOANS.").

         THIRD, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         FOURTH, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").

         FIFTH, the trustee generally cannot be an affiliate of any member of the "RESTRICTED GROUP" which consists of any:

     o    underwriter as defined in the Exemption;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;

     o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Note that the DOL has indicated that it anticipates amending the Exemption to permit the Trustee to be an affiliate of an underwriter (as defined in the Exemption).

         SIXTH, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         SEVENTH, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         TYPES OF TRUST FUNDS. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         DESIGNATED TRANSACTIONS. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:



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


          (a) the outstanding principal balance due under the loan which is held by the trust fund AND

          (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         INSURANCE COMPANY GENERAL ACCOUNTS. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o    is an "eligible Swap";

     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "ELIGIBLE SWAP" is one which:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o    has a notional amount that does not exceed either:

          (a) the principal balance of the class of certificates to which the Swap relates, or

          (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");



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     o    is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

     o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

         An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         FIRST, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).



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


         SECOND, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         THIRD, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.
         FOURTH, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         FIFTH, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         SIXTH, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         SEVENTH, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

         EIGHTH, certain disclosure requirements must be met.

         REVOLVING POOL FEATURES. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."



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


         LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "EXCLUDED PLAN" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."



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


         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 97-34 when purchased, PTE 97-34 would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 97-34 and were issued as a Callable Class, the exercise of the call would be covered under PTE 97-34. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 97-34 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

         SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will



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


constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act.....................................................78
30% Test......................................................................97
Acceptable Investments.......................................................119
Accounts......................................................................26
accrual securities............................................................28
additional loans.............................................................118
agency securities..............................................................7
Agreement......................................................................8
Allowable Interest Rate......................................................116
Allowable Notional Amount....................................................116
Amendment....................................................................114
Applicable Amount.............................................................81
Assignment Program............................................................41
Available Funds...............................................................28
average interest rate........................................................118
Call Class....................................................................27
Callable Class................................................................27
capitalized interest accounts.................................................21
CERCLA........................................................................78
Clearstream...................................................................31
Code..........................................................................20
Complementary Securities.....................................................104
Contingent Payment Obligations................................................86
Contingent Payment Regulations................................................86
Cooperative loans..............................................................7
current principal amount......................................................29
Current Recognition Election..................................................87
Debt Instruments..............................................................83
Debt Securities...............................................................81
Definitive Securities.........................................................32
Designated Transactions......................................................115
Disqualified Organization.....................................................95
disqualified persons.........................................................111
DOL Pre-Funding Period.......................................................118
DTC...........................................................................31
eligible counterparty........................................................116
eligible Swap................................................................116
eligible yield supplement agreement..........................................117
Euroclear.....................................................................31
excess inclusion income.......................................................92
Excluded Plan................................................................119
Exemption....................................................................113
EYS Agreement................................................................117
Fannie Mae....................................................................15
FASITs........................................................................80
FHA...........................................................................40
FHA Debenture Rate............................................................42

Financial Intermediary........................................................32
foreign person................................................................90
foreign person certification..................................................90
Freddie Mac...................................................................16
FTC...........................................................................74
Garn-St. Germain Act..........................................................75
GNMA..........................................................................13
GNMA I Certificate............................................................13
GNMA II Certificate...........................................................13
Grantor Trust................................................................100
Grantor Trust Securities......................................................81
High Cost Loans...............................................................67
Housing Act...................................................................13
HUD...........................................................................40
Insurance Proceeds............................................................51
Interest Weighted Certificate.................................................85
interests test................................................................99
Investor-Based Exemptions....................................................120
IO Securities................................................................101
IRS...........................................................................81
lenders........................................................................7
Liquidation Expenses..........................................................51
Liquidation Proceeds..........................................................51
loans........................................................................113
Loan-to-Value Ratio...........................................................10
manufactured homes............................................................12
manufactured housing contracts.................................................7
Mark-to-Market Regulations....................................................96
Master Servicer...............................................................10
Mortgage......................................................................49
mortgage loans.................................................................7
mortgage pool................................................................112
mortgage pool pass-through certificate.......................................112 multifamily loans..............................................................7
Multiple Rate VRDI............................................................86
National Housing Act..........................................................40
Net Series Rate..............................................................104
new partnership..............................................................107
Non-ratings dependent Swaps..................................................117
Offering Documents...........................................................118
OID...........................................................................81
OID Regulations...............................................................83
old partnership..............................................................107
Ordinary Ratio Security......................................................103
Owner Trust..................................................................106
Owner Trust Securities........................................................81
Participant...................................................................31
parties in interest..........................................................111
Pass-Through Securityholder..................................................101
Past-Through Securities......................................................101
Percentage Interests..........................................................61
Permitted Investments.........................................................45
Plan.........................................................................111

Plan Asset Regulations.......................................................111
PMBS pooling and servicing agreement..........................................18
PMBS servicer.................................................................18
PMBS trustee..................................................................18
PO Securities................................................................101
pre-funding accounts..........................................................21
Pre-Funding Limit............................................................118
Prepayable Obligations........................................................83
Prepayment Assumption.........................................................83
primary insurance policy.......................................................8
primary insurer...............................................................56
Principal Prepayments.........................................................29
privately issued mortgage-backed securities....................................7
Protected Account.............................................................50
PTCE 83-1....................................................................112
PTCE 84-14...................................................................117
PTCE 95-60...................................................................115
PTCE 96-23...................................................................117
PTE 2000-58..................................................................113
QPAM.........................................................................117
QSI...........................................................................84
qualified plan investor......................................................116
Qualifying REIT Interest......................................................97
rating agency................................................................113
ratings dependent Swaps......................................................117
Ratio Securities.............................................................101
RCRA..........................................................................78
Refinance Loan................................................................10
REITs.........................................................................80
REMICs........................................................................28
Restricted Group.............................................................114
Retained Interest.............................................................26
Rules.........................................................................32
Securities Account............................................................52
single family loans............................................................7
Single Rate VRDI..............................................................86
single-class REMICs...........................................................82
SMMEA........................................................................121
Strip Securities.............................................................101
Stripping Regulations........................................................102
Swap.........................................................................115
Swap Agreement...............................................................115
Tax Administrator.............................................................82
Tax Counsel...................................................................81
TIN...........................................................................90
TMP...........................................................................91
U.S. Government Securities....................................................20
UBTI..........................................................................92
UCC...........................................................................67
United States Housing Act.....................................................40
VA ...........................................................................43
VA Entitlement Percentage.....................................................44
VRDI..........................................................................85

WAM...........................................................................84
Weighted Average Certificates.................................................86

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE SECURITIES IN ANY STATES WHERE IT IS NOT PERMITTED.

                                   ----------


                          GS MORTGAGE SECURITIES CORP.
                                    DEPOSITOR


                            LITTON LOAN SERVICING LP
                                    SERVICER


                                   ----------


DEALER PROSPECTUS DELIVERY OBLIGATION. UNTIL MAY 22, 2003 (90 DAYS AFTER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS
================================================================================


================================================================================

                                  $203,749,000
                                (Approximate)(1)


                                      GSAMP
                                 TRUST 2003-NC1


                              $90,637,000 CLASS A-1
                           VARIABLE RATE CERTIFICATES
                             $64,437,000 CLASS A-2A
                           VARIABLE RATE CERTIFICATES
                             $25,546,000 CLASS A-2B
                           VARIABLE RATE CERTIFICATES
                              $12,335,000 CLASS M-1
                           VARIABLE RATE CERTIFICATES
                              $10,794,000 CLASS M-2
                           VARIABLE RATE CERTIFICATES


                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------


                              GOLDMAN, SACHS & CO.
                         Bank One Capital Markets, Inc.


----------
(1)  Subject to variance of +/- 5%.
================================================================================